Exhibit 4.1

EXECUTION VERSION

AMENDMENT No. 1, dated as of April 2, 2013 (this “Amendment”), to the Credit Agreement, dated as of March 28, 2012, by and among TELESAT CANADA (the “Canadian Borrower”), TELESAT LLC (the “U.S. Borrower”, and, together with the Canadian Borrower, the “Borrowers” and, each, a “Borrower”), TELESAT HOLDINGS INC. (“Holdings”), the Guarantors party thereto, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (each a “Lender” and, collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”), Collateral Agent, Swingline Lender and L/C Issuer (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;

WHEREAS, Section 9.08 of the Credit Agreement provides that the Administrative Agent, the relevant Loan Parties, the applicable Term Lenders, the Required Lenders and, under certain circumstances, Lenders holding a majority of a particular Facility may amend the Credit Agreement and the other Loan Documents for certain purposes, including to refinance existing term loans under the Credit Agreement;

WHEREAS, (i) each Amendment No. 1 Consenting Lender (as defined in Exhibit A) has agreed, on the terms and conditions set forth herein, to have its outstanding Canadian Term B-1 Loans (as defined in Exhibit A) and/or U.S. Term B-1 Loans (as defined in Exhibit A) (x) if such Lender delivers a Consent (as defined below) indicating an election for the “Cashless Settlement Option”, converted into a like principal amount (or such lesser amount as notified to such Lender in writing by the Administrative Agent) of Canadian Term B-2 Loans (as defined in Exhibit A) and/or U.S. Term B-2 Loans (as defined in Exhibit A), as applicable, effective as of the Amendment No. 1 Effective Date (as defined below) or (y) if such Lender delivers a Consent indicating an election for the “Post-Closing Settlement Option”, repaid on the Amendment No. 1 Effective Date and such Lender shall purchase by assignment Canadian Term B-2 Loans and/or U.S. Term B-2 Loans from the Additional Canadian Term B-2 Lender and Additional U.S. Term B-2 Lender, respectively, in a like principal amount (or such lesser amount as notified to such Lender in writing by the Administrative Agent) as the Canadian Term B-1 Loans and/or U.S. Term B-1 Loans, as applicable, of such Lender that were repaid (it being understood that no Term B-1 Loans repaid pursuant to this clause (y) shall be deemed to be Converted Canadian Term Loans or Converted U.S. Term Loans, as applicable, for purposes of Exhibit A), (ii) if not all outstanding Canadian Term B-1 Loans and U.S. Term B-1 Loans are converted as described in clause (i)(x) above, the Additional Canadian Term B-2 Lender (as defined in Exhibit A) and the Additional U.S. Term B-2 Lender (as defined in Exhibit A) have agreed to make additional Canadian Term B-2 Loans and U.S. Term B-2 Loans, respectively, in a principal amount equal to the principal amount of any outstanding Canadian Term B-1 Loans and U.S. Term B-1 Loans, respectively, that were not converted into Term B-2 Loans on the Amendment No. 1 Effective Date, the proceeds of which shall be applied solely to repay in full such then outstanding non-converted Term B-1 Loans, (iii) except as described in clauses (i) and (ii) above, no other Loans shall be repaid as a result of such transactions and (iv) immediately after giving effect to clauses (i) and (ii) above, up to an aggregate principal amount of CND$33,700,000 of the Canadian Term B-2 Loans may be reallocated on a one Canadian Dollar for one Dollar basis to U.S. Term B-2 Loans pursuant to Section 2.01(e) of the Credit Agreement (collectively, the “refinancing transaction”);

WHEREAS, upon consummation of the refinancing transaction on the Amendment No.1 Effective Date (but prior to any exercise of clause (iv) of the definition of “refinancing transaction”), outstanding Canadian Term B-1 Loans will be replaced with Canadian Term B-2 Loans in an aggregate principal amount equal to the aggregate principal amount of Canadian Term B-1 Loans outstanding immedi-

ately prior to the consummation of the refinancing transaction and outstanding U.S. Term B-1 Loans will be replaced with U.S. Term B-2 Loans in an aggregate principal amount equal to the aggregate principal amount of U.S. Term B-1 Loans outstanding immediately prior to the consummation of the refinancing transaction.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.          Amendment. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

Section 2.          Representations and Warranties, No Default. The Borrowers hereby represent and warrant that as of the Amendment No. 1 Effective Date (as defined below), after giving effect to this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) all representations and warranties made by any Loan Party contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date hereof or on such earlier date, as the case may be (after giving effect to such qualification).

Section 3.          Effectiveness. This Amendment shall become effective on the date (such date, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied:

(i)          Consents. The Administrative Agent shall have received an executed signature page to this Amendment (each, a “Consent”) from Lenders constituting the Required Lenders, the Term B-2 Lenders, Lenders holding a majority of the Term Loan A Facility and each Loan Party;

(ii)         Joinder Agreement. The Additional Canadian Term B-2 Lender and the Additional U.S. Term B-2 Lender shall have entered into and the Borrowers and the Administrative Agent shall have acknowledged the Joinder Agreement (as defined in Exhibit A);

(iii)        Fees. The Administrative Agent and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC (collectively, the “Amendment No. 1 Lead Arrangers”) shall have received the fees in the amounts previously agreed in writing by the Amendment No. 1 Lead Arranger to be received on the Amendment No. 1 Effective Date, and all reasonable and documented expenses for which invoices have been presented prior to the Amendment No. 1 Effective Date;

(iv)        Legal Opinions. The Administrative Agent shall have received favorable legal opinions of (1) Wachtell, Lipton, Rosen & Katz, counsel to the Loan Parties, (2) Prickett, Jones & Elliott, P.A., Delaware counsel to the Loan Parties, (3) Chris DiFrancesco, in-house counsel to the Loan Parties, and (4) Stikeman Elliott LLP, Canadian counsel to the Loan Parties, each covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent;

(v)         Officer’s Certificate. The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrowers dated the Amendment No. 1 Effective Date certifying that (a) all representations and warranties made by any Loan Party contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Amendment No. 1 Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Amendment No. 1 Effective Date or on such earlier date, as the case may be (after giving effect to such qualification) and (b) no Default, shall have occurred and be continuing; and

(vi)        Closing Certificates. The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization (or a certification from each Loan Party that there have been no changes other than changes specified in the certification to the certificate or articles of incorporation or organization, including all amendments thereto, that were delivered to the Administrative Agent on the Closing Date), (ii) a certificate as to the good standing (where relevant) of each Loan Party organized in the United States or Canada as of a recent date, from such Secretary of State or similar Governmental Authority and (iii) a certificate of a manager, director, Secretary or Assistant Secretary or similar officer of each Loan Party dated the Amendment No. 1 Effective Date and certifying that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Amendment No. 1 Effective Date (or a certification from each Loan Party that there have been no changes other than changes specified in the certification to the by-laws or operating (or limited liability company) agreement, including all amendments thereto, that were delivered to the Administrative Agent on the Closing Date).

Section 4.          Consent.  Each party hereto (x) consents to the refinancing transaction and (y) agrees, as applicable, not to make any claims to the Borrower pursuant to Section 2.17 of the Credit Agreement with respect to any loss or expense that such Lender may sustain or incur as a consequence of any event caused by the prepayment of its Term B-1 Loans on the Amendment No. 1 Effective Date.

Section 5.          Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6.          Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7.          Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, con-

dition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the grant of its Liens on the Collateral made by it pursuant to the Security Documents. From and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TELESAT HOLDINGS INC.
TELESAT INTERCO INC.
TELESAT CANADA
TELESAT SATELLITE GP, LLC
By:	Telesat Canada, as sole member

TELESAT SATELLITE LP
By:	Telesat Satellite GP, LLC, as general partner
By:	Telesat Canada, as sole member

By:	/s/ Christopher S. DiFrancesco
Name:	Christopher S. DiFrancesco
Title:	Vice President, General Counsel, and Secretary

[Amendment No. 1]

SKYNET SATELLITE CORPORATION
TELESAT INTERNATIONAL, L.L.C.
By:	Skynet Satellite Corporation, as sole member

TELESAT BRAZIL HOLDINGS LLC
By:	Skynet Satellite Corporation, as sole member

TELESAT NETWORK SERVICES, INC.
TELESAT NETWORK SERVICES INTERNATIONAL, INC.

TELESAT NS HOLDINGS, L.L.C.
By:	Telesat Network Services, Inc., as sole member

TELESAT NETWORK SERVICES HOLDINGS L.L.C.
By:	Telesat Network Services, Inc., as sole member

TELESAT SATELLITE HOLDINGS CORPORATION
INFOSAT ABLE HOLDINGS, INC.
INFOSAT COMMUNICATIONS GP INC.
INFOSAT COMMUNICATIONS LP
By:	Infosat Communications GP Inc., as general partner

By:	/s/ Christopher S. DiFrancesco
Name:	Christopher S. DiFrancesco
Title:	Secretary

[Amendment No. 1]

ABLE INFOSAT COMMUNICATIONS, INC.

By:	/s/ Michelle Williamson
Name:	Michelle Williamson
Title:	General Manager

[Amendment No. 1]

TELESAT LLC

By:	/s/ Michel G. Cayouette
Name:	Michel G. Cayouette
Title:	Chief Financial Officer and Treasurer

[Amendment No. 1]

EXECUTED and DELIVERED as a DEED
for and on behalf of
TELESAT (IOM) LIMITED

By:	/s/ Christopher S. DiFrancesco
Name:	Christopher S. DiFrancesco
Title:	Director

[Amendment No. 1]

Telesat Brasil Capacidade de Satélites Ltda.
Telesat Brasil Ltda.
Telesat Serviços de Telecomunicação Ltda.
Telesat Space Participações Ltda.

By:	/s/ Mauro Wajnberg
Name:	Mauro Wajnberg
Title:	Officer

[Amendment No. 1]

JPMorgan Chase Bank, N.A.,
as Administrative Agent, Collateral Agent, Swingline Lender and L/C Issuer

By:	/s/ Goh Siew Tan
Name: Goh Siew Tan
Title: Vice President

[Amendment No. 1]

Term B Lenders

The undersigned Term B Lender hereby irrevocably and unconditionally approves the Amendment and consents as follows (check as applicable):

Cashless Settlement Option

☐	to convert 100% of the outstanding principal amount of the Canadian Term B-1 Loan held by such Lender (or such lesser amount as notified to such Lender in writing by the Administrative Agent) into a Canadian Term B-2 Loan in a like principal amount.

☐	to convert 100% of the outstanding principal amount of the U.S. Term B-1 Loan held by such Lender (or such lesser amount as notified to such Lender in writing by the Administrative Agent) into a U.S. Term B-2 Loan in a like principal amount.

Post-Closing Settlement Option

☐	to have 100% of the outstanding principal amount of the Canadian Term B-1 Loan held by such Lender repaid on the Amendment No. 1 Effective Date and to purchase by assignment a like principal amount of Canadian Term B-2 Loans (or such lesser amount as notified to such Lender in writing by the Administrative Agent).

☐	to have 100% of the outstanding principal amount of the U.S. Term B-1 Loan held by such Lender repaid on the Amendment No. 1 Effective Date and to purchase by assignment a like principal amount of U.S. Term B-2 Loans (or such lesser amount as notified to such Lender in writing by the Administrative Agent).

________________________________________,
(Name of Institution)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

[Amendment No. 1]

Term A Lenders

The undersigned Term A Lender hereby irrevocably and unconditionally approves the Amendment.

________________________________________,
(Name of Institution)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

[Amendment No. 1]

Revolving Facility Lenders

The undersigned Revolving Facility Lender hereby irrevocably and unconditionally approves the Amendment.

________________________________________,
(Name of Institution)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

[Amendment No. 1]

~~EXECUTION VERSION~~EXHIBIT A

CREDIT AGREEMENT

Dated as of March 28, ~~2012~~2012,

as Amended by Amendment No. 1 on April 2, 2013

among

TELESAT HOLDINGS INC.,
as Holdings

TELESAT CANADA,
as Canadian Borrower

TELESAT LLC,
as U.S. Borrower

THE GUARANTORS PARTY HERETO

THE LENDERS PARTY HERETO

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent, Swingline Lender and L/C Issuer

CANADIAN IMPERIAL BANK OF COMMERCE
and
J.P. MORGAN SECURITIES LLC,
as Joint Lead Arrangers and Joint Book Runners
for the Revolving Facility and Term A Loan Facility

CREDIT SUISSE SECURITIES (USA) LLC,

MORGAN STANLEY SENIOR FUNDING, INC.,
UBS SECURITIES LLC

and

ING BANK OF CANADA,
as Co-Managers and Co-Documentation Agents for the Revolving Facility
and the Term A Loan Facility

CANADIAN IMPERIAL BANK OF COMMERCE,

as Syndication Agent for the Revolving Facility and the Term A Loan Facility

J.P. MORGAN SECURITIES LLC,
CREDIT SUISSE SECURITIES (USA) LLC,
MORGAN STANLEY SENIOR FUNDING, INC.

and
UBS SECURITIES LLC,
as Joint Lead Arrangers and Joint Bookrunners for the Term B Loan Facility

~~ING BANK OF CANADA~~

and as Joint Lead Arrangers and Joint Bookrunning Managers for Amendment No. 1

ING BANK N.V.,

CANADIAN IMPERIAL BANK OF COMMERCE,

RBC CAPITAL MARKETS,
BMO CAPITAL MARKETS

and
TD SECURITIES (USA) LLC,

as Co-Managers ~~and Co-Documentation Agents for the Term B Loan Facility~~for Amendment No. 1

CREDIT SUISSE SECURITIES (USA) LLC,
MORGAN STANLEY SENIOR FUNDING, INC.~~,~~
~~CREDIT SUISSE SECURITIES (USA) LLC~~
and
UBS SECURITIES LLC,

as Co-Syndication Agents ~~on the Term B Loan Facility~~for Amendment No. 1

ING BANK N.V.
and

CANADIAN IMPERIAL BANK OF COMMERCE,
as Co-Documentation Agents for Amendment No. 1

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

SECTION 1.01	Defined Terms	1
SECTION 1.02	Terms Generally	~~50~~52
SECTION 1.03	Exchange Rates	~~51~~53
SECTION 1.04	Effectuation of Transactions	~~51~~53
SECTION 1.05	Designated Senior Debt	~~51~~53

ARTICLE II

THE CREDITS

SECTION 2.01	Commitments	~~51~~53
SECTION 2.02	Notice to Lenders; Funding of Loans	~~52~~54
SECTION 2.03	Requests for Borrowings	~~53~~55
SECTION 2.04	Swingline Loans	~~54~~56
SECTION 2.05	Letters of Credit	~~55~~57
SECTION 2.06	BAs	~~63~~65
SECTION 2.07	Funding of Borrowings	~~64~~67
SECTION 2.08	Interest Elections	~~65~~67
SECTION 2.09	Termination and Reduction of Commitments	~~66~~68
SECTION 2.10	Repayment of Loans; Evidence of Debt, etc.	~~67~~69
SECTION 2.11	Repayment of Loans	~~68~~70
SECTION 2.12	Prepayments, etc.	~~69~~71
SECTION 2.13	Fees	~~71~~74
SECTION 2.14	Interest	~~72~~75
SECTION 2.15	Alternate Rate of Interest	~~74~~76
SECTION 2.16	Increased Costs	~~74~~76
SECTION 2.17	Break Funding Payments	~~75~~77
SECTION 2.18	Taxes	~~76~~78
SECTION 2.19	Payments Generally; Pro Rata Treatment; Sharing of Payments	~~77~~79
SECTION 2.20	Mitigation Obligations; Replacement of Lenders	~~78~~81
SECTION 2.21	Increase in Commitments	~~79~~81
SECTION 2.22	Illegality	~~82~~84
SECTION 2.23	Defaulting Lenders	~~82~~84
SECTION 2.24	Amendments Effecting a Maturity Extension	~~84~~86

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01	Organization; Powers	~~85~~87
SECTION 3.02	Authorization	~~85~~87
SECTION 3.03	Enforceability	~~85~~88
SECTION 3.04	Governmental Approvals	~~85~~88
SECTION 3.05	Financial Statements	~~86~~88
SECTION 3.06	No Material Adverse Effect	~~86~~88
SECTION 3.07	Title to Properties; Possession Under Leases; Casualty Proceeds	~~86~~88
SECTION 3.08	Subsidiaries	~~87~~89
SECTION 3.09	Litigation; Compliance with Laws	~~87~~89

-i-

Page

SECTION 3.10	Federal Reserve Regulations	~~87~~90
SECTION 3.11	Investment Company Act	~~87~~90
SECTION 3.12	Use of Proceeds	~~88~~90
SECTION 3.13	Tax Returns	~~88~~90
SECTION 3.14	No Material Misstatements	~~88~~91
SECTION 3.15	Employee Benefit Plans	~~89~~91
SECTION 3.16	Environmental Matters	~~89~~92
SECTION 3.17	Security Documents	~~90~~92
SECTION 3.18	Location of Real Property and Leased Premises	~~90~~93
SECTION 3.19	Solvency	~~90~~93
SECTION 3.20	Labor Matters	~~91~~93
SECTION 3.21	Foreign Asset Control Regulations, Anti-Terrorism Laws and Anti-Money Laundering Laws and the Patriot Act	~~91~~93
SECTION 3.22	FCC Licenses, etc.	~~92~~94
SECTION 3.23	Satellites	~~92~~94
SECTION 3.24	Subordination of Senior Subordinated Indebtedness	~~92~~94

ARTICLE IV

CONDITIONS OF LENDING

SECTION 4.01	All Credit Events	~~92~~95
SECTION 4.02	First Credit Event	~~93~~95

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01	Existence; Businesses and Properties	~~95~~98
SECTION 5.02	Insurance	~~96~~98
SECTION 5.03	Taxes	~~98~~100
SECTION 5.04	Financial Statements, Reports, etc.	~~98~~100
SECTION 5.05	Litigation and Other Notices	~~100~~102
SECTION 5.06	Compliance with Laws	~~100~~103
SECTION 5.07	Maintaining Records; Access to Properties and Inspections	~~100~~103
SECTION 5.08	Use of Proceeds	~~101~~103
SECTION 5.09	Compliance with Environmental Laws	~~101~~103
SECTION 5.10	Further Assurances; Additional Mortgages	~~101~~103
SECTION 5.11	Post-Closing Matters	~~104~~106

ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01	Limitation on Indebtedness	~~104~~107
SECTION 6.02	Limitation on Liens	~~107~~109
SECTION 6.03	Limitation on Fundamental Changes	~~108~~111
SECTION 6.04	Limitation on Sale of Assets	~~109~~112
SECTION 6.05	Limitation on Investments	~~111~~114
SECTION 6.06	Limitation on Dividends	~~112~~115
SECTION 6.07	Limitations on Subordinated Debt	~~113~~116
SECTION 6.08	Limitations on Sale Leasebacks	~~114~~116
SECTION 6.09	Senior Secured Leverage Ratio	~~114~~116
SECTION 6.10	[Reserved]	~~114~~116
SECTION 6.11	[Reserved]	~~114~~116

-ii-

Page

SECTION 6.12	Transactions with Affiliates	~~114~~116
SECTION 6.13	Modifications of Organizational Documents and Other Documents, etc.	~~115~~117
SECTION 6.14	Limitation on Creation of Subsidiaries	~~115~~118
SECTION 6.15	Limitation on Accounting Changes	~~116~~118
SECTION 6.16	Fiscal Year	~~116~~118
SECTION 6.17	No Further Negative Pledge	~~116~~118
SECTION 6.18	Anti-Terrorism Laws and Anti-Money Laundering Laws	~~116~~118
SECTION 6.19	Embargoed Person	~~116~~119
SECTION 6.20	Change in Business	~~117~~119
SECTION 6.21	Mortgaged Property	~~117~~119

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01	Events of Default	~~117~~119
SECTION 7.02	Holdings’ Right to Cure	~~119~~122

ARTICLE VIII

THE AGENTS

SECTION 8.01	Appointment and Authorization of the Agents	~~120~~122
SECTION 8.02	Delegation of Duties	~~121~~124
SECTION 8.03	Exculpatory Provisions	~~122~~124
SECTION 8.04	Reliance on Communications	~~122~~124
SECTION 8.05	Notice of Default	~~122~~125
SECTION 8.06	Credit Decision; Disclosure of Information by Administrative Agent; No Reliance on Arrangers’ or Agents’ Customer Identification Program	~~122~~125
SECTION 8.07	Indemnification	~~123~~125
SECTION 8.08	Agents in Their Individual Capacity	~~123~~126
SECTION 8.09	Successor Agents	~~124~~126
SECTION 8.10	Administrative Agent May File Proofs of Claim	~~125~~127
SECTION 8.11	Collateral and Guaranty Matters	~~125~~127
SECTION 8.12	Other Agents; Arrangers and Managers	~~126~~128

ARTICLE IX

MISCELLANEOUS

SECTION 9.01	Notices	~~126~~128
SECTION 9.02	Survival of Agreement	~~127~~129
SECTION 9.03	Binding Effect	~~127~~129
SECTION 9.04	Successors and Assigns	~~127~~130
SECTION 9.05	Expenses; Indemnity	~~130~~132
SECTION 9.06	Right of Set-off	~~131~~133
SECTION 9.07	Applicable Law	~~131~~134
SECTION 9.08	Waivers; Amendment	~~131~~134
SECTION 9.09	Interest Rate Limitation	~~134~~136
SECTION 9.10	Entire Agreement	~~134~~137
SECTION 9.11	WAIVER OF JURY TRIAL	~~135~~137
SECTION 9.12	Severability	~~135~~137
SECTION 9.13	Counterparts	~~135~~137
SECTION 9.14	Headings	~~135~~137
SECTION 9.15	Jurisdiction; Consent to Service of Process	~~135~~137

-iii-

Page

SECTION 9.16	Confidentiality	~~136~~138
SECTION 9.17	Conversion of Currencies	~~136~~138
SECTION 9.18	Release of Liens and Guarantees	~~136~~139
SECTION 9.19	Patriot Act	~~137~~140
SECTION 9.20	Regulatory Matters	~~137~~140
SECTION 9.21	Application of Proceeds	~~138~~140
SECTION 9.22	Withholding Tax	~~140~~142
SECTION 9.23	Intercreditor Agreement Authorization	~~140~~142
SECTION 9.24	Obligations of the Borrowers Joint and Several	~~140~~142

ARTICLE X

GUARANTEE

SECTION 10.01	The Guarantee	~~140~~143
SECTION 10.02	Obligations Unconditional	~~141~~143
SECTION 10.03	Reinstatement	~~141~~144
SECTION 10.04	Subrogation; Subordination	~~142~~144
SECTION 10.05	Remedies	~~142~~144
SECTION 10.06	Instrument for the Payment of Money	~~142~~144
SECTION 10.07	Continuing Guarantee	~~142~~144
SECTION 10.08	General Limitation on Guarantee Obligations	~~142~~144
SECTION 10.09	Release of Guarantors	~~142~~145

-iv-

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Request
Exhibit B-2	Form of Letter of Credit Request
Exhibit C	Form of Swingline Borrowing Request
Exhibit D-1	Form of U.S. Security Agreement
Exhibit D-2	Form of Canadian Security Agreement
Exhibit E-1	Form of Term A Note
Exhibit E-2	Form of Canadian Term B Note
Exhibit E-3	Form of U.S. Term B Note
Exhibit E-4	Form of Revolving Note
Exhibit E-5	Form of Swingline Note
Exhibit F	Form of Intercompany Note
Exhibit G	Form of Solvency Certificate
Exhibit H	Form of Deed of Hypothec
Exhibit I	Form of Administrative Questionnaire
Exhibit J	Form of Subsidiary Joinder Agreement
Exhibit K	Form of U.S. Mortgage
Exhibit L	Form of Officer’s Certificate
Exhibit M	[Reserved]
Exhibit N	[Reserved]
Exhibit O	[Reserved]
Exhibit P	Form of Discounted Prepayment Option Notice
Exhibit Q	Form of Lender Participation Notice
Exhibit R	Form of Discounted Voluntary Prepayment Notice

Schedule 1.01(a)	Collateral and Guarantee Requirements
Schedule 1.01(b)	[Reserved]
Schedule 1.01(c)	Agreed Security Principles: Regulatory Provisions for Security Documents
Schedule 1.01(d)	[Reserved]
Schedule 1.01(e)	Mortgaged Properties
Schedule 1.01(f)	CRE Mortgaged Properties
Schedule 2.01	Commitments
Schedule 2.04	Swingline Commitments
Schedule 2.05	Existing Letters of Credit
Schedule 3.01	Organization
Schedule 3.04	Governmental Approvals
Schedule 3.07	Title to Properties; Possession Under Leases
Schedule 3.08(a)	Closing Date Structure
Schedule 3.08(b)	Subsidiaries
Schedule 3.08(c)	Subscriptions
Schedule 3.09	Litigation
Schedule 3.13	Taxes
Schedule 3.18(a)	Owned Real Property
Schedule 3.18(b)	Leased Real Property
Schedule 3.20	Labor Matters
Schedule 3.22	Satellite Licenses
Schedule 3.23	Satellites
Schedule 5.04	Canadian Borrower’s Website
Schedule 5.10(e)	Certain Subsidiaries and Property
Schedule 5.11	Post-Closing Matters
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Dispositions
Schedule 6.05	Existing Investments

-v-

Schedule 6.12	Affiliate Transactions
Schedule 9.01	Administrative Agent’s Office, Certain Addresses for Notices

-vi-

CREDIT AGREEMENT dated as of March 28, 2012 (as amended by Amendment No. 1 on April 2, 2013) (this “Agreement”), among TELESAT HOLDINGS INC., a Canada corporation (“Holdings”), TELESAT CANADA, a Canada corporation (the “Canadian Borrower”), TELESAT LLC, a Delaware limited liability company and a wholly owned subsidiary of the Canadian Borrower (the “U.S. Borrower” and, together with the Canadian Borrower, the “Borrowers”), certain subsidiaries of Holdings as Guarantors, the LENDERS party hereto from time to time, JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (in such capacity, the “Administrative Agent”), as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”) and as the letter of credit issuer (the “L/C Issuer”), Canadian Imperial Bank of Commerce (“CIBC”) and J.P. Morgan Securities LLC (“J.P. Morgan”), as joint lead arrangers and joint bookrunners under for the Revolving Facility (each in such capacities, the “Revolving Bookrunners”), Morgan Stanley Senior Funding, Inc. (“MS”), Credit Suisse Securities (USA) LLC (“CS Securities”), UBS Securities LLC (“UBSS”) and ING Bank of Canada (“ING”), as co-managers and co-documentation agents for the Revolving Facility (each in such capacities, the “Revolving Co-Managers” and the “Revolving Co-Documentation Agents”), CIBC, as syndication agent for the Revolving Facility (the “Revolving Syndication Agent” and, together with the Revolving Bookrunners, Revolving Co-Managers and the Revolving Co-Documentation Agents, the “Revolving Arrangers”), CIBC and J.P. Morgan, as joint lead arrangers and joint bookrunners for the Term A Loan Facility (each in such capacities, the “Term A Bookrunners”), CS Securities, MS , UBSS and ING, as co-managers and co-documentation agents for the Term A Loan Facility (each in such capacities, the “Term A Co-Managers” and the “Term A Co-Documentation Agents”), CIBC, as syndication agent for the Term A Loan Facility (the “Term A Syndication Agent” and, together with the Term A Bookrunners, Term A Co-Managers and Term A Co-Documentation Agents, the “Term A Arrangers”), J.P. Morgan, CS Securities, MS and UBSS, as joint lead arrangers and joint bookrunners for the Term B Loan Facility and Amendment No. 1 (each in such capacities, the “Term B Bookrunners”), ~~and ING and CIBC, as co-managers and~~ING Bank N.V. (“ING NV”), CIBC, RBC Capital Markets, BMO Capital Markets and TD Securities (USA) LLC, as co-managers for Amendment No. 1 (each in such capacities, the “Term B Co-Managers”), and ING NV and CIBC, as co-documentation agents for the Term B Loan Facility (each in such capacities, ~~the “~~Term B Co-Managers~~” and~~ the “Term B Co-Documentation Agents”), CS Securities, MS and UBSS, as co-syndication agents for ~~the Term B Loan Facility~~Amendment No. 1 (the “Term B Co-Syndication Agents” and, together with the Term B Bookrunners, Term B Co-Managers and Term B Co-Documentation Agents, the “Term B Arrangers” and, together with the Revolving Arrangers and Term A Arrangers, the “Joint Lead Arrangers”).

WITNESSETH:

WHEREAS, the Canadian Borrower ~~has~~ requested on the Closing Date that (a) the Term A Lenders make Term A Loans in an aggregate principal amount of CND$500.0 million, (b) the Canadian Term B Lenders make Canadian Term B-1 Loans in an aggregate principal amount of CND$175.0 million, (c) the U.S. Term B Lenders make U.S. Term B-1 Loans in an aggregate principal amount of $1,725.0 million and (d) from time to time, the Revolving Facility Lenders lend to the Canadian Borrower and the L/C Issuer issue Letters of Credit for the account of the Canadian Borrower and its Restricted Subsidiaries under a CND$140.0 million Revolving Facility.

NOW, THEREFORE, the Lenders are willing to extend senior secured credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01          Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan.

“ABR Revolving Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Acceptable Price” shall have the meaning given to it in Section 2.12(f)(iii).

“Acceptance Date” shall have the meaning given to it in Section 2.12(f)(ii).

“Acceptance Fees” shall have the meaning assigned to such term in Section 2.13(c)

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business, any Converted Restricted Subsidiary, any Sold Entity or Business or any Converted Unrestricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to Holdings and its Subsidiaries therein were to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Additional Mortgage” shall have the meaning assigned to such term in Section 5.10(b).

“Additional Canadian Term B-2 Loan Commitment” means, with respect to the Additional Canadian Term B-2 Lender, its commitment to make a Canadian Term B-2 Loan on the Amendment No. 1 Effective Date in an amount equal to CND$121,085,000.00.

“Additional Canadian Term B-2 Lender” means the Person identified as such in the Joinder Agreement.

“Additional Term B-2 Loan Commitment” means the Additional Canadian Term B-2 Loan Commitments and the Additional U.S. Term B-2 Loan Commitments.

“Additional U.S. Term B-2 Loan Commitment” means, with respect to the Additional U.S. Term B-2 Lender, its commitment to make a U.S. Term B-2 Loan on the Amendment No. 1 Effective Date in an amount equal to $233,198,973.80.

“Additional U.S. Term B-2 Lender” means the Person identified as such in the Joinder Agreement.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the result of dividing (a) the LIBO Rate in effect for such Interest Period by (b) 1.00 minus the Statutory Reserves applicable to such Eurodollar Borrowing, if any; provided that in no event shall the Adjusted LIBO Rate (x) with respect to the U.S. Term B Loans be less than ~~1.00~~0.75% and (y) with respect to any Canadian Term B Loan that is a BA Loan be less than ~~1.25~~1.00%.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the Administrative Agent may from time to time notify the Canadian Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire substantially in the form of Exhibit I.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified and shall also include any Person that directly or indirectly owns more than 10% of any class of Equity Interests of the Person specified.

“Agent Fees” shall have the meaning assigned to such term in Section 2.13(e).

“Agent-Related Persons” shall mean the Administrative Agent and the Collateral Agent, together with their respective Affiliates (including, in the case of JPMCB in its capacity as the Administrative Agent, J.P. Morgan), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreed Security Principles” shall mean:

 (i)           No Lien or provision of a guarantee by any Person organized outside the United States or Canada shall be made that would:

(a)          result in any breach of corporate benefit, financial assistance, capital preservation, fraudulent preference, thin capitalization rules, retention of title claims or any other law or regulation (or analogous restriction) of the jurisdiction of organization of such Person;

(b)          result in any risk to the officers or directors of such Person of a civil or criminal liability; or

(c)          result in a Lien being granted over assets, the acquisition of which was financed from a subsidy of payments, the terms of which prohibit any assets acquired with such subsidy or payment being used as collateral; provided the Administrative Agent consents to such exclusion (such consent not to be unreasonably withheld).

(ii)          It is expressly acknowledged that in certain jurisdictions (a) it may be impossible or impractical (including for legal and regulatory reasons) to grant guarantees or create security over certain categories of assets in which event such guarantees will not be granted and security will not be taken over such assets or (b) it may take longer than agreed to grant guarantees or create security over certain categories of assets, in which event the Collateral Agent will act reasonably in granting the necessary extension of timing for obtaining such guarantees or security; provided that, in each case with respect to subclauses (a) and (b), the relevant Guarantor has exercised due diligence and reasonable efforts in providing such guarantees or security.

(iii)         It is expressly acknowledged that the form of the Security Documents may vary from the forms attached to the Credit Agreement or Security Documents in order to conform to local requirements and customs as well as potential impracticality of complying with local requirements in respect of every item of collateral.

(iv)         Each Security Document relating to assets or stock of a United States or Canadian telecommunications carrier (as defined in the Telecommunications Act (Canada)) will contain provisions substantially in accordance with Schedule 1.01(c) hereto and shall be deemed to include such provisions whether or not actually included.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.17(b).

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to (x) in the case of U.S. Term B Loans or Revolving Facility Loans denominated in Dollars, the greater of (a) the Prime Rate and (b) the Federal Funds

Effective Rate in effect on such day plus 1/2 of 1% or (y) in the case of any other Loans, the Canadian Prime Rate. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (x)(b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Canadian Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Canadian Prime Rate or the Federal Funds Effective Rate, respectively.

“Amendment No. 1” means Amendment No. 1, dated as of April 2, 2013, to this Agreement.

“Amendment No. 1 Consenting Lender” means each Lender that provided the Administrative Agent with a counterpart to Amendment No. 1 executed by such Lender in accordance with the terms of Amendment No. 1.

“Amendment No. 1 Effective Date” means April 2, 2013.

“Ancillary Agreement” shall mean the Ancillary Agreement, dated as of August 7, 2007, among Loral, Skynet Corporation, PSP, Holdings and Telesat Interco Inc., as in effect on the Closing Date.

“Anti-Terrorism Laws and Anti-Money Laundering Laws” shall mean Requirements of Law related to terrorism financing or money laundering, including the Executive Order or any enabling legislation or implementing legislation relating thereto, the Patriot Act, the Bank Secrecy Act, Part II.1 of the Criminal Code (Canada), the Proceeds of Crime (money laundering) and Terrorist Financing Act (Canada) (“PCTFA”), the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada) and the United Nations Al-Qaida and Taliban Regulations (Canada).

“Applicable Amount” shall mean the sum of (A) $300.0 million plus (B) if positive, (x) cumulative Consolidated EBITDA from and after the first day of the fiscal quarter during which the Closing Date occurs, to the end of the fiscal quarter immediately preceding the date of the proposed action (for the avoidance of doubt, such cumulative Consolidated EBITDA shall include the Consolidated EBITDA for any such quarters, whether negative or positive); minus (y) 1.4 times the Cumulative Interest Expense; plus (without duplication) (C):

(1)          the aggregate net cash proceeds, and the fair market value of marketable securities or other property other than cash (as determined in good faith by the board of directors of Holdings), received by Holdings from the issue or sale (other than to a Restricted Subsidiary) of any class of Equity Interests, including Retired Capital Stock, in Holdings after the Closing Date, other than (A) Disqualified Capital Stock, (B) Equity Interests to the extent the net cash proceeds therefrom are applied as provided for in Section 6.06(b), (C) Refunding Capital Stock and (D) Excluded Contributions; plus

(2)          100% of any cash and the fair market value of marketable securities or other property other than cash (as determined in good faith by the board of directors of Holdings) received by Holdings as a capital contribution from its shareholders subsequent to the Closing Date other than any Excluded Contributions or Permitted Cure Securities; plus

(3)          the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Capital Stock, of Holdings or any Restricted Subsidiary issued after the Closing Date (other than any such Indebtedness or Disqualified Capital Stock to the extent issued to a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests in Holdings (other than Disqualified Capital Stock); plus

(4)          to the extent not already included in Consolidated EBITDA, 100% of the aggregate cash proceeds received by Holdings or a Restricted Subsidiary since the Closing Date from (A) Investments (other than Permitted Investments), whether through interest payments, principal payments, returns, profits, distributions, income and similar amounts, dividends or other distributions and payments, or the sale or other disposition (other than to Holdings or a Restricted Subsidiary) thereof made by Holdings and its Restricted Subsidiaries and (B) cash dividends from, or the sale (other than to Holdings or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary; plus

(5)          if any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the fair market value of all Investments by Holdings and its Restricted Subsidiaries in such Subsidiary, as determined in good faith by the board of directors of Holdings;

less the amount of any Applicable Amount applied pursuant to any permitted usage under this Agreement.

“Applicable Canadian Pension Legislation” shall mean, at any time, any applicable Canadian federal or provincial pension benefits standards legislation, including all regulations made thereunder and all rules, regulations, rulings, guidelines, directives and interpretations made or issued by any Governmental Authority in Canada having or asserting jurisdiction in respect thereof, each as amended or replaced from time to time.

“Applicable Creditor” shall have the meaning assigned to such term in Section 9.17(b).

“Applicable Discount” shall have the meaning given to it in Section 2.12(f)(iii).

“Applicable Lending Office” shall mean (i) with respect to any Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in such Lender’s Administrative Questionnaire or in any applicable Assignment and Acceptance pursuant to which such Lender became a Lender hereunder or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Canadian Borrower as the office by which its Loans of such Type are to be made and maintained and (ii) with respect to any L/C Issuer and for each Letter of Credit, the “Lending Office” of such L/C Issuer (or of an Affiliate of such L/C Issuer) designated on the signature pages hereto or such other office of such L/C Issuer (or of an Affiliate of such L/C Issuer) as such L/C Issuer may from time to time specify to the Administrative Agent and the Canadian Borrower as the office by which its Letters of Credit are to be issued and maintained.

“Applicable Margin” shall mean:

(a)          in the case of Term A Loans (i) maintained as Canadian Prime Rate Loans, a percentage per annum equal to 2.00%, and (ii) maintained as BA Loans, a percentage per annum equal to 3.00%;

(b)          in the case of Canadian Term B-2 Loans (i) maintained as Canadian Prime Rate Loans, a percentage per annum equal to ~~2.75~~2.25%, and (ii) maintained as BA Loans, ~~a percentage per annum equal to 3.75%;(c)          in the case of U.S. Term B Loans (i) maintained as ABR Loans, a percentage per annum equal to 2.25%, and (ii) maintained as Eurodollar Loans,~~ a percentage per annum equal to 3.25%;

(c)          in the case of U.S. Term B-2 Loans (i) maintained as ABR Loans, a percentage per annum equal to 1.75%, and (ii) maintained as Eurodollar Loans, a percentage per annum equal to 2.75%;

(d)          in the case of Revolving Facility Loans denominated in Canadian Dollars (i) maintained as Canadian Prime Rate Loans, a percentage per annum equal to 2.00%, and (ii) maintained as BA Loans, a percentage per annum equal to 3.00%;

(e)          in the case of Revolving Facility Loans denominated in Dollars (i) maintained as ABR Loans, a percentage per annum equal to 2.00%, and (ii) maintained as Eurodollar Loans, a percentage per annum equal to 3.00%.

“Approved Fund” shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, managed or advised by a Lender, an Affiliate of a Lender or an entity (including an investment advisor) or an Affiliate of such entity that administers, manages or advises a Lender.

“APT” shall have the meaning given to it in Section 5.10(e).

“APT Satellite Agreement” shall have the meaning given to it in Section 5.10(e).

“APT Security Agreement” shall mean the Security Agreement by and among APT Satellite Company Limited, Loral Orion Inc. (as assigned to Telesat Satellite LP) and Bank of China (HK) Limited, dated as of October 8, 2004, as amended prior to the date hereof.

“APT Transponders” shall mean those transponders subject to that Satellite Transponder Agreement dated as of August 26, 2003 between APT Satellite Company Limited and Loral Orion, Inc. (as assigned to Telesat Satellite LP), as amended as of November 16, 2003.

“Asset Sale Event” shall mean any sale, transfer or other disposition of any business units, assets or other property of Holdings or any of the Restricted Subsidiaries not in the ordinary course of business (excluding any sale, transfer or other disposition of assets among the Canadian Borrower and the Guarantors) other than any such event or transaction (or series of related events or transactions) the Net Cash Proceeds of which are less than $7,500,000. Notwithstanding the foregoing, the term “Asset Sale Event” shall not include any transaction permitted by Section 6.04, other than transactions permitted by Sections 6.04(b) and 6.04(f) if they otherwise qualify under this definition as an Asset Sale Event.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Canadian Borrower (if required by such assignment and acceptance), substantially in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Attorney Costs” shall mean and includes all reasonable and documented or invoiced fees, expenses and disbursements of any law firm or other external counsel.

“Auto-Extension Letter of Credit” shall have the meaning assigned to such term in Section 2.05(c)(iii).

“Availability Period” shall mean, in respect of the Revolving Facility Commitments, the period from and including the Closing Date to the earliest of (A) the Revolving Facility Maturity Date, (B) the time of the termination of the Revolving Facility Commitments pursuant to Section 2.09 and (C) the time of termination of the commitment of each Lender to make Revolving Facility Loans and of the obligation of the L/C Issuers issue, extend or increase Letters of Credit pursuant to Section 7.01.

“Available Revolving Unused Commitment” shall mean, with respect to a Revolving Facility Lender at any time, an amount equal to the amount by which (a) the Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.

“BA” shall mean either a depository bill within the meaning of the Depository Bills and Notes Act (Canada) or a bill of exchange within the meaning of the Bills of Exchange Act (Canada), denominated in Canadian Dollars, drawn by the applicable Borrower on a Lender and accepted by a Lender in accordance with this Agreement and bearing such distinguishing letters and numbers as the Lender may determine; and, when used in conjunction with a “BA Borrowing” or a “BA Loan,” shall include BA Equivalent Loan.

“BA Borrowing” shall mean a Borrowing comprised of BA Loans.

“BA Contract Period” shall mean, relative to any BA Loan, the period beginning on (and including) the date on which such BA Loan is made or continued to (but excluding) the date which is one, two, three or six months thereafter (or twelve months if, at the time of the relevant BA Loan, such term is agreed to by all relevant Lenders), as selected by the applicable Borrower; provided that (i) if any BA Contract Period would end on a day other than a Business Day, such BA Contract Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such BA Contract Period shall end on the next preceding Business Day, (ii) any BA Contract Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such BA Contract Period) shall end on the last Business Day of the last calendar month of such BA Contract Period and (iii) no BA Contract Period shall end after the Term A Loan Maturity Date, the Term B Loan Maturity Date or the Revolving Facility Maturity Date, as applicable.

“BA Discount Rate” shall mean, with respect to any BA Contract Period for any BA Loan, (a) in the case of any Revolving Facility Lender, Term A Lender or Canadian Term B Lender named in Schedule I of the Bank Act (Canada), the rate determined by the Administrative Agent to be the average offered rate for bankers’ acceptances for the applicable BA Contract Period quoted on Reuters Screen CDOR (Certificate of Deposit Offered Rate) page as of 10:00 a.m. (New York City time) on the first day of such BA Contract Period and (b) in the case of any other Revolving Facility Lender, Term A Lender or Canadian Term B Lender, (i) the rate per annum set forth in clause (a) above plus (ii) 0.10%. In the event that such rate is not quoted on the Reuters Screen CDOR (Certificate of Deposit Offered Rate) page (or otherwise on the Reuters screen), the BA Discount Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying bankers’ acceptance rates as may be selected by the Administrative Agent, or, if such other comparable publicly available service for displaying bankers’ acceptance rates is not available, the BA Discount Rate shall be the average of the bankers’ acceptance rates quoted by the Reference Banks, as determined by the Administrative Agent, and, in the event that the CDOR rate is not available for any Business Day, the CDOR rate for the immediately previous Business Day for which a CDOR rate is available shall be used.

“BA Equivalent Loan” shall have the meaning given to it in Section 2.06(f).

“BA Loan” shall mean any Loan made by way of accepting and purchasing BAs on the same date and as to which a single BA Contract Period is in effect, and includes BA Equivalent Loans made on the same date and as to which a single BA Contract Period is in effect.

“Bankruptcy Proceedings” shall have the meaning assigned to such term in Section 9.08(i).

“BIA” shall mean the Bankruptcy and Insolvency Act (Canada), as amended.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Borrowing” shall mean any Loans of the same Type and currency made, converted or continued on the same date and, in the case of Eurodollar Loans or BA Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean (a) in the case of a Term A Loan Borrowing, CND$5.0 million, (b) in the case of a Canadian Term B Loan Borrowing, CND$5.0 million, (c) in the case of a U.S. Term B Loan Borrowing, $5.0 million, (d) in the case of a Revolving Facility Borrowing denominated in Canadian Dollars, CND$2.0 million, (e) in the case of a Revolving Facility Borrowing denominated in Dollars, $2.0 million and (f) in the case of a Swingline Borrowing, CND$1.0 million.

“Borrowing Multiple” shall mean (a) in the case of a Term A Loan Borrowing, Canadian Term B Loan Borrowing or a Revolving Facility Borrowing denominated in Canadian Dollars, CND$1.0 million, (b) in the case of a U.S. Term B Loan Borrowing or a Revolving Facility Borrowing denominated in Dollars, $1.0 million and (c) in the case of a Swingline Borrowing, CND$500,000.

“Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B-1.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Toronto are authorized or required by law to remain closed; provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market.

“Calculation Date” shall mean (a) the last Business Day of each calendar month, (b) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Request or an Interest Election Request with respect to any Revolving Facility Loan, (ii) the issuance of a Letter of Credit or (iii) a request for a Swingline Borrowing, and (c) if an Event of Default under Section 7.01(b) or (d) has occurred and is continuing, any Business Day as determined by the Administrative Agent in its sole discretion.

“Canada Pension Plan” shall mean the universal pension plan established and maintained by the Federal Government of Canada.

“Canadian Borrower” shall have the meaning given to such term in the introductory paragraph of this Agreement.

“Canadian Dollar,” “CAD” and “CND$” shall mean the lawful currency of Canada.

“Canadian Dollar Equivalent” shall mean, on any date of determination, (a) with respect to any amount in Canadian Dollars, such amount and (b) with respect to any amount in Dollars, the equivalent in Canadian Dollars of such amount as determined by the Administrative Agent pursuant to Section 1.03(b) using the Exchange Rate with respect to Dollars at the time in effect under the provisions of such Section.

“Canadian Lender” shall mean any Term A Lender, Canadian Term B Lender, L/C Issuer, Revolving Facility Lender or Swingline Lender.

“Canadian Letter of Credit” shall mean a Letter of Credit denominated in Canadian Dollars.

“Canadian Pension Event” shall mean, with respect to any Canadian Plan, (a) the termination or wind-up, in full or in part, of such Canadian Plan (including the institution of any steps by any Person to terminate or wind-up or order the termination or wind-up, in full or in part, of such Canadian Plan) or any act or omission with respect to such Canadian Plan that, individually or in the aggregate, could reasonably be expected to adversely affect the tax status of such Canadian Plan or result in any liability, fine or penalty on any Loan Party or (b) the failure to make full payment when due of all amounts which, under the provisions of such Canadian Plan, any agreement relating thereto or Applicable Canadian Pension Legislation, any Loan Party is required to pay as contributions thereto.

“Canadian Plan” shall mean any plan, program, agreement or arrangement that is a pension plan for the purposes of Applicable Canadian Pension Legislation or under the Income Tax Act (Canada) (whether or not registered under such law) that is maintained or contributed to, or to which there is or may be an obligation to contribute, by Holdings or any of its Subsidiaries in respect of their respective employees in Canada, but does not include the Canada Pension Plan or the Quebec Pension Plan that is mandated by the Government of Canada or the Province of Quebec, respectively.

“Canadian Prime Rate” shall mean on any date with respect to ABR Loans denominated in Canadian Dollars, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/100 of 1%) equal to the higher of: (a) the rate of interest per annum determined by taking the average of the determination by each of the Reference Banks as its reference rate in effect on such day for determining interest rates for Canadian Dollar denominated commercial loans in Canada; and (b) the BA Discount Rate in effect on that day, as determined by the Reference Banks for one month bankers’ acceptances plus 3/4 of 1%.

“Canadian Prime Rate Borrowing” shall mean a Borrowing comprised of Canadian Prime Rate Loans.

“Canadian Prime Rate Loan” shall mean any Loan bearing interest at a rate determined by reference to the Canadian Prime Rate in accordance with the provisions of Article II.

“Canadian Security Agreements” shall mean (i) a security agreement substantially in the form of Exhibit D-2 among the Loan Parties organized in Canada and the Collateral Agent for the benefit of the Secured Parties and (ii) each deed of hypothec substantially in the form of Exhibit H between each Loan Party organized in Canada with its chief executive office or registered office in Quebec or tangible property (not ordinarily used in more than one jurisdiction) in Quebec, each debenture issued by each such Loan Party under each such deed of hypothec and each pledge agreement between each such Loan Party and the Collateral Agent with respect to each such debenture.

“Canadian Term B Lender” shall mean ~~a~~each Canadian Term B-1 Lender ~~with a~~and each Canadian Term B ~~Loan Commitment or with outstanding Canadian Term B Loans~~-2 Lender.

“Canadian Term B Loan” shall mean each ~~of the term loans made to the Canadian Borrower pursuant to Section 2.01(c). Each~~ Canadian Term B-1 Loan ~~shall be a BA Loan or an ABR~~and each Canadian Term B-2 Loan.

“Canadian Term B Loan Borrowing” shall mean a borrowing of Canadian Term B Loans.

“Canadian Term B Loan Commitment” shall mean~~, with respect to each Lender, the Commitment (if any) of such Lender to make term loans under Section 2.01(c) in the amount set forth opposite such Lender’s name on directly below the column entitled “~~ each Original Canadian Term B Loan Commitment~~” or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its~~ and each Additional Canadian Term B-2 Loan Commitment~~, as applicable, in each case as the same may be reduced from time to time pursuant to Section 2.09. The aggregate amount of the Canadian Term B Loan Commitments on the Closing Date is CND$175.0 million.~~.

“Canadian Term B Loan Exposure” shall mean, at any time, the aggregate principal amount of the Canadian Term B Loans outstanding at such time. The Canadian Term B Loan Exposure of any Lender at any time shall be the aggregate principal amount of such Lender’s Canadian Term B Loan outstanding at such time.

“Canadian Term B Loan Facility” shall mean the Canadian Term B Loan Commitments and the Canadian Term B Loans made hereunder.

“Canadian Term B-1 Lender” shall mean a Lender with outstanding Canadian Term B-1 Loans.

“Canadian Term B-1 Loan” shall mean each “Canadian Term B Loan” outstanding under the Original Credit Agreement immediately prior to the Amendment No. 1 Effective Date.

“Canadian Term B-2 Lender” shall mean a Lender with an Additional Canadian Term B-2 Loan Commitment or with outstanding Canadian Term B-2 Loans.

“Canadian Term B-2 Loan” shall mean each of the term loans made to the Canadian Borrower by the Additional Canadian Term B-2 Lender pursuant to Section 2.01(c)(x) and each of the Converted Canadian Term Loans converted pursuant to Section 2.01(c)(y). Each Canadian Term B-2 Loan shall be a BA Loan or an ABR Loan.

“Cancom Agreement” shall have the meaning given to it in Section 9.18.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases, but excluding any amount representing capitalized interest) by Holdings and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of Holdings and its Subsidiaries; provided that the term “Capital Expenditures” shall not include (a) expenditures made in connection with the replacement, substitution, restoration or repair of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (c) the purchase of plant, property or equipment made within two years of the sale of any asset to the extent purchased with the proceeds of such sale, (d) expenditures that constitute any part of Consolidated Lease Expense, (e) capitalized interest in connection with the purchase of Satellites, (f) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (other than Holdings or any Subsidiary thereof) for which neither Holdings nor any Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period) or (g) expenditures to the extent they are made with proceeds of the issuance of Equity Interests of Holdings after the Closing Date which are contributed to the common equity of Telesat Interco Inc.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the L/C Issuers and the Revolving Facility Lenders, as collateral for the L/C Obligations, cash or deposit balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuers.

“Cash Equivalents” shall mean:

(i)          securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(ii)          Dollar-denominated certificates of deposit of (A) any Lender, (B) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (C) any bank whose short-term commercial paper rating from (x) S&P is at least A-1 or the equivalent thereof, or (y) Moody’s is at least P-1 or the equivalent thereof (“Approved Lender”), in each case with maturities of not more than one year from the date of acquisition;

(iii)         commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation not an Affiliate of the Canadian Borrower rated (x) A-1 (or the equivalent thereof) or better by S&P, or (y) P-1 (or the equivalent thereof) or better by Moody’s, and maturing within one year of the date of acquisition;

(iv)         repurchase agreements with a term of not more than one year with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Canadian Borrower or one or more of its Restricted Subsidiaries shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(v)         investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (i) through (iv); and

(vi)         auction rate securities, corporate bonds, taxable municipal bonds, tax-exempt municipal bonds and money market funds, in each case, having a maturity within one year of the date of acquisition thereof, so long as such investments are rated at least AAA or the functional equivalent by S&P and Moody’s.

“Cash Management Agreement” shall mean any agreement or other instrument governing Cash Management Obligations.

“Cash Management Bank” shall mean any Person that, at the time it enters into a Cash Management Agreement, is a Lender, Agent or Joint Lead Arranger or an Affiliate of a Lender, Agent or Joint Lead Arranger, or The Bank of Nova Scotia or an Affiliate thereof, each in its capacity as a party to such Cash Management Agreement.

“Cash Management Obligation” shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided by any Cash Management Bank to any Loan Party, including obligations for the payment of agreed interest and reasonable, fees, charges, expenses, Attorney Costs and disbursements in connection therewith.

“Casualty Event” shall mean, with respect to any property (including any Satellite) of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“CCAA” shall mean the Companies’ Creditors Arrangement Act (Canada), as amended.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the official interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or L/C Issuer (or, for purposes of Section 2.16(b), by any lending office of such Lender or by such Lender’s or L/C Issuer’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date. Notwithstanding anything to the contrary herein, it is understood and agreed that (x) the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Basel Committee on Banking Regulations and Supervision pursuant to Basel III, and, in each case, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto, shall, for the purposes of this Agreement, be deemed to be adopted subsequent to the date hereof.

“Change of Control” shall mean and be deemed to have occurred if (a) at any time prior to a Qualified IPO, (i) Permitted Investors shall at any time not own, in the aggregate, directly or indirectly, beneficially and of record, at least 30% of the voting power of the outstanding Voting Stock of Holdings (other than as the result of one or more widely distributed offerings of the common stock of Holdings or any direct or indirect holding company of Holdings, in each case whether by Holdings or the Permitted Investors) and/or (ii) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of Holdings that exceeds the percentage of the voting power of such Voting Stock then beneficially owned, in the aggregate, by Permitted Investors, unless, in the case of either clause (i) or (ii) above, Permitted Investors have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdings; (b) at any time after a Qualified IPO, any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than any combination of Permitted Investors, shall at any time have acquired direct or indirect beneficial ownership of at least 35% of the voting power of the outstanding Voting Stock of Holdings, unless the percentage of the voting power of the outstanding Voting Stock of Holdings acquired by such person, entity or group does not exceed the percentage of the voting power of the outstanding Voting Stock of Holdings then beneficially owned, in the aggregate, by the Permitted Investors; (c) there is a sale, lease or transfer, in one or more series of transactions (other than by way of a transaction permitted by Section 6.03), of all or substantially all of the assets of Holdings and its Restricted Subsidiaries, taken as a whole, to any Person other than one or more Permitted Investors; (d) at any time Continuing Directors shall not constitute at least a majority of the board of directors of Holdings; and/or (e) a Change of Control (as defined in the Existing Senior Notes (or any Permitted Refinancing thereof) or the Existing Senior Subordinated Notes (or any

Permitted Refinancing thereof)) shall have occurred and/or (f) other than in connection with a transaction permitted under Section 6.03 in which Holdings merges, amalgamates or consolidates with or into the Canadian Borrower or Successor Borrower, Holdings shall cease to own, directly or indirectly, 100% of the Voting Stock of the Borrowers.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“CIBC” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“CIP Regulations” shall have the meaning assigned to such term in Section 8.06(b).

“Claim” shall have the meaning assigned to such term in Section 9.08(i).

“Class” of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to whether such Loan is a Revolving Facility Loan, Term A Loan, Canadian Term B-1 Loan, Canadian Term B-2 Loan, U.S. Term B-1 Loan, or U.S. Term B-2 Loan.

“Closing Date” shall mean the date on which all of the conditions precedent required to effectuate the Transactions have been satisfied.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all property and assets (including Equity Interests) subject to a Lien created under any Security Document and shall also include the Mortgaged Properties.

“Collateral Agent” shall have the meaning given such term in the introductory paragraph of this Agreement.

“Collateral and Guarantee Requirements” shall mean, subject to the Agreed Security Principles and Section 5.10, the requirements that:

(a)          as of the Closing Date, all of the Loan Documents described in Schedule 1.01(a) shall have been executed and delivered by the parties thereto, and, to the extent applicable under the relevant governing law, all Liens created by the pledging of securities and/or other instruments shall have been perfected (by the pledging of such securities and/or instruments or otherwise); provided, however, that with respect to any Collateral the security interest or hypothec in which may not be perfected or published by filing of UCC and PPSA financing statements or applications for registration in the Quebec register of personal and moveable real rights (the “PMRR”) or the possession of stock certificates, if the perfection or publication of the Collateral Agent’s security interest or hypothec, as applicable, in such Collateral may not be accomplished prior to the Closing Date after the Canadian Borrower’s use of commercially reasonable efforts to do so, then delivery of documents and instruments for perfection or publication of such security interest or hypothec, as applicable, shall not constitute a condition precedent under Section 4.02 of this Agreement and the Canadian Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be required to perfect and publish such security interests and hypothecs, within 90 days after the Closing Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion) (it being understood that commercially reasonable efforts in this context shall mean at a minimum that UCC and PPSA financing statements and applications for registration in the PMRR have been filed for each of the Loan Parties and stock certificates of entities organized in the United States or Canada shall have been delivered);

(b)          in the case of any Subsidiary that becomes a Subsidiary Loan Party after the Closing Date, the Administrative Agent shall have received, unless it has waived such requirement for such Subsidiary Loan Party (for reasons of cost, legal limitations, tax consequences or such other matters as deemed appropriate by the Administrative Agent, acting reasonably), an executed subsidiary joinder agreement substantially in the form of Exhibit J and execute such Security Documents (other than in respect of real property which is the subject of another clause), by way of joinder or otherwise that the Administrative Agent may reasonably request;

(c)          all the Equity Interests that are acquired by a Loan Party after the Closing Date shall be pledged pursuant to the Security Documents; provided that Equity Interests in Subsidiaries that individually account for less than 2.5% of consolidated assets and revenues and collectively account for less than 5% of consolidated assets and revenues shall not be subject to this provision;

(d)          the Collateral Agent shall have received all certificates or other instruments (if any) representing all Equity Interests required to be pledged pursuant to any of the foregoing paragraphs, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, in each case to the extent reasonably requested by counsel to the Collateral Agent, or such other action shall have been taken as required under applicable law to perfect a security interest in such Equity Interests as reasonably requested by counsel to the Lenders;

(e)          all Indebtedness that is owing to any Loan Party shall have been pledged pursuant to a Security Document and all such Indebtedness (other than intercompany debt evidenced by the Intercompany Note which has already been pledged to the Collateral Agent pursuant to the Security Documents) having a principal amount that has a Dollar Equivalent in excess of $500,000 (other than intercompany current liabilities incurred in the ordinary course of business) shall, if requested by the Administrative Agent and if relevant under the applicable governing law of such Security Document, be evidenced by a promissory note or an instrument and the Collateral Agent shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(f)          all documents and instruments required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following (except as provided in Section 5.11), the execution and delivery of each such Security Document;

(g)          except as provided in Section 5.11, the Collateral Agent shall have received on the Closing Date (in the case of each of those properties designated as a Mortgaged Property as set forth on Schedule 1.01(e)) or within the time period set forth in Section 5.10 (in the case of Additional Mortgages), (i) counterparts of a Mortgage with respect to each property designated as a Mortgaged Property as set forth on Schedule 1.01(e) hereto or Additional Mortgages required to be delivered pursuant to Section 5.10 duly executed and delivered by the record owner or holder of such real property, (ii) a paid Title Policy or Title Policies issued by the Title Company insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens other than Permitted Liens, (iii) with respect to Additional Mortgages covering properties located in the United States, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Canadian Borrower and each Loan Party relating thereto) and, if applicable, evidence of flood insurance and (iv) such Surveys, existing appraisals and legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgaged Property;

(h)          except as provided in Section 5.11, the Loan Parties shall use commercially reasonable efforts (it being understood that in no event shall such efforts require the making of payments or material concessions in exchange for such consent) to obtain and deliver on the Closing Date (in the case of each of those properties designated as a CRE Mortgaged Property on Schedule 1.01(f)) or within the time period set forth in Section 5.10 (in the case of Additional Mortgages), (i) a consent from each landlord granting consent to a leasehold mortgage, (ii) if the consent described in clause (i) is obtained, counterparts of a Mortgage with respect to each property designated as a CRE Mortgaged Property as set forth on Schedule 1.01(f) hereto or required to be delivered pursuant to Section 5.10 duly executed and delivered by the record owner or holder of leasehold interest, (iii) if the consent described in clause (i) is obtained, a Title Policy or Title Policies issued by the Title Company insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens other than Permitted Liens, (iv) with respect to Additional Mortgages covering properties located in the United States, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each such Mortgaged Property

(together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Canadian Borrower and each Loan Party relating thereto) and, if applicable, evidence of flood insurance and (v) such Surveys, existing appraisals and legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgaged Property (provided no Survey shall be required for leasehold mortgages on satellite tracking, dish or antenna facilities); and

(i)          except as provided in Section 5.11, each Loan Party shall have obtained all material consents and approvals required under this Agreement to be obtained by it in connection with (A) the execution, delivery and performance of all Security Documents (or supplements thereto) to which it is a party and (B) the granting by it of the Liens under each Security Document to which it is party.

“Commitments” shall mean (a) with respect to any Lender, such Lender’s Revolving Facility Commitment, Term A Loan Commitment or Additional Term B-2 Loan Commitment, (b) with respect to any Swingline Lender, its Swingline Commitment and (c) any commitment to make Incremental Term Loans extended by such Lender as provided in Section 2.21.

“Compliance Certificate” shall mean the certificate required to be delivered by the Canadian Borrower to the Administrative Agent under Section 5.04(d).

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that, in the event any item that represents an accrual or reserve for a cash expenditure in a future period is included in Consolidated Depreciation and Amortization Expense, the actual cash expenditure in such future period shall reduce Consolidated EBITDA.

“Consolidated EBITDA” shall mean, with respect to Holdings and the Restricted Subsidiaries on a consolidated basis, for any period, an amount equal to Consolidated Net Income for such period

(1)          increased (without duplication) by:

(a)          Consolidated Income Tax Expense accrued for such period to the extent deducted in determining Consolidated Net Income for such period; plus

(b)          Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; plus

(c)          Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income; plus

(d)          to the extent deducted in arriving at Consolidated Net Income, foreign withholding Taxes paid or accrued in such period; plus

(e)          any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, issuance of Indebtedness permitted to be incurred by the Indenture, any refinancing transaction or any amendment or other modification of any debt instrument (whether or not successful), including any fees, expenses and charges related thereto and deducted in computing Consolidated Net Income; plus

(f)          the amount of any restructuring charges or reserves deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions and costs related to closure of facilities; plus

(g)          any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

(h)          the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests); plus

(i)          to the extent deducted in arriving at Consolidated Net Income, the annual consulting fee payable pursuant to the Consulting Agreement as in effect on the Closing Date pursuant to Section 6.12(h); plus

(j)          Transaction Expenses; plus

(k)          solely for purposes of Section 6.12(h) and the Financial Performance Covenant, in the event of any loss of any Satellite during the applicable Test Period, 90% of the contracted for revenues that would reasonably have been expected to be realized but for such loss for that portion of the period following such loss attributable to such Satellite (less revenue actually realized in respect of such Satellite during such period after such event of loss) so long as insurance for such Satellite required to be maintained pursuant to Section 5.02 is maintained in accordance with the terms thereof and Holdings or a Restricted Subsidiary has filed a notice of loss with the applicable insurers and believes in good faith that the insurers will pay funds (and the applicable insurer(s) have not indicated that they will not pay such funds) in amounts that Holdings or the Canadian Borrower reasonably believes will be sufficient, together with cash on hand (other than cash resulting from drawings under the Revolving Facility) and cash from operations, to replace such Satellite with a replacement Satellite that generates annual revenues for Holdings and its Restricted Subsidiaries not less than the revenue generated by such replaced Satellite during the four-quarter period ended immediately prior to such event of loss; but such amounts may only be added to Consolidated EBITDA so long as Holdings or the applicable Restricted Subsidiary intends promptly to replace such Satellite and is working reasonably to do so (provided that the amount added to Consolidated EBITDA under this clause (k) shall not exceed $75,000,000 for any Test Period); plus

(l)          [reserved];

(m)         [reserved];

(n)          non-cash charges related to stock compensation expense and non-cash pension expenses determined in accordance with GAAP; plus

(o)          management fees paid to PSP and other management, monitoring, consulting and advisory fees and related expenses paid directly by the Borrowers or any Restricted Subsidiary pursuant to Section 6.12(h); plus

(p)          losses on asset sales (other than asset sales in the ordinary course of business) and losses from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments; plus

(q)          to the extent not already included in items (a) through (t) above, extraordinary losses (or minus the amount of any gains related thereto) and unusual or non-recurring charges (or minus the amount of any gains related thereto) (including, but not limited to, impairment losses, cost of debt retirement, restructuring, severance, relocation costs and one-time compensation charges); plus

(r)          any amount of the Planned Distribution paid to optionholders to the extent deducted in determining Consolidated Net Income; and

(2)          decreased by (without duplication): non-cash gains increasing Consolidated Net Income of Holdings and the Restricted Subsidiaries for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period, and including gains on asset sales (other than asset sales in the ordinary course of business) and gains from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments;

(3)          increased or decreased by any net non-cash loss or gain resulting from Swap Obligations and, other than for purposes of calculating the Applicable Amount, any cash loss or gain resulting from Swap Obligations;

(4)          increased or decreased by any non-cash loss or gain on changes in fair value of financial instruments and non-cash loss or gains resulting from changes in foreign exchange rates;

in each case, as determined on a consolidated basis for Holdings and the Restricted Subsidiaries in accordance with GAAP, provided that

(i)          there shall be excluded from Consolidated Net Income and the determination of Consolidated EBITDA for any period the effects of significant changes in accounting or reporting principles or practices since the time of this Agreement; and

(ii)          [reserved];

(iii)          there shall be excluded from Consolidated Net Income and the determination of Consolidated EBITDA for any period the effects of adjustments in component amounts required or permitted by ASC 805, ASC 350 and related authoritative pronouncements, as a result of Permitted Acquisitions or the amortization or write-off of any amounts in connection therewith and related financings thereof; and

(iv)          (x) there shall be included in determining Consolidated EBITDA for any period the Acquired EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) acquired to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) by Holdings or any Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (y) for purposes of determining the First Lien Leverage Ratio and the Senior Secured Leverage Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Acquired EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by Holdings or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Acquired EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the actual Acquired EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition or conversion);

(v)          (i) except as provided in clause (iv) above, there shall be excluded from Consolidated EBITDA for any period the income or loss from continuing operations before income taxes and extraordinary items of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Net Income, except to the extent any such income is actually received in cash by the Borrower or its Restricted Subsidiaries or such losses funded by the Borrower or a Restricted Subsidiary in cash, in each case during such period through dividends or other distributions and (ii) to the extent not covered in (i) above, there shall be included in calculating Consolidated EBITDA, the amount of any cash dividends or other cash distributions paid by any Unrestricted Subsidiary or joint venture to the Borrower or any Restricted Subsidiary; and

(vi)          other than for purposes of clause (4) of the definition of “Applicable Amount,” Consolidated EBITDA shall be calculated for any period after giving effect on a pro forma basis (as if they had occurred on the first day of the applicable Test Period) of cost savings and synergies resulting from head count reduction, closure of facilities and similar operational and other cost savings and synergies relating to acquisitions, dispositions, Investments and restructurings of the business of the Canadian Borrower or any of its Restricted Subsidiaries occurring within 12 months (or expected, in the good faith determination of the Canadian Borrower, to occur within 12 months) of such acquisition, disposition, Investment or restructuring and during such period or subsequent to such period and on or prior to the date of such calculation, in each case that are expected to have a continuing impact and are factually supportable, and which adjustments the Canadian Borrower determines are reasonable as set forth in a certificate of a Responsible Officer; provided that the aggregate amount of all such cost savings and synergies given effect pursuant to this clause (vi) shall in no event exceed 10% of Consolidated EBITDA for such period.

“Consolidated First Lien Secured Debt” shall mean all Consolidated Total Secured Debt secured by Lien that is not subordinated in lien priority to the Obligations.

“Consolidated Income Tax Expense” shall mean, with respect to Holdings and the Restricted Subsidiaries for any period, the provision for federal, state, local and foreign taxes based on income or profits (including franchise taxes) payable by Holdings and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any period, the cash interest expense (including that attributable to Capital Leases in accordance with GAAP), net of cash interest income, of Holdings and the Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and all income or costs under Swap Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements unrelated to interest expense) and any cash dividends paid on any Disqualified Capital Stock and including, without duplication, capitalized interest in connection with the purchase of Satellites to the extent paid in cash and interest expense related to Satellite performance incentive payments, but excluding, however, amortization of deferred financing costs and any other amounts of non-cash interest, all as calculated on a consolidated basis in accordance with GAAP and excluding, for avoidance of any doubt, any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof; provided that (a) except as provided in clause (b) below, there shall be excluded from Consolidated Interest Expense for any period the cash interest expense (or cash interest income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense and (b) for purposes of the definition of the term “Permitted Acquisition” and Sections 6.03 and 6.09 there shall be included in determining Consolidated Interest Expense for any period the cash interest expense (or income) of any Acquired Entity or Business acquired during such period and of any Converted Restricted Subsidiary converted during such period, in each case based on the cash interest expense (or income) of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or prepaid on the first day of such period.

“Consolidated Lease Expense” shall mean, for any period, all rental expenses of Holdings and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with Permitted Sale Leasebacks), excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income, other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to a Permitted Acquisition to the extent that such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and (c) Capitalized Lease Obligations, all as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Consolidated Lease Expense for any period the rental expenses of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Lease Expense.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) after the deduction of income taxes of Holdings and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” shall mean, as of any date of determination, the sum of (i) all Indebtedness of Holdings and the Restricted Subsidiaries for borrowed money (adjusted (up or down) for the effects of currency swap agreements) outstanding on such date and (ii) all Capitalized Lease Obligations of Holdings and the Restricted Subsidiaries outstanding on such date, all calculated on a consolidated basis in accordance with GAAP.

“Consolidated Total Secured Debt” shall mean all Consolidated Total Debt secured by a Lien on property or assets of Holdings or a Restricted Subsidiary.

“Consolidated Working Capital” shall mean, at any date, the excess of (a) the sum of all amounts (other than cash, cash equivalents and bank overdrafts) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and the Restricted

Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings and the Restricted Subsidiaries on such date, but excluding (i) the current portion of any Funded Debt, (ii) without duplication of clause (i) above, all Indebtedness consisting of Loans and Letter of Credit Exposure to the extent otherwise included therein and (iii) the current portion of deferred income taxes.

“Consulting Agreement” means the Consulting Services Agreement dated as of October 31, 2007 among Loral and the Canadian Borrower.

“Continuing Director” shall mean, at any date, an individual (a) who is a member of the board of directors of Holdings on the date hereof, (b) who, as at such date, has been a member of such board of directors for at least the 12 preceding months, (c) who has been nominated to be a member of such board of directors, directly or indirectly, by a Permitted Investor or Persons nominated by a Permitted Investor or (d) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office or a nominating committee in which directors nominated by Permitted Investors form the majority of the members thereof.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Converted Canadian Term Loan” means each Canadian Term B-1 Loan held by an Amendment No. 1 Consenting Lender on the Amendment No. 1 Effective Date immediately prior to the extension of credit hereunder on the Amendment No. 1 Effective Date; provided that the amount of such Amendment No. 1 Consenting Lender’s Canadian Term B-2 Loan may be less than the amount of the Canadian Term B-1 Loan held by such Amendment No. 1 Consenting Lender, which lower amount shall be notified to such Amendment No. 1 Consenting Lender by the Administrative Agent as the amount of such Amendment No.1 Consenting Lender’s Converted Canadian Term Loan.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Converted Term Loan” means each Converted Canadian Term Loan and each Converted U.S. Term Loan.

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“Converted U.S. Term Loan” means each U.S. Term B-1 Loan held by an Amendment No. 1 Consenting Lender on the Amendment No. 1 Effective Date immediately prior to the extension of credit hereunder on the Amendment No. 1 Effective Date; provided that the amount of such Amendment No. 1 Consenting Lender’s U.S. Term B-2 Loan may be less than the amount of the U.S. Term B-1 Loan held by such Amendment No. 1 Consenting Lender, which lower amount shall be notified to such Amendment No. 1 Consenting Lender by the Administrative Agent as the amount of such Amendment No.1 Consenting Lender’s Converted U.S. Term Loan.

“Covered Satellite” shall mean any Satellite that is owned or leased by Holdings or any of its Restricted Subsidiaries or for which Holdings or any of its Restricted Subsidiaries otherwise retains the risk of loss.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Credit Extension” shall mean a Borrowing or the issuance, renewal, extension (other than an automatic extension pursuant to Section 2.05(c)(iii)) or increase of a Letter of Credit.

“CRTC” shall mean the Canadian Radio-Television and Telecommunications Commission or any successor authority of the Government of Canada substituted therefor.

“CS Securities” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Cumulative Interest Expense” shall mean, as of any date of determination, the sum of the aggregate amount of Consolidated Interest Expense of Holdings and its Restricted Subsidiaries for the period from and after the first day of the fiscal quarter during which the Closing Date occurs, to the end of the fiscal quarter immediately preceding such date of determination.

“Cure Amount” shall have the meaning assigned to such term in Section 7.02.

“Cure Right” shall have the meaning assigned to such term in Section 7.02.

“Debt Incurrence Event” shall mean any issuance or incurrence by Holdings or any of the Restricted Subsidiaries of any Indebtedness (excluding any Indebtedness permitted to be issued or incurred under Section 6.01 other than Section 6.01(A)(r)).

“Debtor Relief Laws” shall mean the U.S. Bankruptcy Code, BIA, CCAA and WURA and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.23(b), at any time, as reasonably determined by the Administrative Agent, a Lender as to which the Administrative Agent has notified the Canadian Borrower that (i) such Lender has failed for two or more Business Days to comply with its obligations under this Agreement to make a Term Loan or Revolving Facility Loan, make a payment to the L/C Issuer in respect of a L/C Obligation and/or make a payment to the Swingline Lender in respect of a Swingline Loan (each a “Lender Funding Obligation”), in each case, required to be funded hereunder, (ii) such Lender has notified the Administrative Agent, or has stated publicly, that it will not comply with any such Lender Funding Obligation hereunder, or has defaulted on its Lender Funding Obligations under any other loan agreement or credit agreement or other similar agreement in which it commits to extend credit (absent a good faith dispute), (iii) such Lender has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent (based on the reasonable belief that it may not fulfill its Lender Funding Obligations), that it will comply with its Lender Funding Obligations hereunder (absent a good faith dispute); provided that any such Lender shall cease to be a Defaulting Lender under this clause (iii) upon receipt of such confirmation by the Administrative Agent, or (iv) a Lender Insolvency Event has occurred and is continuing with respect to such Lender (provided that neither the reallocation of Lender Funding Obligations provided for in Section 2.23 as a result of a Lender’s being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated Lender Funding Obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender). The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Canadian Borrower provided for in this definition.

“Director Voting Preferred Shares” shall mean preferred shares in Holdings which have a nominal dividend and return of capital and vote only for the election of directors

“Discount Proceeds” shall mean, for any BA (or, if applicable, any BA Equivalent Loan), an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded upwards) calculated by dividing (a) the face amount of the BA (or, if applicable, the BA Equivalent Loan) by (b) the sum of one plus the product of: (i) the BA Discount Rate (expressed as a decimal) applicable to such BA (or, if applicable, such BA Equivalent Loan), and (ii) a fraction, the numerator of which is the BA Contract Period of the BA (or, if applicable, the BA Equivalent Loan) and the denominator of which is 365 or 366 days, as applicable, with such quotient being rounded up or down to the fifth decimal place and 0.000005 being rounded upward.

“Discount Range” shall have the meaning given to it in Section 2.12(f)(ii).

“Discounted Prepayment Option Notice” shall have the meaning given to it in Section 2.12(f)(ii).

“Discounted Voluntary Prepayment” shall have the meaning given to it in Section 2.12(f)(i).

“Discounted Voluntary Prepayment Notice” shall have the meaning given to it in Section 2.12(f)(v).

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Final Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the first anniversary of the Final Maturity Date, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change of control or an asset sale occurring prior to the first anniversary of the Final Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations. For clarity, the Holdings PIK Securities shall constitute Qualified Capital Stock rather than Disqualified Capital Stock.

“Dollar Equivalent” shall mean, on any date of determination (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in Canadian Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.03(b) using the Exchange Rate with respect to Canadian Dollars at the time in effect under the provisions of such Section.

“Dollar Letter of Credit” shall mean a Letter of Credit denominated in Dollars.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Embargoed Person” or “Embargoed Persons” shall have the meanings assigned to such terms in Section 6.19.

“Employee Benefit Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA), other than a Non-U.S. Pension Plan, that is maintained by Holdings or any Subsidiary, or with respect to an employee benefit plan subject to Title IV of ERISA, any ERISA Affiliate, or with respect to which Holdings or any Subsidiary could incur liability.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any and all administrative, regulatory or judicial actions, suits, formal demands, demand letters, claims, liens, notices of non-compliance or violation, or potential responsibility investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such law (hereafter “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of or exposure to Hazardous Materials.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, guidelines or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the protection of the Environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters (to the extent relating to the Environment or exposure to Hazardous Materials).

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, convertible preferred equity certificate (whether or not equity under local law), any limited or general partnership interest and any limited liability company membership interest.

“Equity Offering” shall mean any public or private sale of common stock or preferred stock of the Canadian Borrower, Holdings or any of its direct or indirect parent companies (excluding Disqualified Stock), other than (1) public offerings with respect to Holdings’ or any direct or indirect parent company’s common stock registered on Form S-8 (or the equivalent thereof) and (2) any public or private sale that constitutes an Excluded Contribution.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Holdings, the Borrowers or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event; (b) with respect to any Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code and Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date the minimum required contribution under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by Holdings, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Holdings, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer any Plan; (g) the incurrence by Holdings, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the complete or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Holdings, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, a Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); or (i) the substantial cessation of operations within the meaning of Section 4062(e) of ERISA with respect to a Plan; or the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to Holdings, a Subsidiary or any ERISA Affiliate.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Eurodollar Term Loan or Eurodollar Revolving Loan.

“Eurodollar Revolving Borrowing” shall mean a Borrowing comprised of Eurodollar Revolving Loans.

“Eurodollar Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“Eurodollar Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of

(a)          the sum, without duplication, of

(i)          Consolidated Net Income for such period,

(ii)         an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,

(iii)        decreases in Consolidated Working Capital and long-term receivables from customers (including amounts due in relation to leases) for such period, and

(iv)        an amount equal to the aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by Holdings and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income less

(b)          the sum, without duplication, of

(i)          an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income,

(ii)         $35.0 million less the principal amount of Indebtedness incurred in such period in connection with Capital Expenditures,

(iii)        the aggregate amount of all prepayments of Revolving Facility Loans and Swingline Loans made during such period to the extent accompanying reductions of the Revolving Facility Commitments, except to the extent financed with the proceeds of other Indebtedness of Holdings or its Restricted Subsidiaries,

(iv)        the aggregate amount of all principal payments of Indebtedness of Holdings or the Restricted Subsidiaries (including any Term Loans and the principal component of payments in respect of Capitalized Lease Obligations) made during such period or (without duplication) scheduled to be made in the following 12 months (provided that any such scheduled amounts that are deducted from Excess Cash Flow may not be deducted again from Excess Cash Flow when actually paid) (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of Holdings or its Restricted Subsidiaries,

(v)        an amount equal to the aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by Holdings and the Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(vi)         increases in Consolidated Working Capital and long-term receivables from customers (including amounts due in relation to leases) for such period,

(vii)        payments by Holdings and the Restricted Subsidiaries during such period in respect of long-term liabilities of Holdings and the Restricted Subsidiaries other than Indebtedness,

(viii)       the amount of Investments made during such period pursuant to Section 6.05 to the extent that such Investments were financed with internally generated cash flow of Holdings and the Restricted Subsidiaries,

(ix)          the amount of dividends paid during such period pursuant to clause (b) or (d) of Section 6.06 to the extent such dividends were paid with the proceeds of any amount referred to in paragraph (a) of this definition,

(x)           the aggregate amount of expenditures actually made by Holdings and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period plus an amount specified by the Canadian Borrower that is not in excess of the amount contracted for Capital Expenditures for the following fiscal year provided that expenditures during such period that were deducted in the calculation of Excess Cash Flow for any prior period shall not be again deducted,

(xi)          the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xii)         the amount of Taxes paid or estimated to be payable during such period,

(xiii)        the amount of the Planned Distribution to the extent such amount is paid to optionholders and deducted in arriving at such Consolidated Net Income,

(xiv)        the amount of cash payments made during such period or scheduled to be made in the following fiscal year (provided that any such scheduled amounts that are deducted from Excess Cash Flow may not be deducted again from Excess Cash Flow when actually paid) on the outstanding principal amount of the PSP Note, and

(xv)         the amount of cash losses resulting from Swap Obligations.

“Excess Cash Flow Period” shall mean each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2013.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” shall mean on any day, for purposes of determining the Dollar Equivalent or Canadian Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into Dollars or Canadian Dollars (as applicable), as set forth in the Wall Street Journal published on such date for such currency. In the event that such rate does not appear in such copy of the Wall Street Journal, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Canadian Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent (or, if the Administrative Agent is not a bank, a bank mutually selected by the Canadian Borrower and the Administrative Agent) in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., New York City time, on such date for the purchase of Dollars or Canadian Dollars (as applicable) for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may, in consultation with the Canadian Borrower, use any reasonable method it deems appropriate to determine such rate, and such determination shall be prima facie evidence thereof.

“Excluded APT Elements” shall have the meaning given to it in Section 5.10(e).

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by Holdings or the Canadian Borrower from (a) contributions to its common equity capital, and (b) the sale (other than to a Subsidiary of Holdings or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings) of capital stock (other than Disqualified Capital Stock) of Holdings, in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by a vice president and the principal financial officer of the Canadian Borrower or Holdings on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in the definition of the term “Applicable Amount.”

“Excluded Foreign Subsidiary” shall have the meaning given to it in Section 5.10(e).

“Excluded Satellites” shall mean (a) the Satellites owned by the Canadian Borrower and its Restricted Subsidiaries commonly referred to as Anik F1, Nimiq 1, Nimiq 2, Telstar 18 and the transponders for which the Canadian Borrower or its Restricted Subsidiaries have a right to use on Satmex 5 and Satmex 6, (b) any other Satellite, other than a Named Satellite, that (i) is not expected or intended, in the good faith determination of the Canadian Borrower and/or Holdings, as applicable to earn future revenues from the operation of such Satellite in excess of $25.0 million in any fiscal year and (ii) has a book value of less than $50.0 million, (d) any other Satellite, other than a Named Satellite, with one year or less of in-orbit life remaining (it being understood and agreed that such Satellite shall be deemed to have “in-orbit life” only for so long as it is maintained in station kept orbit), (e) any other Satellite that, in the good faith determination of the Canadian Borrower or Holdings, as applicable, (i)(A) the procurement of In-Orbit Insurance therefor in the amounts and on the terms required hereby would not be available for a price that is, and on other terms and conditions that are, commercially reasonable or (B) the procurement of such In-Orbit Insurance therefor would be subject to exclusions or limitations of coverage that would make the terms of the insurance commercially unreasonably (including because such Satellite’s performance and/or operating status has been adversely affected by anomalies or component exclusions or there are systemic failures or anomalies applicable to Satellites of the same model).

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of a Loan Party hereunder, (a) any income or franchise Taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or by any jurisdiction in which such recipient is deemed to be doing business (other than a business arising from or deemed to arise from any of the Transactions contemplated by this Agreement or any other Loan Document related to this Agreement), in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits Tax or any similar Tax that is imposed by any jurisdiction described in clause (a) above, (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by a Borrower under Section 2.20(b)), any U.S. federal withholding Tax imposed by the United States (other than a withholding Tax levied upon any amounts payable to such Lender in respect of any interest in any Loan acquired by such Lender pursuant to Section 10.01) that is in effect and would apply to amounts payable hereunder to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with Section 2.18(e) with respect to such Loans except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Borrower with respect to any U.S. federal withholding Tax pursuant to Section 2.18(a), (d) any withholding Tax imposed by Canada on a person who does not deal at arm’s length within the meaning of the Income Tax Act (Canada) with any Loan Party that is impaired because of such non-arm’s length status and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” shall mean Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079) (2001).

“Existing Credit Agreement” shall mean that certain credit agreement, dated as of October 31, 2007, by and among Telesat Interco Inc., as initial Canadian borrower, Telesat Canada (as successor by amalgamation to 4363230 Canada Inc.), as Canadian borrower, Telesat LLC, as U.S. borrower, Telesat Holdings, Inc., the guarantors party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, the lenders from time to time party thereto and the other agents and arrangers party thereto (as amended, restated, supplemented or otherwise modified from time to time).

“Existing Letters of Credit” shall mean the letters of credit listed on Schedule 2.05.

“Existing Senior Notes” shall mean the Canadian Borrower’s 11.0% Senior Notes due 2015 issued pursuant to that certain indenture dated June 30, 2008.

“Existing Senior Subordinated Notes” shall mean the Canadian Borrower’s 12.5% Senior Subordinated Notes due 2017 issued pursuant to that certain indenture dated June 30, 2008.

“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that as of the date of this Agreement there are four Facilities, i.e., the Term A Loan Facility, the Canadian Term B Loan Facility, the U.S. Term B Loan Facility and the Revolving Facility.

“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date of this Agreement and any amended or successor version that is substantively comparable, and any current or future regulations or official interpretations thereof.

“FCC” shall mean the Federal Communications Commission or any governmental authority in the United States substituted therefor.

“FCC Licenses” shall mean all authorizations, orders, licenses and permits issued by the FCC to Holdings or any of its Subsidiaries, under which Holdings or any of its Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its transmit only, receive only or transmit and receive earth stations.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upward, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the Fee Letter, dated March 14, 2012, by and among Canadian Borrower and the Administrative Agent.

“Fees” shall mean the Revolving Facility Commitment Fees, Acceptance Fees, the L/C Participation Fees, the L/C Issuer Fees and the Agent Fees.

“Final Maturity Date” shall mean the date which is the latest to occur of the Term A Loan Maturity Date, the Term B Loan Maturity Date, or the Revolving Facility Maturity Date.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“Financial Performance Covenant” shall mean the covenant of Holdings set forth in Section 6.09.

“First Lien Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated First Lien Secured Debt to (b) Consolidated EBITDA for such Test Period.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Funded Debt” shall mean all indebtedness of Holdings and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of Holdings or any Restricted Subsidiary, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrowers, Indebtedness in respect of the Loans.

“GAAP” shall mean Generally Accepted Accounting Principles as adopted by Holdings and the Restricted Subsidiaries from time to time to prepare their published financial statements in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) in effect from time to time.

“Governmental Authority” shall mean any federal, state, provincial, local or foreign court or tribunal or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee and Collateral Exception Amount” shall mean, at any time: (a) $200.0 million minus (b) the sum of (i) the aggregate amount of Indebtedness incurred or assumed prior to such time pursuant to Section 6.01(A)(j) that is outstanding at such time and that was used to acquire, or was assumed in connection with the acquisition of, capital stock and/or assets in respect of which guarantees, pledges and security have not been given pursuant to Section 5.10 and (ii) any Indebtedness incurred by any Restricted Subsidiary that is not a Guarantor; provided that if such amount is a negative number, the Guarantee and Collateral Exception Amount shall be zero.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 10.01.

“Guarantees” shall mean the guarantees issued pursuant to Article X by Holdings, the Borrowers and the Subsidiary Guarantors.

“Guarantors” shall have the meaning assigned to such term in Section 10.01.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Holdings” shall have the meaning assigned to such term in the introductory paragraph to this Agreement; provided that after any transaction permitted under Section 6.03(a) in which Holdings merges, amalgamates or consolidates with or into the Canadian Borrower or Successor Borrower, references to Holdings shall be deemed references to the Canadian Borrower or Successor Borrower, as applicable, in each case, unless the context requires otherwise.

“Holdings PIK Securities” shall mean the existing preferred equity interests of Holdings issued on October 31, 2007 and any Qualified Capital Stock of Holdings issued to refinance, replace or substitute any of the foregoing.

“Honor Date” shall have the meaning assigned to such term in Section 2.05(e)(i).

“Increase Effective Date” shall have the meaning assigned to such term in Section 2.21(a).

“Increase Joinder” shall have the meaning assigned to such term in Section 2.21(e).

“Incremental Commitments” shall have the meaning given to it in Section 2.21(a).

“Incremental Revolving Commitments” shall have the meaning given to it in Section 2.21(a).

“Incremental Term B Loan Commitments” shall have the meaning given to it in Section 2.21(a).

“Incremental Term Loan Commitment” shall have the meaning assigned to such term in Section 2.21(a).

“Incremental Term Loan Exposure” shall mean, at any time, the aggregate principal amount of Incremental Term Loans outstanding at such time. The Incremental Term Loan Exposure of any Lender at any time shall be the aggregate principal amount of such Lender’s Incremental Term Loan outstanding at such time.

“Incremental Term Loan Facility” shall have the meaning given to it in Section 2.21(e).

“Incremental Term Loan Lenders” shall have the meaning given to it in Section 2.21(e).

“Incremental Term Loans” shall have the meaning assigned to such term in Section 2.21(e).

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money (including, without limitation, BAs but excluding the impact of capitalized financing costs and prepayment options), (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities in the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed (excluding any Lien created pursuant to the APT Security Agreement), (e) all Capitalized Lease Obligations of such Person, (f) all net obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements, (g) without duplication, all Guarantee Obligations of such Person and (h) any Disqualified Capital Stock; provided that Indebtedness shall not include (i) trade payables and accrued expenses, in each case payable directly or through a bank clearing arrangement and arising in the ordinary course of business, (ii) obligations to make progress or incentive payments under Satellite Purchase Agreements and Launch Services Agreements, in each case, not overdue by more than 90 days, (iii) deferred or prepaid revenue, (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (v) obligations to make payments to one or more insurers under satellite insurance policies in respect of premiums or the requirement to remit to such insurer(s) a portion of the future revenues generated by a Satellite which has been declared a constructive total loss, in each case in accordance with the terms of the insurance policies relating thereto and (vi) customer deposits made in connection with the construction or acquisition of a Satellite being constructed or acquired at the request of one or more customers. The amount of Indebtedness of any Person for purposes of clause (d) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as reasonably determined by such Person in good faith. The amount of Indebtedness of any Person for purposes of clause (h) shall be deemed to be equal to the greater of the voluntary or involuntary liquidation preference and maximum fixed repurchase price in respect of such Disqualified Capital Stock. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of Holdings.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Industry Canada” shall mean Industry Canada or any successor department of the Government of Canada substituted therefor.

“Industry Canada Authorizations” shall mean all authorizations, orders, licenses and exemptions issued by Industry Canada to Holdings or any of its Subsidiaries, pursuant to authority under the Radiocommunication Act or the Telecommunications Act, as amended, under which Holdings or any of its Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its transmit only, receive only or transmit and receive earth stations or any ancillary terrestrial communications facilities.

“Information” shall have the meaning given to it in Section 3.14.

“ING” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“In-Orbit Insurance” shall mean, with respect to any Satellite (or, if the entire Satellite is not owned by the Canadian Borrower or any of its Restricted Subsidiaries, as the case may be, the portion of the Satellite it owns or for which it has risk of loss), insurance (subject to a right of coinsurance in an amount up to $75,000,000) or other contractual arrangement providing for coverage against the risk of loss of or damage to such Satellite (or portion, as applicable) attaching upon the expiration of the Launch Insurance therefor (or, if Launch Insurance is not procured, upon the initial completion of in-orbit testing) and attaching, during the commercial in-orbit service of such Satellite (or portion, as applicable), upon the expiration of the immediately preceding corresponding policy or other contractual arrangement, as the case may be, subject to the terms and conditions set forth herein.

“In-Orbit Contingency Protection” shall mean transponder capacity that, in the good faith determination of the Canadian Borrower, is available on a contingency basis from the Canadian Borrower or its Restricted Subsidiaries, or any Subsidiary of any parent of the Canadian Borrower, directly or from another satellite operator pursuant to a contractual arrangement, to accommodate the transfer of traffic representing at least 25% of the revenue-generating capacity with respect to any Satellite (or, if the entire Satellite is not owned by the Canadian Borrower or any of its Restricted Subsidiaries, as the case may be, the portion of the Satellite it owns or for which it has risk of loss) that may suffer actual or constructive total loss and that meets or exceeds the contractual performance specifications for the transponders that had been utilized by such traffic; it being understood that the Satellite (or portion, as applicable) shall be deemed to be insured for a percentage of the Satellite’s (or applicable portion’s) net book value for which In-Orbit Contingency Protection is available.

“Intercompany Note” shall mean an intercompany note substantially in the form of Exhibit F hereto.

“Interest Election Request” shall mean a request by the Canadian Borrower to convert or continue a Term B Loan Borrowing or Revolving Facility Borrowing in accordance with Section 2.08.

“Interest Payment Date” shall mean (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (b) with respect to any ABR Loan, the last day of each calendar quarter, and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.10(a).

“Interest Period” shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months, if agreed to by all relevant Lenders at the time of the applicable Borrowing, or, in the case of the Borrowings to be made on the Amendment No. 1 Effective Date, such shorter period as to which the Administrative Agent shall consent), as the Canadian Borrower may elect, or the date any Eurodollar Borrowing is converted to an ABR Borrowing in accordance with Section 2.08 or repaid or prepaid in accordance with Section 2.10, 2.11 or 2.12; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period and (b) as to any BA Borrowing, the BA Contract Period.

“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such deposit, advance, loan or extension of credit having a term not exceeding 364 days arising in the ordinary course of business and excluding also any Investment in leases entered into in the ordinary course of business; or (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other monetary liability of any other Person.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Joinder Agreement” means the joinder agreement, dated as of the Amendment No. 1 Effective Date, by the Additional Canadian Term B-2 Lender and the Additional U.S. Term B-2 Lender and acknowledged by the Borrowers and the Administrative Agent.

“Joint Lead Arrangers” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Joint Venture” shall mean any joint venture entity, whether a company, unincorporated firm, undertaking, joint venture, association, partnership or any other entity which, in each case, is not a Subsidiary of Holdings or any of its Restricted Subsidiaries but in which Holdings or a Restricted Subsidiary has a direct or indirect equity or similar interest.

“J.P. Morgan” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“JPMCB” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.17(b).

“Launch” shall mean, with respect to any Satellite, the point in time before lift-off of such Satellite at which risk of loss of such Satellite passes to the applicable Satellite Purchaser under the terms of the applicable Satellite Purchase Agreement, unless risk of loss thereunder is to pass to such Satellite Purchaser after lift-off, in which case

“Launch” shall mean the intentional ignition of the first stage engines of the launch vehicle that has been integrated with such Satellite.

“Launch Insurance” shall mean, with respect to any Satellite, insurance for risks of loss of and damage to such Satellite attaching not later than the time of Launch and continuing at least until the successful or unsuccessful attempt to achieve physical separation of such Satellite from the launch vehicle that had been integrated with such Satellite.

“Launch Services Agreement” shall mean, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and the applicable Launch Services Provider relating to the launch of such Satellite.

“Launch Services Provider” shall mean, with respect to any Satellite, the provider of launch services for such Satellite pursuant to the terms of the Launch Services Agreement related thereto.

“Law” shall mean, collectively, all international, foreign, Federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

“L/C Borrowing” shall mean a Revolving Facility Borrowing made pursuant to Section 2.05(e)(iv) and (v) to refinance Unreimbursed Amounts in respect of drawn Letters of Credit.

“L/C Disbursement” shall mean a payment or disbursement made by a L/C Issuer pursuant to a Letter of Credit.

“L/C Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any other documents delivered in connection therewith, any application therefor and any agreements, instruments, guaranties or other documents (whether general in application to Letters of Credit generally or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

“L/C Issuer” shall mean (i) JPMCB and CIBC, each in their respective capacity as issuer of Letters of Credit under Section 2.05(a), and their respective permitted successor or successors in such capacity, (ii) The Bank of Nova Scotia, solely with respect to its Existing Letters of Credit and any amendment, renewal or extension thereof, or pursuant to a separate agreement between such L/C Issuer and the Canadian Borrower, and (iii) any other Lender which the Canadian Borrower shall have designated as an “L/C Issuer” by notice to the Administrative Agent.

“L/C Issuer Fees” shall have the meaning assigned to such term in Section 2.13(b).

“L/C Obligations” shall mean at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all L/C Disbursements not yet reimbursed by the Canadian Borrower as provided in Section 2.05(e)(ii), (iii), (iv) or (v) to the applicable L/C Issuers in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section 2.05(e)(vi). For all purposes of this Agreement and all other Loan Documents, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participation Fee” shall have the meaning assigned such term in Section 2.13(b).

“L/C Sublimit” shall mean an amount equal to $15,000,000. The L/C Sublimit is a part of, and not in addition to, the Revolving Facility.

“Lender” shall mean, as of the Closing Date, each financial institution listed on Schedule 2.01, as well as, thereafter, the Additional Canadian Term B-2 Lender, the Additional U.S. Term B-2 Lender and any person that becomes a “Lender” hereunder pursuant to Section 2.21 or 9.04.

“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is determined or adjudicated to be insolvent by a Governmental Authority, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interest in any Lender or its Parent Company by a Governmental Authority or an instrumentality thereof.

“Lender Participation Notice” shall have the meaning given to it in Section 2.12(f)(iii).

“Letter of Credit” shall mean any letter of credit or letter of guarantee issued pursuant to Section 2.05 or any Existing Letter of Credit.

“Letter of Credit Expiration Date” shall mean the day that is three Business Days prior to the Revolving Facility Maturity Date then in effect.

“Letter of Credit Exposure” shall mean, subject to Section 2.23, with respect to any Lender, at any time, the sum of (a) the amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) Revolving Facility Loans pursuant to Section 2.05 at such time and (b) such Lender’s Revolving Commitment Percentage of the L/C Obligations at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) Revolving Facility Loans pursuant to Section 2.05).

“Letter of Credit Request” shall have the meaning assigned to such term in Section 2.05(c)(i).

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the applicable Screen Rate, for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the average (rounded upward, if necessary, to the next 1/100 of 1%) of the respective interest rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by the Reference Banks at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge, deemed trust created by operation of law or security interest in or on such asset or to which such asset is subject and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the BAs, the Security Documents ~~and~~, any promissory note issued under Section 2.10(e), Amendment No. 1, the Joinder Agreement and solely for the purposes of Section 7.01(c) hereof, the Fee Letter.

“Loan Participant” shall have the meaning assigned to such term in Section 9.04(c).

“Loan Parties” shall mean Holdings, the Borrowers and each Subsidiary Loan Party.

“Loans” shall mean the Term Loans, the Revolving Facility Loans and the Swingline Loans.

“Loral” shall mean Loral Space & Communications Inc.

“Majority Lenders” (i) for the Revolving Facility, shall mean, at any time, Lenders under such Facility having Revolving Facility Loans and unused Revolving Facility Commitments representing more than 50% of the sum of all Revolving Facility Loans outstanding under the Revolving Facility and unused Revolving Facility Commitments at such time and (ii) for each of the Term Loan Facilities, Lenders having applicable Term Loans and Term Loan Commitments representing more than 50% of the sum of all Term Loans and Term Loan Commitments of such Term Loan Facility.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean the existence of events, conditions and/or contingencies that have had or are reasonably likely to have (a) a materially adverse effect on the business, operations, properties, assets or financial condition of Holdings and the Subsidiaries, taken as a whole, or (b) a material impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, any L/C Issuer, the Administrative Agent or the Collateral Agent under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of Holdings or any Restricted Subsidiary in an aggregate principal amount exceeding $75.0 million.

“Material Subsidiary” shall mean, at any date of determination, any Restricted Subsidiary (a) whose Total Assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.04(a) or (b) were equal to or greater than 2.5% of the consolidated Total Assets of Holdings and its consolidated subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of Holdings and its consolidated subsidiaries for such period, in each case determined in accordance with GAAP.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Mezzanine Securities” shall mean the securities periodically issued by the Canadian Borrower in favor of Loral as satisfaction of the Borrower’s payments under the Consulting Agreement.

“MHR” shall mean MHR Fund Management LLC.

“Minority Investment” shall mean any Person (other than a Subsidiary) in which Holdings or any Restricted Subsidiary owns capital stock or other equity interests.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean (i) the real property of the applicable Loan Party set forth on Schedule 1.01(e) and designated therein as “Mortgaged Properties,” (ii) if the consent referred to in clause (h) of the definition of Collateral and Guarantee Requirement as to any real property of the applicable Loan Party set forth on Schedule 1.01(f) and designated therein as “CRE Mortgaged Properties” is obtained, the real property listed on Schedule 1.01(e) and (iii) such additional real property (if any) of Loan Parties encumbered by a Mortgage pursuant to Section 5.10.

“Mortgages” shall mean the mortgages, deeds of trust, debentures, deeds of hypothec, assignments of leases and rents, leasehold mortgages, leasehold deeds of interest and other security documents delivered pursuant to Section 4.02(e) or 5.10, as amended, supplemented or otherwise modified from time to time, with respect to Mortgaged Properties each in a form reasonably satisfactory to the Administrative Agent (which shall include, for U.S. mortgaged properties, a mortgage substantially in the form attached hereto as Exhibit K) and consistent with the provisions of this Agreement.

“MS” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Holdings, the Borrowers, the Canadian Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Named Satellites” shall mean the Satellites commonly referred to as Anik F1R, Anik F2, Anik F3, Telstar 11N, Telstar 12, Nimiq 4, Nimiq 5, Anik G1 (following its successful launch and the expiry of its applicable Launch Insurance) and Nimiq 6 (following its successful launch and the expiry of its applicable Launch Insurance).

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of Holdings or any of the Restricted Subsidiaries in respect of such Prepayment Event less (b) the sum of:

(i)            in the case of any Prepayment Event, the amount, if any, of all Taxes paid or estimated to be payable by Holdings or any of the Restricted Subsidiaries in connection with such Prepayment Event,

(ii)           in the case of any Prepayment Event, the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any Taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by Holdings or any of the Restricted Subsidiaries; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,

(iii)          in the case of any Prepayment Event, the amount of any Indebtedness secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event,

(iv)          in the case of any Asset Sale Event, Casualty Event or Permitted Sale Leaseback, the amount of any proceeds of such Asset Sale Event, Casualty Event or Permitted Sale Leaseback that Holdings or any Subsidiary has (a) reinvested prior to the last day of such Reinvestment Period, (b) entered into a binding commitment to reinvest such proceeds within two years after the receipt of such proceeds prior to the last day of such Reinvestment Period or (c) entered into a binding commitment to reinvest such proceeds in Satellites, which Satellite shall (A) achieve the milestone known as preliminary design review within two years after the receipt of such proceeds and (B) be scheduled for launch within four years after the receipt of such proceeds, in each case, in the business of Holdings or any of the Restricted Subsidiaries (subject to Section 6.20); provided that proceeds deducted from Net Cash Proceeds pursuant to this clause (iv) by reason of clause (b) or (c) shall (x) be deemed to be Net Cash Proceeds of an Asset Sale Event, Casualty Event or Permitted Sale Leaseback occurring on the last day of the two year period described in clause (b) if such amounts are not so reinvested or on the last day of the period set forth the applicable milestone in clause (c) if such milestone is not met during such applicable period and (y) if so deemed to be Net Cash Proceeds, be applied to the repayment of Loans in accordance with Section 2.12(c); provided that notwithstanding the foregoing, with respect to Satellite Assets sold pursuant to Section 6.04(f), such reinvestment must be made in Satellite Assets,

(v)           in the case of any Casualty Event, the amount of any payment to any customer providing a deposit or other related amounts which must be repaid in the event of a Casualty Event, including any rebates, settlement amounts or other proceeds received from a Satellite Manufacturer in relation to performance incentives or performance warranty paybacks with respect to a Satellite (it being understood that if such proceeds are in respect of a replacement Satellite which has not achieved the milestone known as preliminary design review within the relevant period referred to in clause (iv) or is not scheduled to be launched within four years of receipt of such proceeds with respect to such predecessor Satellite referred to in clause (iv), then such proceeds need only to be applied to the Loans and Commitments to the extent of such proceeds without giving effect to clause (iv) to the extent of any duplication), and

(vi)          in the case of any Prepayment Event, reasonable and customary fees, commissions, expenses, issuance costs, discounts and other costs paid by Holdings or any of the Restricted Subsidiaries, as applicable, in connection with such Prepayment Event (other than those payable to Holdings or any Subsidiary of Holdings), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.20(c).

“Non-Defaulting Lender” shall mean and includes each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” shall have the meaning assigned to such term in Section 2.05(c)(iii).

“Non-Subsidiary Loan Party” shall mean any Subsidiary that is not a Subsidiary Loan Party.

“Non-U.S. Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Non-U.S. Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings, the Borrowers or any Subsidiary primarily for the benefit of employees of Holdings, the Borrowers or any Subsidiary residing outside the United States of America (other than in Canada), which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Note” shall have the meaning assigned to such term in Section 2.10(e).

“Obligations” shall mean (a) obligations of the Borrowers and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loans and Revolving Facility Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise (including reimbursement obligations in respect of BAs accepted hereunder), and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers and the other Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents.

“OFAC” shall have the meaning assigned to such term in Section 3.21(a).

“Offered Loans” shall have the meaning given to it in Section 2.12(f)(iii).

“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation, articles and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation or partnership declaration and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

“Original Canadian Term B Loan Commitment” shall mean, with respect to each Lender, the Commitment (if any) of such Lender to make term loans on the Closing Date under Section 2.01(c) of the Original Credit Agreement in the amount set forth opposite such Lender’s name on Schedule 2.01 directly below the column entitled “Canadian Term B Loan Commitment” or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Original Canadian Term B Loan Commitment prior to the Amendment No. 1 Effective Date, as applicable, in each case as the same may be reduced from time to time pursuant to Section 2.09. The aggregate amount of the Original Canadian Term B Loan Commitments on the Closing Date was CND$175.0 million.

“Original Credit Agreement” shall mean this agreement, as in effect immediately prior to giving effect to Amendment No. 1.

“Original U.S. Term B Loan Commitment” shall mean, with respect to each Lender, the Commitment (if any) of such Lender to make term loans on the Closing Date under Section 2.01(b) of the Original Credit Agreement in the amount set forth opposite such Lender’s name on Schedule 2.01 directly below the column entitled “U.S. Term B Loan Commitment” or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Original U.S. Term B Loan Commitment prior to the Amendment No. 1 Effective Date, as applicable, in each case as the same may be reduced from time to time pursuant to Section 2.09. The aggregate amount of the Original U.S. Term B Loan Commitments on the Closing Date was $1,725.0 million.

“Other Taxes” shall mean any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies (including, for clarification, goods and services taxes, harmonized sale taxes, provincial sales tax and any other sales, value-added or transfer tax) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents (but not any such Tax arising solely from any transfer or assignment of, or any participation in, the Loans (or a portion thereof) or this Agreement).

“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the economic or voting Equity Interests of such Lender.

“Participant Register” shall have the meaning given to it in Section 9.04(c)(i).

“Participation Interest” shall mean a Credit Extension by a Lender by way of a purchase of a participation interest in Letters of Credit or L/C Obligations as provided in Section 2.05(d), in Swingline Loans as provided in Section 2.04(f) or in any Loans as provided in Section 2.19(e).

“Patriot Act” shall mean the Uniting and Strengthening America by Providing the Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by Holdings or any of the Restricted Subsidiaries of assets or capital stock or other equity interests, so long as (a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law; (b) such acquisition shall result in the issuer of such capital stock or other equity interests to the extent applicable becoming a Restricted Subsidiary and a Subsidiary Guarantor, to the extent required by Section 5.10 and subject to the exceptions provided in Section 6.01(A)(j) and 6.01(A)(i); (c) such acquisition shall result in the Administrative Agent, for the benefit of the applicable Lenders, being granted a security interest in any capital stock or any assets so acquired, to the extent required by Section 5.10 and subject to the exceptions provided in Section 6.01(A)(j) and 6.01(A)(i); (d) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; and (e) Holdings shall be in compliance, on a pro forma basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 6.01(A)(j)), with the covenant set forth in Sections 6.09, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such acquisition had occurred on the first day of such Test Period.

“Permitted Additional Notes” shall mean senior, senior subordinated or junior notes, issued by the Canadian Borrower (and which may also be issued by the U.S. Borrower), (i) the terms of which (1) subject to the exception in the proviso in Section 6.01(A)(r), do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is 91 days following the latest Final Maturity Date (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (2) to the extent senior subordinated notes, provide for customary subordination to the Obligations under the Loan Documents, (ii) the covenants, events of default, Subsidiary guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to Holdings and the Subsidiaries than those in the indenture relating to the Existing Senior Notes and the Existing Senior Subordinated Notes and (iii) of which no Subsidiary of Holdings (other than a Loan Party) is an obligor under such notes.

“Permitted Business” shall mean the businesses engaged in by Holdings and its Subsidiaries on the Closing Date and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Cure Securities” shall mean (i) any common equity securities of Holdings and/or (ii) any other equity securities of Holdings having no mandatory redemption, repurchase or similar requirements prior to 91 days after the Term B Loan Maturity Date, and upon which all dividends or distributions (if any) shall be payable solely in additional shares of such equity securities.

“Permitted Investments” shall mean:

(a)           securities or obligations issued or unconditionally guaranteed by the United States government, the Government of Canada or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(b)           securities or obligations issued by any state of the United States of America, any province of Canada or any political subdivision of any such state or province, or any public instrumentality thereof, having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c)           commercial paper issued by any Lender or any bank holding company owning any Lender;

(d)           commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(e)           domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250.0 million in the case of domestic banks and $100.0 million (or the Dollar Equivalent thereof) in the case of foreign banks;

(f)            auction rate securities rated at least Aa3 by Moody’s and AA- by S&P (or, if at any time either S&P or Moody’s shall not be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)           repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;

(h)           repurchase obligations with respect to any security that is a direct obligation or fully guaranteed as to both credit and timeliness by the Government of Canada or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the Government of Canada, in either case entered into with any Canadian I or II bank or any trust company (acting as principal);

(i)            marketable short-term money market and similar funds (x) either having assets in excess of $250.0 million or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in the United States);

(j)            shares of investment companies that are registered under the Investment Company Act of 1940 and 95% the investments of which are one or more of the types of securities described in clauses (a) through (i) above;

(k)           any other investments used by Holdings and its Restricted Subsidiaries as temporary investments permitted by the Administrative Agent in writing in its sole discretion; and

(l)            in the case of Investments by Holdings or any Subsidiary organized or located in a jurisdiction other than the United States (or any political subdivision or territory thereof), or in the case of Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Subsidiary is organized or located or in which such Investment is made, all as reasonably determined in good faith by the Canadian Borrower.

“Permitted Investor” shall mean each of (i) Loral, (ii) PSPIB, (iii) MHR, (iv) Intelsat, Ltd., (v) SES SA, (vi) Eutelsat Communications SA, (vii) EchoStar Corporation, (viii) Dish Network Corporation, (ix) Inmarsat plc and (x) Controlled Affiliates of each of the foregoing; provided that, in the case of clauses (iv) through (ix) (and clause (x) solely with respect to clauses (iv) through (ix)) of this definition, a Rating Decline shall not have occurred in connection with the transaction (including any incurrence of Indebtedness used to finance the acquisition thereof) involving such Permitted Investor that would have resulted in a Change of Control (but for the terms of this definition) and provided, further, that the notice referred to in the definition of Rating Decline has been given to each of the Rating Agencies.

“Permitted Liens” shall mean:

(a)           Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(b)           Liens in respect of property or assets of Holdings or any of the Restricted Subsidiaries imposed by law, such as carriers’, warehousemen’s, storers’, repairers’ and mechanics’ Liens, landlords’ liens and other similar Liens arising in the ordinary course of business, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(c)           Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 7.01;

(d)           Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;

(e)           ground leases in respect of real property on which facilities owned or leased by Holdings or any of its Subsidiaries are located;

(f)            easements, rights-of-way, restrictions, covenants, conditions, reservations, grants or restrictions of or on oil, gas, water and/or mineral rights, zoning, by-laws, regulations and ordinances of any Governmental Authority, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect as determined in good faith by the Canadian Borrower with the business of Holdings and its Subsidiaries, taken as a whole;

(g)           any interest or title of a lessor or secured by a lessor’s interest under any lease permitted by this Agreement, together with all Liens of whatsoever nature permitted or created by such lessor or any fee owner of the property or any predecessor in title, including in connection with any Permitted Sale Leaseback;

(h)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i)            Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of Holdings or any of its Subsidiaries; provided that such Lien secures only the obligations of Holdings or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 6.01;

(j)            leases or subleases or licenses granted to others not interfering in any material respect as determined in good faith by the Canadian Borrower with the business of Holdings and its Subsidiaries, taken as a whole;

(k)           Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of Holdings and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(l)            Liens in favor of a counterparty to a Permitted Swap Agreement on any Loan Party’s rights under such Permitted Swap Agreement;

(m)          reservations, limitations, provisos and conditions expressed in any original grant from the Crown or other grants of real or immovable property, or interests therein;

(n)           the right reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by Holdings or any of its Restricted Subsidiaries or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(o)           security given to a public utility or any Governmental Authority when required by such utility or authority in connection with the operations of Holdings or any of its Restricted Subsidiaries in the ordinary course of its business;

(p)           subdivision agreements, site plan control agreements, development agreements, servicing agreements, cost sharing, reciprocal and other similar agreements with municipal and other Governmental Authorities affecting the development, servicing or use of a property; provided the same are complied with in all material respects, except as such non-compliance does not interfere in any material respect as determined in good faith by the Canadian Borrower with the business of Holdings and its Subsidiaries, taken as a whole;

(q)           facility cost sharing, servicing, reciprocal or other similar agreements related to the use and/or operation of a property in the ordinary course of business; provided the same are complied with in all material respects;

(r)            each of the exceptions, liens and other encumbrances set forth Schedule B to the Title Policies issued by Title Companies and delivered pursuant to Section 4.02(e);

(s)           Liens in favor of customers on Satellites or portions thereof (including insurance proceeds relating thereto) or the satellite construction or acquisition agreement being relating thereto in the event such Satellites or portions thereof are being constructed or acquired at the request of one or more customers to secure repayment of deposits and related amounts;

(t)            Liens arising in connection with a Permitted Sale Leaseback;

(u)           restrictions in condosat agreements or revenue agreements (as any such condosat agreements or revenue agreements may from time to time be modified, supplemented, amended, renewed or replaced, the “Subject Agreements”) relating to transponders that restrict sales, dispositions, leases or security interests on satellites to any third party purchaser, lessee or secured party unless such purchaser or lessee of such satellite agrees to (or, in the case of a security interest in such satellite, the secured party agrees pursuant to a non-disturbance agreement that in connection with the enforcement of any such security interest or the realization upon any such security interest, such secured party agrees that, prior to or concurrently with the transfer becoming effective, the person to whom the satellite bus shall be transferred shall agree that such transferee shall) be subject to the terms of the applicable Subject Agreement so long as such Subject Agreement is (in the case of any such restriction on a security interest) otherwise reasonably satisfactory to the Administrative Agent in its sole discretion (who may in its sole discretion condition its consent to the terms of such agreement (a) not providing for any liability on the part of the secured party or lenders prior to such secured party taking possession or control of the Satellite and (b) being of no force and effect upon release of such security interest) and provided that, with respect to any Subject Agreement entered into after the Closing Date, the applicable Loan Parties shall have used their commercially reasonable efforts in negotiating such Subject Agreement so that such Subject Agreement does not contain such restrictions; and

(v)           deemed trusts created by operation of law in respect of amounts which are (i) not yet due and payable (ii) immaterial, (iii) being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (iv) unpaid due to inadvertence after exercising due diligence.

“Permitted Refinancing” shall mean, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person (or any successive Permitted Refinancing thereof); provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon plus other amounts paid, and underwriting discounts, defeasance costs, fees, commissions and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 6.01, (b) subject to the exception in the last proviso in Section 6.01(A)(p), such modified, refinanced, renewed, refunded or extended Indebtedness has a Weighted Average Life to Maturity equal to or longer than the earlier of (i) the Weighted Average Life to Maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being refinanced that were due on or after the date that is 91 days after the Term B Loan Maturity Date were instead due on the date that is 91 days following the Term B Loan Maturity Date, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms not less favorable in any material respect as determined in good faith by the Canadian Borrower to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, subject to the exception in the first proviso to Section 6.01(A)(p), (d) if the Indebtedness being refinanced is secured by any assets securing the Obligations, such modified, refinanced, refunded, renewed or extended Indebtedness may be secured by such collateral on terms not materially less favorable to the Lenders, as determined in good faith by the Canadian Borrower, than the terms and conditions of the Indebtedness being so modified, refinanced, refunded, renewed or extended and (e) to the extent such person is a Loan Party, such modification, refinancing, refunding, renewal or extension shall not add or substitute as an obligor a Restricted Subsidiary that is not a Loan Party.

“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by Holdings or any of the Restricted Subsidiaries after the Closing Date; provided that any such Sale Leaseback not between the Borrowers and any Guarantor or any Guarantor and another Guarantor is consummated for fair value as determined at the time of consummation in good faith by Holdings (which such determination may take into account any retained interest or other Investment of Holdings or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Permitted Swap Agreement” shall mean a Swap Agreement entered into with the Borrowers or the other Loan Parties that (x)(i) was in existence prior to, and is in effect as of, the Closing Date with any counterparty other than an affiliate of Holdings and (ii) was secured by the “Collateral” as defined in the Existing Credit Agreement, (y) is entered into after the Closing Date with any counterparty that is a Lender, Agent or Joint Lead Arranger (or an Affiliate of a Lender, Agent or Joint Lead Arranger) at the time such Swap Agreement is entered into, unless such Swap Agreement states that it is not a Permitted Swap Agreement for purposes of the definitions of “Secured Creditors” and “Secured Obligations” or (z) is in effect as of the Closing Date with The Governor and Company of the Bank of Ireland or an Affiliate thereof.

“Person” or “person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which Holdings, the Canadian Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Planned Distribution” shall mean the dividend of an aggregate of CND$705,000,000 to be paid to Loral or its Affiliates, PSP or its Affiliates, and option holders, which may be made on or after the Closing Date in one or more distributions.

“Pledged Collateral” shall have the meaning assigned to such term in the Security Documents.

“PMRR” has the meaning assigned to that term in the definition of “Collateral and Guarantee Requirement.”

“PPSA” shall mean the Personal Property Security Act as in effect from time to time (except as otherwise specified) in an applicable Province or territory of Canada.

“Prepayment Account” shall have the meaning given to it in Section 2.06(i).

“Prepayment Event” shall mean any Asset Sale Event, Debt Incurrence Event, Casualty Event or any Permitted Sale Leaseback.

“Primary Obligations” shall mean (i) in the case of the Lenders, all principal of, premium, fees and interest on, all Loans (including the face amount of BAs accepted hereunder), all unreimbursed L/C Disbursements, the maximum amount available to be drawn under all outstanding Letters of Credit and all Fees and (ii) in the case of the Swap Counterparties, all amounts due under each Permitted Swap Agreement with a Swap Counterparty and similar obligations and liabilities.

“primary obligor” shall have the meaning assigned to such term in the definition of “Guarantee Obligations.”

“Prime Rate” shall mean JPMCB’s “prime rate.”

“Principal Amortization Payment Date” means with respect to the Term A Loans, the last Business Day of each calendar quarter, commencing with the last Business Day of the first full calendar quarter commencing after the Closing Date.

“Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be.

“Proposed Discounted Prepayment Amount” shall have the meaning given to it in Section 2.12(f)(ii).

“PSP” shall mean Public Sector Pension Investment Board, a Canadian federal special Act corporation.

“PSP Note Transaction” shall mean the redemption by Holdings of the Holdings PIK Securities and the issuance by the Canadian Borrower of the PSP Note in connection therewith and the transactions related thereto, in each case, expected to occur on or near the Closing Date.

“PSP Notes” shall have the meaning assigned to such term in Section 6.01(A)(q).

“PSPIB” shall mean, collectively, PSP and Red Isle Private Investments Inc., a wholly owned subsidiary of PSP.

“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.

“Qualified IPO” shall mean an underwritten public offering of the Voting Stock of Holdings or the Canadian Borrower or any other direct or indirect parent entity thereof (i) after giving effect to which, at least 10% of the outstanding Voting Stock of the Canadian Borrower or such parent is publicly traded or (ii) resulting in gross proceeds in respect of the Voting Stock of the Canadian Borrower or such parent equal to or greater than $250.0 million.

“Qualified Proceeds” shall mean assets that are used or useful in, or capital stock of any Person engaged in, a similar business; provided that the fair market value of any such assets or capital stock shall be determined by the board of directors of Holdings in good faith.

“Qualifying Lenders” shall have the meaning given to it in Section 2.12(f)(iv).

“Qualifying Loans” shall have the meaning given to it in Section 2.12(f)(iv).

“Quebec Pension Plan” shall mean the universal pension plan established and maintained by the Provincial Government of Quebec.

“Quotation Day” shall mean, with respect to any Eurodollar Borrowing and any Interest Period, the second Business Day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

“Rating Agency” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Loans (or the corporate family rating of Holdings) publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Canadian Borrower (as certified by a board resolution) which shall be substituted for Moody’s or S&P or both, as the case may be.

“Rating Decline” means the occurrence on any date from and after the date of the public notice by Holdings, the Canadian Borrower or another Person seeking to effect a transaction that would be a Change of Control (but for the proviso of the definition of Permitted Investors) or an arrangement that, in the good faith judgment of the Canadian Borrower, would be expected to result in a Change of Control (but for the proviso of the definition of Permitted Investors) until the end of the 30-day period following such public notice or the abandonment of the proposed transaction (which period shall be extended an additional 30 days if the rating of the Loans and/or the corporate family rating of Holdings is under publicly announced consideration for possible downgrade by any Rating Agency at the end of the initial 30-day period) of: (1) a decline in the rating of the Loans or the corporate family rating of Holdings by any Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or – for S&P or 1, 2 and 3 for Moody’s) or of the credit outlook with respect thereto from such Rating Agency’s rating of the Loans or the corporate family rating of Holdings; or (2) withdrawal by any Rating Agency of such Rating Agency’s rating of the Loans or the corporate family rating of Holdings.

“Reference Banks” shall mean the principal Toronto office, in the case of the use of the term “Reference Banks” in the definition of Canadian Prime Rate, and London office, in the case of the use of the term “Reference Banks” in the definition of LIBO Rate, of each of JPMCB and CIBC or, in each case, such other or additional banks as may be appointed by the Administrative Agent in consultation with the Canadian Borrower.

“Refinanced Term Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Refinancing” shall mean the repayment and termination of the Existing Credit Agreement.

“Refunded Swingline Loans” shall have the meaning assigned to such term in Section 2.04(c).

“Refunding Capital Stock” shall have the meaning given to it in Section 6.06(a).

“Register” shall have the meaning assigned to such term in Section 9.04(b).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinvestment Period” shall mean the earlier of (x) the earlier of (i) 10 Business Days prior to the occurrence of an obligation to make an offer to repurchase Existing Senior Notes pursuant to the asset sale or event of loss provisions of the indenture governing the Existing Senior Notes and (ii) 10 Business Days prior to the occurrence of an obligation to make an offer to repurchase Existing Senior Subordinated Notes pursuant to the asset sale or event of loss provisions of the indenture governing the Existing Senior Subordinated Notes and (y) 12 months following the date of the receipt of proceeds in respect of such Asset Sale Event or Casualty Event.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Replacement Term Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan.

“Representative” shall have the meaning assigned such term in Section 9.21(d).

“Repricing Transaction” shall mean the refinancing or repricing by the Canadian Borrower of any of the Term B-2 Loans under this Agreement (x) (i) with the proceeds of any Indebtedness in the form of term loan Indebtedness (including, without limitation, any Incremental Term Loans) incurred for the purpose of repaying, refinancing, substituting or replacing such Term B-2 Loans or (ii) in connection with any amendment to this Agreement, (y) having or resulting in an effective interest rate or weighted average yield (to be determined after giving effect to margins, upfront or similar fees or original issue discount generally shared with lenders or holders thereof and equating any Adjusted LIBO Rate or Alternative Base Rate “floor” to interest rate in a reasonable and customary manner, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not generally shared with lenders or holders thereof) as of the date of such refinancing or repricing that is less than the Applicable Margin for, or weighted average yield of (to be determined on the same basis as above) such Term B-2 Loans as of the date of such refinancing or repricing and (z) in the case of clause (x)(i), the proceeds of such Indebtedness are used to repay, in whole or in part, the principal amount of such outstanding Term B-2 Loans.

“Required Lenders” shall mean, at any time, Lenders having (a) Term A Loan Exposures, (b) Canadian Term B Loan Exposures, (c) U.S. Term B Loan Exposures, (d) Revolving Facility Credit Exposures, (e) Incremental Term Loan Exposures and (f) Available Revolving Unused Commitments (if prior to the termination thereof) that taken together, represent more than 50% of the sum of (u) all Term A Loan Exposures, (v) all Canadian Term B Loan

Exposures, (w) all U.S. Term B Loan Exposures, (x) all Revolving Facility Credit Exposures, (y) all Incremental Term Loan Exposures and (z) the total Available Revolving Unused Commitments (if prior to the termination thereof) at such time. The Term A Loan Exposures, Canadian Term B Loan Exposures, U.S. Term B Loan Exposures, Revolving Facility Credit Exposures, Incremental Term Loan Exposures and Available Revolving Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Percentage” shall mean, with respect to an Excess Cash Flow Period, 50%; provided that if at the time of any prepayment required by Section 2.12(d) in respect of such Excess Cash Flow Period (a) (i) the Senior Secured Leverage Ratio of Holdings as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.04(a) or (b) (together with the corresponding officer’s certificate pursuant to Section 5.04(c)) is less than or equal to 3.00:1.00 but greater than 2.00:1.00 and (ii) no Default or Event of Default has occurred and is continuing, such percentage shall be 25% and (b) (i) the Consolidated Total Debt to Consolidated EBITDA Ratio of Holdings as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.04(a) or (b) (together with the corresponding officer’s certificate pursuant to Section 5.04(c), is less than or equal to 2.00:1.00 and (ii) no Default or Event of Default has occurred and is continuing, such percentage shall be 0%.

“Required Revolving Lenders” shall mean, at any time, Lenders having (a) Revolving Facility Outstandings and (b) Available Revolving Unused Commitments (if prior to the termination thereof) that taken together, represent more than 50% of the sum of (x) all Revolving Facility Outstandings and (y) the total Available Revolving Unused Commitments (if prior to the termination thereof) at such time. The Revolving Facility Credit Exposure and Available Revolving Unused Commitment of any Defaulting Lender or held by any Affiliates of Holdings shall be disregarded in determining Required Lenders at any time.

“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority that are applicable, including any and all applicable laws, judgments, orders, Executive Orders, decrees, ordinances, rules, regulations, statutes or case law.

“Reset Date” shall have the meaning assigned to such term in Section 1.03(a).

“Responsible Officer” of any person shall mean any executive officer (including the chief legal officer) or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Subsidiary” shall mean a Subsidiary of Holdings other than an Unrestricted Subsidiary. Unless the context otherwise requires, Restricted Subsidiaries of Holdings shall be deemed to include the Borrowers.

“Retired Capital Stock” shall have the meaning given to it in Section 6.06(a).

“Revolving Arrangers” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Revolving Facility Maturity Date and in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings, Swingline Loans, Swingline Borrowings and Letters of Credit, the date of termination of the Revolving Facility Commitments.

“Revolving Bookrunners” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Revolving Co-Managers” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Revolving Committed Amount” shall mean CND$140.0 million, or such greater or lesser amount to which the Revolving Committed Amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Commitment Percentage” shall mean, for each Lender, the percentage (carried out to the ninth decimal place) identified as its Revolving Commitment Percentage on Schedule 2.01 hereto, as such percentage may be adjusted or modified in connection with any assignment made in accordance with the provisions of Section 9.04(b), or as otherwise adjusted from time to time in accordance with this Agreement.

“Revolving Facility” shall mean the Revolving Facility Commitments and the extensions of credit made hereunder by the Revolving Facility Lenders.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(d), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04. The initial amount of each Revolving Facility Lender’s Revolving Facility Commitment is the amount set forth opposite such Lender’s name on Schedule 2.01 directly below the column entitled “Revolving Facility Commitment” or in the Assignment and Acceptance pursuant to which such Revolving Facility Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Revolving Facility Commitments (which includes the Swingline Commitment) on the Closing Date is CND$140.0 million.

“Revolving Facility Commitment Fee” shall have the meaning assigned to such term in Section 2.13(a).

“Revolving Facility Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of the Revolving Facility Loans denominated in Canadian Dollars outstanding at such time, (b) the Canadian Dollar Equivalent of the aggregate principal amount of the Revolving Facility Loans denominated in Dollars outstanding at such time, (c) the Swingline Exposure at such time and (d) the Revolving L/C Exposure at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the sum of (a) the aggregate principal amount of such Revolving Facility Lender’s Revolving Facility Loans denominated in Canadian Dollars outstanding at such time, (b) the Canadian Dollar Equivalent of the aggregate principal amount of Revolving Facility Lender’s Revolving Facility Loans denominated in Dollars outstanding at such time and (c) such Revolving Facility Lender’s Revolving Facility Percentage of the Swingline Exposure and Revolving L/C Exposure at such time.

“Revolving Facility Lender” shall mean a Lender with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.

“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(d). Each Revolving Facility Loan denominated in Canadian Dollars shall be a BA Loan or an ABR Loan, and each Revolving Facility Loan denominated in Dollars shall be a Eurodollar Loan or an ABR Loan.

“Revolving Facility Maturity Date” shall mean the earliest of (a) the date that is 91 days prior to the maturity of the Existing Senior Notes (unless they are repurchased, redeemed, refinanced or defeased prior to such date), (b) the date that is 91 days prior to the maturity of the Existing Senior Subordinated Notes (unless they are repurchased, redeemed, refinanced or defeased prior to such date), (c) the date that is 91 days prior to the earliest maturity of any Indebtedness (x) incurred using an exception set forth in the last proviso of Section 6.01(A)(p), (y) incurred using an exception set forth in the proviso set forth in Section 6.01(A)(r) or (z) incurred pursuant to Section 6.01(A)(i) for the purpose of repurchasing, redeeming, refinancing or defeasing the Existing Senior Notes, the Existing Senior Subordinated Notes or other Indebtedness subject to this clause (c) (unless, in each case, such Indebtedness is repurchased, redeemed, repaid, refinanced or defeased prior to such date), (d) the date that is five years following the Closing Date and (e) the date upon which the Revolving Facility Commitments have been terminated in their entirety in accordance with this Agreement.

“Revolving Facility Outstandings” shall mean, at any time, the sum of (a) the aggregate principal amount of the Revolving Facility Loans denominated in Canadian Dollars outstanding at such time, (b) the Canadian Dollar Equivalent of the aggregate principal amount of the Revolving Facility Loans denominated in Dollars outstanding at such time, (c) the Swingline Exposure at such time and (d) the Revolving L/C Exposure at such time.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender, the percentage of the total Revolving Facility Commitments represented by such Lender’s Revolving Facility Commitment. If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Revolving L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit and (b) the aggregate principal amount of all L/C Disbursements made in respect of Letters of Credit that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Revolving Facility Lender at any time shall mean its Revolving Facility Percentage of the aggregate Revolving L/C Exposure at such time.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc.

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which Holdings or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Satellite” shall mean any satellite owned by, leased to or for which a contract to purchase has been entered into by, Holdings or any of its Subsidiaries, whether such satellite is in the process of manufacture, has been delivered for launch or is in orbit (whether or not in operational service).

“Satellite Assets” shall mean orbital slots or locations, transponders, Satellites and related equipment (including TT&C Stations) associated with the conduct of the Permitted Business by Holdings and its Subsidiaries.

“Satellite Manufacturer” shall mean, with respect to any Satellite, the prime contractor and manufacturer of such Satellite.

“Satellite Purchase Agreement” shall mean, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and either (i) the applicable Satellite Manufacturer relating to the manufacture, testing and delivery of such Satellite or (ii) the applicable seller relating to the purchase and sale of such Satellite.

“Satellite Purchaser” shall mean Holdings or Restricted Subsidiary that is a party to a Satellite Purchase Agreement or Launch Services Agreement, as the case may be.

“Screen Rate” shall mean the British Bankers Association Interest Settlement Rate for the applicable Interest Period displayed on the appropriate page of the Telerate screen selected by the Administrative Agent. If the relevant page is replaced or the service ceases to be available, the Administrative Agent (after consultation with the Canadian Borrower and the Lenders) may specify another page or service displaying the appropriate rate.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secondary Obligations” shall mean all Secured Obligations other than Primary Obligations.

“Secured Creditors” or “Secured Parties” shall mean (a) the Lenders, (b) each Cash Management Bank to which any Cash Management Obligation is owed, (c) the Administrative Agent and the Collateral Agent, (d) each L/C Issuer, (e) each Swap Counterparty, (f) the Lenders (and any Affiliates thereof) that are beneficiaries of indemnification obligations undertaken by the Loan Parties under any Loan Document and (g) the successors and permitted assigns of each of the foregoing.

“Secured Debt Intercreditor Agreement” shall have the meaning given to it in Section 9.23.

“Secured Obligations” shall mean (a) the Obligations, (b) the due and punctual payment and performance of all obligations of the Borrowers and the other Loan Parties under all Permitted Swap Agreements and (c) the due and punctual payment and performance of all Cash Management Obligations.

“Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit D-1 among the Loan Parties organized in the United States and the Collateral Agent for the benefit of the Secured Parties.

“Security Documents” shall mean, at any time, each of the Mortgages and the Security Agreement, the Canadian Security Agreements and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

“Senior Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Secured Debt to (b) Consolidated EBITDA for such Test Period.

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA.”

“SSL” shall mean Space Systems/Loral, Inc., a Delaware corporation, and its successors and assigns.

“Standby Letter of Credit” has the meaning specified in Section 2.05(a).

“Statutory Reserves” shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.

“Subordinated Indebtedness” shall mean Indebtedness of the Borrowers or any Guarantor that is by its terms subordinated in right of payment to the Obligations of the Borrowers and such Guarantor.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled, or held (or that is, at the time any determination is made, otherwise Controlled) by the parent or one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of Holdings.

“Subsidiary Guarantor” shall mean each Subsidiary of Holdings that is or becomes a party to this Agreement.

“Subsidiary Loan Party” shall mean (i) each Subsidiary Guarantor and (ii) subject to the limitations in Section 5.10, each Material Subsidiary that is a Wholly Owned Subsidiary (it being understood and agreed that a Person acquired after the Closing Date shall be considered a Material Subsidiary as of the date of such acquisition if such Person would have been a Material Subsidiary as of the end of the most recently ended fiscal quarter if such Person had been a Subsidiary at such time).

“Successor Borrower” shall have the meaning assigned to such term in Section 6.03(a).

“Survey” shall mean a survey of any real property subject to a Mortgage (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such real property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any material exterior construction on the site of such real property or any material easement, right of way or other interest in the real property has been granted or become effective through operation of law or otherwise with respect to such real property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 30 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the subject real property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all material respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey or such other standard as is customary in the jurisdiction in which the real property is located and (v) sufficient for the Title Company without a survey exception and including all survey-related endorsements to issue a Title Policy, (b) a re-certified survey as of the date originally issued with a “no change” affidavit sufficient for the Title Company without a survey exception and including all survey-related endorsements to issue a Title Policy or (c) otherwise reasonably acceptable to the Collateral Agent.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or any of its Subsidiaries shall be a Swap Agreement.

“Swap Counterparty” shall mean any Person that is a counterparty to a Permitted Swap Agreement.

“Swap Obligations” shall mean obligations under or with respect to Swap Agreements.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request substantially in the form of Exhibit C.

“Swingline Commitment” shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The amount of each Swingline Lender’s Swingline Commitment on the Closing Date is set forth on Schedule 2.04 as the same may be modified at the request of Canadian Borrower with the consent of any Revolving Facility Lender being added as a Swingline Lender and the Administrative Agent. The aggregate amount of the Swingline Commitments on the Closing Date is $20.0 million and the Swingline Lender on the Closing Date shall be JPMCB.

“Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding Swingline Borrowings at such time. The Swingline Exposure of any Revolving Facility Lender at any time shall mean its Revolving Facility Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean JPMCB.

“Swingline Loans” shall mean the swingline loans made to Canadian Borrower pursuant to Section 2.04.

“Swingline Note” shall mean a promissory note, substantially in the form of Exhibit E-5 hereto, evidencing the obligation of the Canadian Borrower to repay outstanding Swingline Loans, as such note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“Swingline Termination Date” shall mean the earliest of (a) the Revolving Facility Maturity Date and (b) the date on which the Swingline Commitment is terminated in its entirety in accordance with this agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority and any and all interest and penalties related thereto.

“Term A Arrangers” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Term A Bookrunners” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Term A Co-Managers” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Term A Lender” shall mean a Lender with a Term A Loan Commitment or with outstanding Term A Loans.

“Term A Loan Borrowing” shall mean a borrowing of Term A Loans.

“Term A Loan Commitment” shall mean, as to each Lender, its obligation to make a Term A Loan to the Canadian Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name in Schedule 2.01 under the caption “Term A Loan Commitment” or in the Assignment and Acceptance or Increase Joinder pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Term A Loan Commitments as of the Closing Date is CND$500.0 million.

“Term A Loan Facility” shall mean each of the Term A Loan Commitments and the Term A Loans.

“Term A Loan Exposure” shall mean, at any time, the aggregate principal amount of the Term A Loans outstanding at such time. The Term A Loan Exposure of any Lender at any time shall be the aggregate principal amount of such Lender’s Term A Loan outstanding at such time.

“Term A Loans” shall mean each of the term loans made to the applicable Borrower subject to Section 2.01(a). Each Term A Loan shall be a BA Loan or an ABR Loan.

“Term A Loan Maturity Date” shall mean the earliest of (a) the date that is 91 days prior to the maturity of the Existing Senior Notes (unless they are repurchased, redeemed, refinanced or defeased prior to such date), (b) the date that is 91 days prior to the maturity of the Existing Senior Subordinated Notes (unless they are repurchased, redeemed, refinanced or defeased prior to such date), (c) the date that is 91 days prior to the earliest maturity of any Indebtedness (x) incurred using an exception set forth in the last proviso of Section 6.01(A)(p), (y) incurred using an exception set forth in the proviso set forth in Section 6.01(A)(r) or (z) incurred pursuant to Section 6.01(A)(i) for the purpose of repurchasing, redeeming, refinancing or defeasing the Existing Senior Notes, the Existing Senior Subordinated Notes or other Indebtedness subject to this clause (c) (unless, in each case, such Indebtedness is repurchased, redeemed, repaid, refinanced or defeased prior to such date), and (d) five years after the Closing Date.

“Term B Arrangers” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Term B Bookrunners” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Term B Co-Managers” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Term B Lender” shall mean each Canadian Term B Lender and U.S. Term B Lender.

“Term B Loan Borrowing” shall mean a borrowing of either Canadian Term B Loans or U.S. Term B Loans.

“Term B Loan Commitment” shall mean ~~a~~an Original Canadian Term B Loan Commitment ~~or~~, an Original U.S. Term B Loan Commitment, an Additional Canadian Term B-2 Loan Commitment or an Additional U.S. Term B-2 Loan Commitment, as the context may require.

“Term B Loan Facility” shall mean each of (i) the Canadian Term B Loan Facility and (ii) the U.S. Term B Loan Facility.

“Term B Loan Maturity Date” shall mean the earliest of (a) the date that is 91 days prior to the maturity of the Existing Senior Notes (unless they are repurchased, redeemed, refinanced or defeased prior to such date), (b) the date that is 91 days prior to the maturity of the Existing Senior Subordinated Notes (unless they are repurchased, redeemed, refinanced or defeased prior to such date), (c) the date that is 91 days prior to the earliest maturity of any Indebtedness (x) incurred using an exception set forth in the last proviso of Section 6.01(A)(p), (y) incurred using an exception set forth in the proviso set forth in Section 6.01(A)(r) or (z) incurred pursuant to Section 6.01(A)(i) for the purpose of repurchasing, redeeming, refinancing or defeasing the Existing Senior Notes, the Existing Senior Subordinated Notes or other Indebtedness subject to this clause (c) (unless, in each case, such Indebtedness is repurchased, redeemed, repaid, refinanced or defeased prior to such date), and (d) seven years after the Closing Date.

“Term B Loans” shall mean ~~collectively~~, collectively, the Canadian Term B Loans and the U.S. Term B Loans.

“Term B-1 Loans” shall mean, collectively, the Canadian Term B-1 Loans and the U.S. Term B-1 Loans.

“Term B-1 Lender” shall mean each Canadian Term B-1 Lender and each U.S. Term B-1 Lender.

“Term B-2 Loans” shall mean, collectively, the Canadian Term B-2 Loans and the U.S. Term B-2 Loans.

“Term B-2 Lender” shall mean each Canadian Term B-2 Lender and each U.S. Term B-2 Lender.

“Term Loan Borrowing” shall mean either a Term A Loan Borrowing or a Term B Loan Borrowing.

“Term Loan Commitment” shall mean a Term A Loan Commitment, Term B Loan Commitment or Incremental Term Loan Commitment, as the context may require.

“Term Loan Facility” shall mean the Term A Loan Facility, the Term B Loan Facility and any Incremental Term Loan Facility.

“Term Loan Lender” shall mean the Term A Lenders, the Canadian Term B Lenders, the U.S. Term B Lenders and any Incremental Term Loan Lenders.

“Term Loans” shall mean the Term A Loans, the Canadian Term B Loans, the U.S. Term B Loans and any Incremental Term Loans.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of Holdings then most recently ended (taken as one accounting period).

“Title Company” shall mean a nationally recognized title insurance company reasonably acceptable to the Administrative Agent.

“Title Policy” shall mean a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of a Mortgage as a valid first mortgage Lien on the mortgaged property and fixtures described therein in the amount equal to not less than the fair market value of such mortgaged property and fixtures, issued by the Title Company which shall (A) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Administrative Agent, (B) contain a “tie-in” or “cluster” endorsement, if available under applicable law at ordinary commercial rates (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (C) have been supplemented by such endorsements if available at ordinary commercial rates (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Administrative Agent or at the option of the Borrower with respect to zoning endorsements, a zoning report from a reputable zoning service or an opinion of local counsel sufficient to establish that the Mortgaged Property is in material compliance with applicable zoning laws and ordinances) as shall be reasonably requested by the Administrative Agent (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, address, leasehold public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit and so-called comprehensive coverage over covenants and restrictions), and (D) contain no exceptions to title other than Liens permitted hereunder.

“Total Assets” shall mean, as of any date of determination with respect to any Person, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a balance sheet of such Person at such date.

“Total Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the relevant Test Period to (b) Consolidated EBITDA for such Test Period.

“Trade Letter of Credit” shall have the meaning specified in Section 2.05(a).

“Transaction Expenses” shall mean any fees or expenses incurred or paid by Holdings or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the (a) the execution and delivery of the Loan Documents and the making of the initial Borrowings hereunder, (b) the Refinancing, (c) the Planned Distribution, (d) the PSP Note Transaction, (e) the consummation of any other transactions in connection with the foregoing, and (f) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 10.09.

“TT&C Station” shall mean an earth station operated by Holdings or any of its Restricted Subsidiaries for the purpose of providing tracking, telemetry, control and monitoring of any Satellite.

“TWEA” shall have the meaning given to it in Section 3.21(a).

“Type,” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined or, in the case of any BA Loan or BA Borrowing, the Rate by reference to which the BAs comprising such BA Loans or BA Borrowing are discounted for purposes of calculating the Discount Proceeds. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate, the BA Discount Rate and the Alternate Base Rate.

“UBSS” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UCP” shall have the meaning specified in Section 2.05(j).

“Unpaid Drawing” shall have the meaning specified in Section 2.23(a)(iv).

“Unreimbursed Amount” shall have the meaning specified in Section 2.05(e)(iv).

“Unrestricted Subsidiary” shall mean (a) The SpaceConnection, Inc. (b) any Subsidiary of Holdings that is formed or acquired after the Closing Date; provided that at such time (or promptly thereafter) the Canadian Borrower designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Administrative Agent, (c) any Restricted Subsidiary subsequently re-designated as an Unrestricted Subsidiary by the Canadian Borrower in a written notice to the Administrative Agent; provided that in the case of (a), (b) and (c), (x) such designation or re-designation shall be deemed to be an Investment on the date of such designation or re-designation in an Unrestricted Subsidiary in an amount equal to the sum of (i) Holdings’ direct or indirect equity ownership percentage of the net worth of such designated or re-designated Restricted Subsidiary immediately prior to such designation or re-designation (such net worth to be calculated without regard to any guarantee provided by such designated or re-designated

Restricted Subsidiary) and (ii) the aggregate principal amount of any Indebtedness owed by such designated or re-designated Restricted Subsidiary to Holdings or any other Restricted Subsidiary immediately prior to such designation or re-designation, all calculated, except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP and (y) no Default or Event of Default would result from such designation or re-designation and (d) each Subsidiary of an Unrestricted Subsidiary; provided, however, that at the time of any written designation or re-designation by the Canadian Borrower to the Administrative Agent that any Unrestricted Subsidiary shall no longer constitute an Unrestricted Subsidiary, such Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary to the extent no Default or Event of Default would result from such designation or re-designation. On or promptly after the date of its formation, acquisition, designation or re-designation, as applicable, each Unrestricted Subsidiary shall have entered into a tax sharing agreement containing terms that, in the reasonable judgment of the Administrative Agent, provide for an appropriate allocation of tax liabilities and benefits.

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“U.S. Borrower” shall have the meaning assigned to such term in the recitals of this Agreement.

“U.S. Term B Lender” shall mean ~~a~~each U.S. Term B-1 Lender ~~with a~~and each U.S. Term B ~~Loan Commitment or with outstanding U.S. Term B Loans~~-2 Lender.

“U.S. Term B Loan” shall mean each ~~of the term loans made to the Canadian Borrower pursuant to Section 2.01(b). Each U.S. Term B Loan shall be a Eurodollar Loan or an ABR~~ U.S. Term B-1 Loan and each U.S. Term B-2 Loan.

“U.S. Term B Loan Borrowing” shall mean a borrowing of U.S. Term B Loans.

“U.S. Term B Loan Commitment” shall mean~~, with respect to each Lender, its obligation to make a U.S. Term B Loan to the Canadian Borrower pursuant to Section 2.01(b) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name in~~ Schedule 2.01 ~~under the caption “~~ each Original U.S. Term B Loan Commitment~~” or in the Assignment and Acceptance or Increase Joinder pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the U.S. Term B Loan Commitments as of the Closing Date is $1,725.0 million.~~ and each Additional U.S. Term B-2 Loan Commitment.

“U.S. Term B Loan Exposure” shall mean, at any time, the aggregate principal amount of the U.S. Term B Loans outstanding at such time. The U.S. Term B Loan Exposure of any Lender at any time shall be the aggregate principal amount of such Lender’s U.S. Term B Loan outstanding at such time.

“U.S. Term B Loan Facility” shall mean each of the U.S. Term B Loan Commitments and the U.S. Term B Loans.

“U.S. Term B-1 Lender” shall mean a Lender with outstanding U.S. Term B-1 Loans.

“U.S. Term B-1 Loan” shall mean each “U.S. Term B Loan” outstanding under the Original Credit Agreement immediately prior to the Amendment No. 1 Effective Date.

“U.S. Term B-2 Lender” shall mean a Lender with an outstanding Additional U.S. Term B-2 Loan Commitment or with outstanding U.S. Term B-2 Loans.

“U.S. Term B-2 Loan” shall mean each of the term loans made to the Canadian Borrower by the Additional U.S. Term B-2 Lender pursuant to Section 2.01(b)(x) and each of the Converted U.S. Term Loans converted pursuant to Section 2.01(b)(y). Each U.S. Term B-2 Loan shall be a Eurodollar Loan or an ABR Loan.

“Voting Stock” of any Person means, as of any date, capital stock of such Person of any class or kind ordinarily having the power to vote for the election of board of directors of such Person; provided that with respect to Holdings, the term “Voting Stock” shall not include any Director Voting Preferred Shares for so long as such Director

Voting Preferred Shares are held and voted by directors nominated by a committee consisting of Continuing Directors or by PSP or by Loral.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“WURA” shall mean the Winding-Up and Restructuring Act (Canada), as amended.

SECTION 1.02       Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Holdings notifies the Administrative Agent that (a) Holdings is changing any accounting or reporting practice permitted or required under GAAP or (b) Holdings requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Holdings that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in practice or in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For the purposes of determining compliance with Articles V, VI and VII with respect to any amount in a currency other than Dollars, amounts shall be deemed to equal the Dollar Equivalent thereof determined using the Exchange Rate calculated as of the Business Day on which such amounts were incurred or expended, as applicable. Any certificate delivered by an officer, Financial Officer, director or attorney-in-fact pursuant to the terms of this Agreement or any other Loan Document shall be given without personal liability. If an accounting change shall occur that changes the treatment or classification of any lease that is accounted for as an operating lease or service agreement in accordance with GAAP as in effect on the Closing Date, no such change in GAAP shall be deemed to have occurred for purposes hereof to the extent such change would affect a calculation that measures compliance with any covenant contained in Article VI.

SECTION 1.03       Exchange Rates.

(a)           Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date and (ii) give notice thereof to the applicable Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than any other provision expressly requiring the use of an Exchange Rate calculated as of a specified date) be the Exchange Rates employed in converting any amounts between Dollars and Canadian Dollars.

(b)          Not later than 5:00 p.m., New York City time, on each Reset Date, the Administrative Agent shall (i) determine the aggregate amount of the Dollar Equivalents of the principal amounts of the Revolving Facility Loans and Swingline Loans then outstanding (after giving effect to any Revolving Facility Loans and Swingline Loans made or repaid on such date) and the Revolving L/C Exposure and (ii) notify the Lenders, each L/C Issuer and the applicable Borrower of the results of such determination.

SECTION 1.04         Effectuation of Transactions. Each of the representations and warranties of Holdings and the Borrowers contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions and the other events described in the recitals to this Agreement, unless the context otherwise requires.

SECTION 1.05         Designated Senior Debt. The Obligations constitute “Designated Senior Indebtedness” for purposes of indenture governing the Existing Senior Subordinated Notes.

ARTICLE II

THE CREDITS

SECTION 2.01         Commitments. Subject to the terms and conditions set forth herein, each Lender agrees

(a)          severally, and not jointly, to make Term A Loans to the Canadian Borrower in Canadian Dollars in an amount not to exceed its Term A Loan Commitment; provided that (i) all such Term A Loans shall be incurred by the Canadian Borrower pursuant to one drawing on the Closing Date and (ii) any Term A Loan that is repaid may not be reborrowed;

(b)          ~~severally, and not jointly,~~(x) to make U.S. Term B-2 Loans to the Canadian Borrower in Dollars in an amount not to exceed its Additional U.S. Term B ~~Loan Commitment~~-2 Loan Commitment, and (y) to the conversion of each Converted U.S. Term Loan of such Lender into a U.S. Term B-2 Loan of such Lender as of the Amendment No. 1 Effective Date in a principal amount equal to the principal amount of such Lender’s Converted U.S. Term Loan immediately prior to such conversion; provided that (i) all such U.S. Term B-2 Loans incurred pursuant to clause (x) shall be incurred by the Canadian Borrower pursuant to one drawing on the ~~Closing~~Amendment No. 1 Effective Date ~~and~~, (ii) any U.S. Term B-2 Loan that is repaid may not be reborrowed~~;~~ and (iii) each U.S. Term B-2 Loan converted pursuant to clause (y) on the Amendment No. 1 Effective Date shall initially be a Eurodollar Loan with an Interest Period equal to the remaining Interest Period on the applicable Converted U.S. Term Loan immediately prior to the effectiveness of Amendment No. 1;

(c)          ~~severally, and not jointly,~~(x) to make Canadian Term B-2 Loans to the Canadian Borrower in Canadian Dollars in an amount not to exceed its Additional Canadian Term B ~~Loan Commitment~~-2 Loan Commitment, and (y) to the conversion of each Converted Canadian Term Loan of such Lender into a Canadian Term B-2 Loan of such Lender as of the Amendment No. 1 Effective Date in a principal amount equal to the principal amount of such Lender’s Converted Canadian Term Loan immediately prior to such conversion; provided that (i) all such Canadian Term B-2 Loans incurred pursuant to clause (x) shall be incurred by the Canadian Borrower pursuant to one drawing on the ~~Closing~~Amendment No. 1 Effective Date ~~and~~, (ii) any Canadian Term B-2 Loan that is repaid may not be reborrowed and (iii) each Canadian Term B-2 Loan converted pursuant to clause (y) on the Amendment No. 1 Effective Date shall initially be a BA Loan with an Interest Period equal to the remaining Interest Period on the applicable Converted Canadian Term Loan immediately prior to the effectiveness of Amendment No. 1; ~~and~~

(d)          severally, and not jointly, to make Revolving Facility Loans to the Canadian Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (A) such Lender’s Revolving Facility Credit Exposure exceeding such Lender’s Revolving Facility Commitment or (B) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments, such Revolving Facility Loans to be made in Canadian Dollars or Dollars, at the election of the Canadian Borrower, within the foregoing limits and subject to the terms and conditions set forth herein, the Canadian Borrower may borrow, prepay and reborrow Revolving Facility Loans~~.~~; and

(e)          immediately after the making of and conversion into U.S. Term B-2 Loans and Canadian Term B-2 Loans pursuant to clauses (b) and (c) of this Section 2.01, CND$33,687,500 of Canadian Term B-2 Loans held by the Additional Canadian Term B-2 Lender shall be reallocated to, and deemed for all purposes hereunder to be, U.S. Term B-2 Loans, on a one Canadian Dollar for one Dollar basis, as specified in the Joinder Agreement.

SECTION 2.02         Notice to Lenders; Funding of Loans.

(a)          Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility; provided, however, that Revolving Facility Loans shall be made by the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)          Subject to Section 2.15, (i) each Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith and (ii) each Borrowing denominated in Canadian Dollars shall be comprised entirely of BA Loans or Canadian Prime Rate Loans. Each Swingline Borrowing shall be an ABR Borrowing. Each Lender at its option may make any ABR Loan, Eurodollar Loan or BA Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.16 or 2.18 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c)          At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments or that is required to finance the reimbursement of a L/C Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided that there shall not at any time be more than a total of (i) 10 Eurodollar Borrowings outstanding under the U.S. Term B Loan Facility, (ii) 10 Eurodollar Borrowings outstanding under the Revolving Facility and (iii) 10 BA Contract Periods with respect to BA Borrowings.

(d)          Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date, Term A Loan Maturity Date or Term B Loan Maturity Date, as applicable.

SECTION 2.03         Requests for Borrowings.

(a)          Borrowings Other Than Swingline Loans. Except in the case of Swingline Loans and L/C Borrowings, the Canadian Borrower shall give the Administrative Agent a Borrowing Request not later than (x) with respect to a BA or Eurodollar Borrowing, 1:00 P.M. the third Business Day before the date of the proposed Borrowing (unless the Canadian Borrower wishes to request an Interest Period for such Borrowing other than one, two, three or six months in duration as provided in the definition of “Interest Period,” in which case the Canadian Borrower shall give such notice on the fourth Business Day before each such Eurodollar Borrowing) and (y) with respect to a Canadian Prime Rate or ABR Borrowing, not later than 11:00 A.M., one Business Days before the date of the proposed borrowing, specifying:

(i)          whether the requested Borrowing is to be a Revolving Facility Borrowing, Term A Loan Borrowing, U.S. Term B-2 Loan Borrowing or Canadian Term B-2 Loan Borrowing;

(ii)         the aggregate amount of the requested Borrowing (expressed in Dollars or Canadian Dollars, as applicable);

(iii)        the date of such Borrowing, which shall be a Business Day;

(iv)        in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v)         in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by clause (a) of the definition of the term “Interest Period”;

(vi)        in the case of a Term A Loan Borrowing, a Canadian Term B-2 Loan Borrowing or a Revolving Facility Borrowing, whether such Borrowing is to be a BA Borrowing or Canadian Prime Rate Borrowing;

(vii)       in the case of a BA Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “BA Contract Period”; and

(viii)      the location and number of the Canadian Borrower’s account (or such other account as the Canadian Borrower may specify) to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing, unless such Borrowing is a Term A Loan Borrowing, Canadian Term B-2 Loan Borrowing or Revolving Facility Borrowing, in which case such Borrowing shall be a Canadian Prime Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing or BA Borrowing, then the Canadian Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(b)          Swingline Borrowings. The Canadian Borrower shall request a Swingline Loan by written notice (or telephone notice promptly confirmed in writing) substantially in the form of Exhibit C hereto (a “Swingline Borrowing Request”) to the Swingline Lender and the Administrative Agent not later than 1:30 P.M. (New York time) on the Business Day of the requested Swingline Loan. Each such notice shall be irrevocable and shall specify (i) that a Swingline Loan is requested, (ii) the date of the requested Swingline Loan (which shall be a Business Day) and (iii) the principal amount and currency of the Swingline Loan requested. Each Swingline Loan shall be made as a ABR Loan and, subject to Section 2.04(b), each Swingline Loan shall have such maturity date as agreed to by the Swingline Lender and the Canadian Borrower upon receipt by the Swingline Lender of the Swingline Borrowing Request from the Canadian Borrower.

(c)          L/C Borrowings. Each L/C Borrowing shall be made as specified in Section 2.05(e)(iv) without the necessity of a Borrowing Request.

SECTION 2.04         Swingline Loans.

(a)          The Swingline Lender agrees, on the terms and subject to the conditions set forth herein and in the other Loan Documents and, subject to Section 2.23(a)(vi), to make a portion of the Revolving Facility Commitments available to the Canadian Borrower from time to time during the Availability Period by making loans in Dollars to the Canadian Borrower (each such loan, a “Swingline Loan” and, collectively, the “Swingline Loans”); provided that (A) the aggregate principal amount of the Swingline Loans outstanding at any one time shall not exceed the Swingline Commitment, (B) with regard to each Lender individually (other than the Swingline Lender in its capacity as such), such Lender’s outstanding Revolving Facility Loans plus its Participation Interests in outstanding Swingline Loans plus its Participation Interests in outstanding L/C Obligations shall not at any time exceed such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount, (C) with regard to the Revolving Facility Lenders collectively, the sum of the aggregate principal amount of Swingline Loans outstanding plus the aggregate amount of Revolving Facility Loans outstanding plus the aggregate amount of L/C Obligations outstanding shall not exceed the

Revolving Committed Amount and (D) the Swingline Commitment shall not exceed the aggregate of the Revolving Facility Commitments then in effect. Swingline Loans shall be denominated in Dollars and shall be made and maintained as ABR Loans. Swingline Loans may be repaid and reborrowed in accordance with the provisions hereof prior to the Swingline Termination Date. Swingline Loans may be made notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender’s other Revolving Facility Credit Exposure, exceeds its Revolving Facility Commitment. The proceeds of a Swingline Borrowing may not be used, in whole or in part, to refund any prior Swingline Borrowing.

(b)          The principal amount of all Swingline Loans shall be due and payable on the earliest of (A) the maturity date agreed to by the Swingline Lender and the Canadian Borrower with respect to such Swingline Loan (which maturity date shall not be more than seven Business Days from the date of advance thereof), (B) at the request of the Swingline Lender, the last day of the current calendar quarter, (C) the Swingline Termination Date, (D) the occurrence of any proceeding with respect to the Canadian Borrower under any Debtor Relief Law or (E) the acceleration of any Loan or the termination of the Revolving Facility Commitments pursuant to Section 7.01.

(c)          With respect to any Swingline Loans that have not been voluntarily prepaid by the Canadian Borrower or paid by the Canadian Borrower when due under Section 2.04(b) above, the Swingline Lender (by request to the Administrative Agent) or the Administrative Agent at any time may, and shall at any time Swingline Loans in an amount of $1,000,000 shall have been outstanding for more than seven days, on one Business Day’s notice, require each Revolving Facility Lender, including the Swingline Lender, and each such Lender hereby agrees, subject to the provisions of this Section 2.04, to make a Revolving Facility Loan (which shall be initially funded as a ABR Loan) in an amount equal to such Lender’s Revolving Commitment Percentage of the amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date notice is given.

(d)          In the case of Revolving Facility Loans made by Lenders other than the Swingline Lender under Section 2.04(c), each such Revolving Facility Lender shall make the amount of its Revolving Facility Loan available to the Administrative Agent, in same day funds, at the Administrative Agent’s Office, not later than 1:00 P.M. on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Facility Loans shall be immediately delivered to the Swingline Lender (and not to the Canadian Borrower) and applied to repay the Refunded Swingline Loans. On the day such Revolving Facility Loans are made, the Swingline Lender’s Revolving Commitment Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Facility Loan made by the Swingline Lender and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall instead be outstanding as Revolving Facility Loans. The Canadian Borrower authorizes the Administrative Agent and the Swingline Lender to charge the Canadian Borrower’s account with the Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swingline Lender the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Facility Lenders, including amounts deemed to be received from the Swingline Lender, are not sufficient to repay in full such Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Canadian Borrower from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Facility Lenders in the manner contemplated by Section 2.19.

(e)          A copy of each notice given by the Swingline Lender pursuant to this Section 2.04 shall be promptly delivered by the Swingline Lender to the Administrative Agent and the Canadian Borrower. Upon the making of a Revolving Facility Loan by a Revolving Facility Lender pursuant to this Section 2.04, the amount so funded shall no longer be owed in respect of its Participation Interest in the related Refunded Swingline Loans.

(f)          If as a result of any proceeding under any Debtor Relief Law, Revolving Facility Loans are not made pursuant to this Section 2.04 sufficient to repay any amounts owed to the Swingline Lender as a result of a nonpayment of outstanding Swingline Loans, each Revolving Facility Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swingline Loans in an amount equal to its Revolving Commitment Percentage of the unpaid amount together with accrued interest thereon. Upon one Business Day’s notice from the Swingline Lender, each Revolving Facility Lender shall deliver to the Swingline Lender an amount equal to its respective Participation Interest in such Swingline Loans in same day funds at the office of the Swingline Lender specified or referred to in Schedule 9.01. In order to evidence such Participation Interest each Revolving Facility Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any Revolving Facility Lender fails to make available to the Swingline Lender the amount of such Revolving Facility Lender’s Participation Interest as provided in this Section 2.04(f), the Swingline Lender shall be entitled to recover such amount on demand from such Revolving Facility Lender together with interest at the customary rate set by the Swingline Lender for correction of errors among banks in New York City for one Business Day and thereafter at the Alternate Base Rate plus the then Applicable Margin for ABR Loans.

(g)          Each Revolving Facility Lender’s obligation to make Revolving Facility Loans pursuant to Section 2.04(d) and to purchase Participation Interests in outstanding Swingline Loans pursuant to Section 2.04(f) above shall be absolute and unconditional and shall not be affected by any circumstance, including (without limitation) (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Facility Lender or any other Person may have against the Swingline Lender, the Canadian Borrower, Holdings or any other Loan Party, (ii) the occurrence or continuance of a Default or an Event of Default or the termination or reduction in the amount of the Revolving Facility Commitments after any such Swingline Loans were made, (iii) any adverse change in the condition (financial or otherwise) of the Canadian Borrower or any other Person, (iv) any breach of this Agreement or any other Loan Document by the Canadian Borrower or any other Lender, (v) whether any condition specified in Article IV is then satisfied or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the forgoing. If such Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid Participation Interest for all purposes of the Loan Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to the Swingline Lender to fund Swingline Loans in the amount of the Participation Interest in Swingline Loans that such Lender failed to purchase pursuant to this Section 2.04(g) until such amount has been purchased (as a result of such assignment or otherwise).

SECTION 2.05         Letters of Credit.

(a)          Issuance of Letters of Credit. Subject to the terms and conditions set forth herein, (i) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Facility Lenders set forth in this Section 2.05, (A) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Dollar Letters of Credit and Canadian Letters of Credit for the account, and upon the request, of the Canadian Borrower or one or more of its Restricted Subsidiaries and in support of (x) trade obligations of the Canadian Borrower and/or its Restricted Subsidiaries, which shall be payable at sight in Dollars or Canadian Dollars, as applicable (each such letter of credit, a “Trade Letter of Credit” and collectively, the “Trade Letters of Credit”) and (y) such other obligations of the Canadian Borrower incurred for its general corporate purposes (each such letter of credit, a “Standby Letter of Credit” and collectively, the “Standby Letters of Credit”), and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (c) below, and (B) to honor drawings under its Letters of Credit, and (ii) each Revolving Facility Lender severally agrees to participate in Letters of Credit issued for the account of the Canadian Borrower or its Restricted Subsidiaries and any drawing thereunder in accordance with the provisions of subsection (e) below; provided that, immediately after each Letter of Credit is issued, (i) the aggregate amount of the L/C Obligations shall not exceed the L/C Sublimit, (ii) the Revolving Facility Credit Exposure shall not exceed the Revolving Committed Amount and (iii) with respect to each individual Revolving Facility Lender, the aggregate outstanding principal amount of such Revolving Facility Lender’s Revolving Facility Loans plus its Participation Interests in outstanding L/C Obligations plus its (other than the Swingline Lender’s) Participation Interests in outstanding Swingline Loans shall not exceed such Revolving Facility Lender’s Revolving Facility Percentage of the Revolving Facility Commitments. Each request by the Canadian Borrower or a Restricted Subsidiary for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Canadian Borrower and such Restricted Subsidiary that the issuance or amendment of such Letter of Credit complies with the conditions set forth in clauses (i) and (ii) of the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Canadian Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Canadian Borrower may, during the period specified in clause (i)(A) above, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(b)            Certain Limitations on Issuances of Letters of Credit.

   (i)          No L/C Issuer shall issue any Letter of Credit, if (A) subject to Section 2.05(c) with respect to Auto-Extension Letters of Credit, the expiry date of such requested Letter of Credit would occur more than twelve months (or 24 months for Letters of Credit having an aggregate stated or face amount not exceeding $10,000,000, or the Canadian Dollar Equivalent thereof, at any time outstanding) after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date, (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the Letter of Credit is cash collateralized after the Letter of Credit Expiration Date on terms reasonably acceptable to L/C Issuer or (C) such Letter of Credit is to be used for any purpose other than for its general corporate purposes unless the Required Revolving Lenders have consented thereto.

   (ii)         No L/C Issuer shall be under any obligation to issue any Letter of Credit if: (A) such issuance would conflict with, or cause the L/C Issuer to exceed any limits imposed by, any applicable Requirements of Law; (B) shall violate one or more policies of such L/C Issuer generally applied to all borrowers; (C) except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, such Letter of Credit is in an initial face amount the Dollar Equivalent of which is less than $100,000, in the case of a Trade Letter of Credit, or $25,000, in the case of a Standby Letter of Credit; (D) such Letter of Credit is to be denominated in a currency other than Dollars or Canadian Dollars; or (E) a default of any Revolving Facility Lender’s obligations to fund under Sections(e)(iv) or (vi) exists or any Revolving Facility Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into reasonably satisfactory arrangements with the Canadian Borrower or such Revolving Facility Lender to eliminate the L/C Issuer’s risk with respect to such Revolving Facility Lender.

   (iii)        No L/C Issuer shall amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

   (iv)        No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(c)            Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

   (i)          Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Canadian Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) substantially in the form of Exhibit B-2 hereto (a “Letter of Credit Request”), appropriately completed and signed by a Responsible Officer of the Canadian Borrower. Such Letter of Credit Request must be received by the L/C Issuer and the Administrative Agent not later than 11:00 A.M. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. If requested by the applicable L/C Issuer, the Canadian Borrower shall also submit a letter of credit application on such L/C Issuer’s standard form in connection with any request for the issuance or amendment of a Letter of Credit. Additionally, the Canadian Borrower shall furnish to the L/C Issuer and the Administrative Agent such other customary documents and information pertaining to such requested Letter of Credit issuance or amendment, including any L/C Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

   (ii)         Promptly after receipt of any Letter of Credit Request, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Request from the Canadian Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Facility Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.01 shall not then be satisfied, then, subject to the terms and conditions thereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Canadian Borrower (or the applicable subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.

   (iii)        If the Canadian Borrower so requests in any applicable Letter of Credit Request, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a date (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Canadian Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Facility Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of the provisions of subsection (b)(i) or (ii) above or otherwise) or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (x) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (y) from the Administrative Agent, any Revolving Facility Lender or any Loan Party that one or more of the applicable conditions specified in Section 4.01 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

   (iv)        If any Letter of Credit contains provisions providing for automatic reinstatement of the stated amount after any drawing thereunder, (A) unless otherwise directed by the L/C Issuer to permit such reinstatement, and (B) the Administrative Agent and the Revolving Facility Lenders hereby authorize and direct the L/C Issuer to permit such automatic reinstatement, whether or not a Default then exists, unless the L/C Issuer has received a notice (which may be by telephone or in writing) on or before the date that is two Business Days before the reinstatement date from the Administrative Agent, the Required Revolving Lenders or any Loan Party that one or more of the applicable conditions specified in Section 4.01 is not then satisfied and directing the L/C Issuer to cease permitting such automatic reinstatement of such Letter of Credit.

   (v)         Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Canadian Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

  (d)          Purchase and Sale of Letter of Credit Participations. Immediately upon the issuance by a L/C Issuer of an Letter of Credit, such L/C Issuer shall be deemed, without further action by any party hereto, to have sold to each Revolving Facility Lender, and each Revolving Facility Lender shall be deemed, without further action by any party hereto, to have purchased from such L/C Issuer, without recourse or warranty, an undivided participation interest in such Letter of Credit and the related L/C Obligations in the proportion its Revolving Commitment Percentage bears to the Revolving Committed Amount (although any fronting fee payable under Section 2.13 shall be payable directly to the Administrative Agent for the account of the applicable L/C Issuer, and the Lenders (other than such L/C Issuer) shall have no right to receive any portion of any such fronting fee) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Facility Commitments pursuant to Section 9.04 or as otherwise adjusted from time to time in accordance with this Agreement, there shall be an automatic adjustment to the Participation Interests in all outstanding Letters of Credit and all L/C Obligations to reflect the adjusted Revolving Facility Commitments of the assigning and assignee Lenders or of all Lenders having Revolving Facility Commitments, as the case may be.

  (e)          Drawings and Reimbursements; Funding of Participations.

   (i)          Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Canadian Borrower and the Administrative Agent thereof and shall determine in accordance with the terms of such Letter of Credit whether such drawing should be honored. If the L/C Issuer determines that any such drawing shall be honored, such L/C Issuer shall make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing and shall notify the Canadian Borrower and the Administrative Agent as to the amount to be paid as a result of such drawing and the payment date (each such date, an “Honor Date”).

   (ii)         The Canadian Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse each L/C Issuer through the Administrative Agent for any amounts paid by such L/C Issuer upon any drawing under any Letter of Credit, together with any and all reasonable charges and expenses which the L/C Issuer may pay or incur relative to such drawing calculated as of the date such L/C Issuer paid such amounts or paid or incurred such charges or expenses. Such reimbursement payment shall be due and payable (i) at or before 1:00 P.M., New York City time, on the date of the Honor Date if the L/C Issuer notifies the Canadian Borrower of such drawing at or before 12:00 P.M., New York City time, on the Honor Date or (ii) at or before 1:00 P.M., New York City, time on the next succeeding Business Day if such notice if given after 12:00 P.M., New York City time, on the Honor Date; provided that no payment otherwise required by this sentence to be made by the Canadian Borrower at or before 1:00 P.M., New York City time, on any day shall be overdue hereunder if arrangements for such payment by virtue of a Borrowing of Revolving Facility Loans or a Swingline Loan or other arrangements satisfactory to the applicable L/C Issuer, in its reasonable discretion, shall have been made by the Canadian Borrower at or before 1:00 P.M., New York City time, on such day and such payment is actually made at or before 3:00 P.M., New York City time, on such day. In addition, the Canadian Borrower agrees to pay to the L/C Issuer interest, payable on demand, on any and all amounts not paid by the Canadian Borrower to the L/C Issuer when due under this subsection (e)(ii), for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, at a rate per annum equal to the sum of 2% plus the rate applicable to ABR Revolving Facility Loans for such day. Each reimbursement and other payment to be made by the Canadian Borrower pursuant to this clause (ii) shall be made to the L/C Issuer in Federal or other funds immediately available to it at its address referred to in Schedule 9.01.

   (iii)        Subject to the satisfaction of all applicable conditions set forth in Article IV, the Canadian Borrower may, at its option, utilize the Swingline Commitment or the Revolving Facility Commitments, or make other arrangements for payment satisfactory to the L/C Issuer, for the reimbursement of all L/C Disbursements as required by clause (ii) above.

   (iv)        With respect to any L/C Disbursement that has not been reimbursed by the Canadian Borrower when due under clauses (ii) and (iii) above (an “Unreimbursed Amount”), the Administrative Agent shall promptly notify each Revolving Facility Lender of the Honor Date, the amount of the Unreimbursed Amount and the amount of such Revolving Facility Lender’s pro-rata share thereof (determined by the proportion its Revolving Commitment Percentage bears to the aggregate Revolving Committed Amount). In such event, the Canadian Borrower shall be deemed to have requested a Borrowing (a “L/C Borrowing”) of ABR Revolving Loans to be disbursed on the Honor Date in an aggregate amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(c), but subject to the amount of the unutilized portion of the Revolving Facility Commitments and the conditions set forth in Section 4.01 (other than the delivery of a Borrowing Request), and each such Revolving Facility Lender hereby agrees to make a Revolving Facility Loan (which shall be initially funded as a Dollar denominated ABR Revolving Loan) in an amount equal to such Lender’s Revolving Commitment Percentage of the Unreimbursed Amount outstanding on the date notice is given. Any such notice given by a L/C Issuer or the Administrative Agent given pursuant to this clause (iv) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

   (v)         Each Revolving Facility Lender (including any Revolving Facility Lender acting as L/C Issuer in respect of any Unreimbursed Amount) shall, upon any notice from the Administrative Agent pursuant to clause (iv) above, make the amount of its Revolving Facility Loan available to the Administrative Agent, in Dollars in Federal or other immediately available funds same day funds, at the Administrative Agent’s Office, not later than 1:00 P.M., New York City time, on the Business Day specified in such notice, whereupon, subject to clause (vi) below, each Revolving Facility Lender that so makes funds available shall be deemed to have made a Dollar denominated ABR Revolving Loan to the Canadian Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in satisfaction of the Unreimbursed Amount to the extent of such funds.

   (vi)        With respect to any Unreimbursed Amount that is not fully refinanced by a L/C Borrowing pursuant to clauses (iv) and (v) above because the conditions set forth in Section 4.01 cannot be satisfied or for any other reason, the L/C Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Revolving Facility Lender (other than the relevant L/C Issuer), and each such Revolving Facility Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of such L/C Issuer, such Revolving

Facility Lender’s pro-rata share of such Unreimbursed Amount (determined by the proportion its Revolving Commitment Percentage bears to the aggregate Revolving Committed Amount) in Dollars in Federal or other immediately available funds. Such payment from the Revolving Facility Lenders shall be due (i) at or before 1:00 P.M. on the date the Administrative Agent so notifies a Revolving Facility Lender, if such notice is given at or before 10:00 A.M. on such date or (ii) at or before 10:00 A.M. on the next succeeding Business Day, together with interest on such amount for each day from and including the date of such drawing to but excluding the day such payment is due from such Revolving Facility Lender at the Federal Funds Rate for such day (which funds the Administrative Agent shall promptly remit to the applicable L/C Issuer). Each payment by a Revolving Facility Lender to the Administrative Agent for the account of a L/C Issuer in respect of an Unreimbursed Amount shall constitute a payment in respect of its Participation Interest in related Letter of Credit purchased pursuant to subsection (d) above. The failure of any Revolving Facility Lender to make available to the Administrative Agent for the account of a L/C Issuer its pro-rata share of any Unreimbursed Amount shall not relieve any other Revolving Facility Lender of its obligation hereunder to make available to the Administrative Agent for the account of such L/C Issuer its pro-rata share of any payment made under any Letter of Credit on the date required, as specified above, but no such Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the L/C Issuer such other Lender’s pro-rata share of any such payment. Upon payment in full of all amounts payable by a Lender under this clause (vi), such Lender shall be subrogated to the rights of the L/C Issuer against the Canadian Borrower to the extent of such Lender’s pro-rata share of the related L/C Obligation so paid (including interest accrued thereon).

   (vii)       Each Revolving Facility Lender’s obligation to make Revolving Facility Loans pursuant to clause (iv) above and to make payments in respect of its Participation Interests in Unreimbursed Amounts pursuant to clause (vi) above shall be absolute and unconditional and shall not be affected by any circumstance, including: (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Canadian Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Facility Lender’s obligation to make Revolving Facility Loans as a part of a L/C Borrowing pursuant to clause (iv) above is subject to the conditions set forth in Section 4.01 (other than delivery by the Canadian Borrower of a Borrowing Request). No such making by a Revolving Facility Lender of a Revolving Facility Loan or a payment by a Revolving Facility Lender of an amount in respect of its Participation Interest in Unreimbursed Amounts shall relieve or otherwise impair the obligation of the Canadian Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

   (viii)      If any Revolving Facility Lender fails to make available to the Administrative Agent for the account of a L/C Issuer any amount required to be paid by such Revolving Facility Lender pursuant to the foregoing provisions of this subsection (e) by the time specified therefor, the applicable L/C Issuer shall be entitled to recover from such Revolving Facility Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the Federal Funds Rate for such day. Any payment made by any Lender after 3:00 P.M. on any Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Business Day A certificate of the applicable L/C Issuer submitted to any Revolving Facility Lender (through the Administrative Agent) with respect to any amounts owing under this clause (viii) shall be conclusive absent manifest error.

  (f)          Repayment of Funded Participations in Respect of Drawn Letters of Credit.

   (i)          Whenever the Administrative Agent receives a payment of a L/C Obligation as to which the Administrative Agent has received for the account of a L/C Issuer any payments from the Revolving Facility Lenders pursuant to subsection (e) above (whether directly from the Canadian Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent shall promptly pay to each Revolving Facility Lender which has paid its pro-rata share thereof an amount equal to such Lender’s pro-rata share of the amount thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which the payments from the Revolving Facility Lenders were received) in the same funds as those received by the Administrative Agent.

   (ii)         If any payment received by the Administrative Agent for the account of a L/C Issuer pursuant to clause (i) above is required to be returned under any of the circumstances (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Facility Lender shall pay to the Administrative Agent for the account of such L/C Issuer its pro-rata share thereof (determined by the proportion its Revolving Commitment Percentage bears to the aggregate Revolving Committed Amount) on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Facility Lender, at a rate per annum equal to the Federal Funds Rate for such day.

(g)          Obligations Absolute. The obligations of the Canadian Borrower under Section 2.05(e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

(i)          any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii)         the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

(iii)        the existence of any claim, counterclaim, set-off, defense or other rights that the Canadian Borrower or any Subsidiary may have at any time against a beneficiary or any transferee of such Letter of Credit (or any Person for whom the beneficiary or transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement or such Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(iv)        any draft, demand, certificate, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(v)         any payment by the L/C Issuer under a Letter of Credit against presentation of a draft or certificate that does not at least substantially comply with the terms of such Letter of Credit;

(vi)        any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(vii)       any other act or omission to act or delay of any kind by any L/C Issuer or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (vii), constitute a defense to, or a legal or equitable discharge of, each of the Borrowers’ or any Subsidiary’s obligations hereunder.

The Canadian Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Canadian Borrower’s instructions or other irregularity, the Canadian Borrower will promptly notify the L/C Issuer. The Canadian Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(h)          Role of L/C Issuers; Reliance. Each Revolving Facility Lender and the Canadian Borrower agree that, in determining whether to pay under any Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Request. The Canadian Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Canadian Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of subsection (g) of this Section 2.05; provided, however, that anything in such clauses to the contrary notwithstanding, the Canadian Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Canadian Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Canadian Borrower which were caused by the L/C Issuer’s bad faith, willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(i)          Cash Collateral. If the Canadian Borrower is required pursuant to the terms of this Agreement or any other Loan Document to Cash Collateralize any L/C Obligations, the Canadian Borrower shall deposit in an account with the Collateral Agent an amount in cash equal to 103% of the amount of such L/C Obligations as of such date plus any accrued and unpaid interest thereon. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the L/C Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Collateral Agent will, at the request of the Canadian Borrower, invest amounts deposited in such account in Cash Equivalents as directed by the Canadian Borrower; provided, however, that (i) the Collateral Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Collateral Agent to be in, or would result in any, violation of any Law and (ii) if an Event of Default shall have occurred and be continuing, the selection of such Cash Equivalents shall be in the sole discretion of the Collateral Agent. Other than any interest or profits earned on such investments, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Collateral Agent to reimburse the L/C Issuers immediately for drawings under the applicable Letters of Credit and, if the maturity of the Loans has been accelerated, to satisfy the L/C Obligations. If the Canadian Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Canadian Borrower within one Business Day after such Event of Default has been cured or waived. If the Canadian Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.12(b), such amount (to the extent not applied as aforesaid) shall be returned to the Canadian Borrower upon demand; provided that, after giving effect to such return, (i) the aggregate Revolving Facility Credit Exposure would not exceed the Revolving Committed Amount and (ii) no Default or Event of Default shall have occurred and be continuing. If the Canadian Borrower is required to deposit an amount of cash collateral hereunder pursuant to Section 2.12(b), interest or profits thereon (to the extent not applied as aforesaid) shall be returned to the Canadian Borrower after the full amount of such deposit has been applied by the Collateral Agent to reimburse the L/C Issuer for drawings under Letters of Credit.

(j)          Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Canadian Borrower when a Letter of Credit is issued (including any such agreement applicable to an existing Letter of Credit), (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits (the “UCP”), as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Trade Letter of Credit.

(k)          Conflict with L/C Documents. In the event of any conflict between this Agreement and any L/C Document, this Agreement shall govern.

(l)          Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Canadian Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Canadian Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Canadian Borrower, and that the Canadian Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(m)          Resignation of a L/C Issuer. A L/C Issuer may resign at any time by giving 60 days’ notice to the Administrative Agent, the Revolving Facility Lenders and the Canadian Borrower; provided, however, that any such resignation shall not affect the rights or obligations of the L/C Issuer with respect to Letters of Credit issued by it prior to such resignation. Upon any such resignation, the Canadian Borrower shall (within 60 days after such notice of resignation) either appoint a successor, or terminate the unutilized L/C Sublimit of such L/C Issuer; provided, however, that, if the Canadian Borrower elects to terminate such unutilized L/C Sublimit, the Canadian Borrower may at any time thereafter that the Revolving Facility Commitments are in effect reinstate such L/C Sublimit in connection with the appointment of another L/C Issuer. Upon the acceptance of any appointment as a L/C Issuer hereunder by a successor L/C Issuer, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring L/C Issuer and the retiring L/C Issuer shall be discharged from its obligations to issue additional Letters of Credit hereunder. The acceptance of any appointment as L/C Issuer hereunder by a successor L/C Issuer shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to the Canadian Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor shall be a party hereto and have all the rights and obligations of a L/C Issuer under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the resignation of a L/C Issuer hereunder the retiring L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a L/C Issuer under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation but shall not be required to issue additional Letters of Credit.

(n)          Reporting. Each L/C Issuer will report in writing to the Administrative Agent (i) on the first Business Day of each week, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week, (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such L/C Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date and amount of such L/C Disbursement and (iv) on any Business Day on which the Canadian Borrower fails to reimburse a L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date, amount or Dollar Equivalent amount, as applicable, of such failure.

(o)          If the maturity date in respect of any tranche of Revolving Facility Commitments occurs prior to the expiration of any Letter of Credit, then the Canadian Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.05(i). The occurrence of a maturity date with respect to a given tranche of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Facility Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Facility Commitments, the L/C Sublimit shall be agreed between the Lenders under the extended tranches and the Canadian Borrower.

SECTION 2.06         BAs.

(a)          To facilitate availment of BA Loans, the Canadian Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf (in accordance with the Borrowing Request or Interest Election Request relating to a BA Loan pursuant to Section 2.02 or 2.08), in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Lender, blank forms of BAs in the form requested by such Lender. The Canadian Borrower recognizes and agrees that all BAs signed and/or endorsed by a Lender on behalf of the Canadian Borrower shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower. Each Lender is hereby authorized (in accordance with a Borrowing Request or Interest Election Request relating to a BA Loan) to issue such BAs endorsed in blank in such face amounts as may be determined by such Lender; provided, that the aggregate amount thereof is equal to the aggregate amount of

BAs required to be accepted and purchased by such Lender. No Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except for the gross negligence or willful misconduct of such Lender or its officers, employees, agents or representatives. Each Lender shall maintain a record, which shall be made available to the Canadian Borrower upon its request, with respect to BAs (i) received by it in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder, and (iv) canceled at their respective maturities. On request by the Canadian Borrower, a Lender shall cancel all forms of BAs which have been pre-signed or pre-endorsed on behalf of the Canadian Borrower and that are held by such Lender and are not required to be issued in accordance with the Canadian Borrower’s irrevocable Borrowing Request or Interest Election Request. Alternatively, the Canadian Borrower agrees that, at the request of the Administrative Agent, the Canadian Borrower shall deliver to the Administrative Agent a “depository note” which complies with the requirements of the Depository Bills and Notes Act (Canada), and consents to the deposit of any such depository note in the book-based debt clearance system maintained by the Canadian Depository for Securities.

(b)          Drafts of the Canadian Borrower to be accepted as BAs hereunder shall be signed as set forth in this Section 2.06. Notwithstanding that any Person whose signature appears on any BA may no longer be an authorized signatory for any Lender or the Canadian Borrower at the date of issuance of a BA, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such BA so signed shall be binding on the Canadian Borrower.

(c)          Promptly following the receipt of a Borrowing Request or Interest Election Request specifying a Borrowing by way of BA Loan, the Administrative Agent shall so advise the Lenders and shall advise each Lender of the aggregate face amount of the BA to be accepted by it and the applicable BA Contract Period (which shall be identical for all Lenders). In the case of each BA Borrowing, the aggregate face amount of the BA to be accepted by a Lender shall be in a minimum aggregate amount of CND$1,000,000 and shall be a whole multiple of CND$500,000, and such face amount shall be in the Lenders’ pro rata portions of such Borrowing; provided, that the Administrative Agent may in its sole discretion increase or reduce any Lender’s portion of such BA Loan to the nearest $500,000.

(d)          If the Canadian Borrower specifies in a Borrowing Request pursuant to Section 2.03 or an Interest Election Request pursuant to Section 2.08 that it desires a BA Loan, subject to the terms and conditions herein, the Lenders shall accept and purchase the BAs from the Canadian Borrower at the BA Discount Rate applicable to such BAs accepted by them and provide to the Administrative Agent the Discount Proceeds for the account of the Canadian Borrower. The Acceptance Fee payable by the Canadian Borrower to a Lender under Section 2.13(c) in respect of each BA accepted by such Lender shall be set off against and deducted from the Discount Proceeds payable by such Lender under this Section 2.06(d).

(e)          Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all BAs accepted and purchased by it.

(f)          If a Lender is not a chartered bank named in Schedule 1 to the Bank Act (Canada) or if a Lender notifies the Administrative Agent in writing that it is otherwise unable to accept BAs, such Lender will, instead of accepting and purchasing BAs, make an advance (a “BA Equivalent Loan”) to the Canadian Borrower in the amount and for the same term as the draft that such Lender would otherwise have been required to accept and purchase hereunder (it being the intention of the parties that each BA Equivalent Loan shall have the same economic consequences for each Lender making such BA Equivalent Loan and the Canadian Borrower as the BA that such BA Equivalent Loan replaces, including payment by the Canadian Borrower to each such Lender making such BA Equivalent Loan of the Acceptance Fee). Each such Lender will provide to the Administrative Agent the Discount Proceeds of such BA Equivalent Loan for the account of the Canadian Borrower.

(g)          The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Lender in respect of a BA accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such BA being held, at the maturity thereof, by such Lender in its own right, and the Canadian Borrower agrees not to claim any days of grace if such Lender, as holder, claims payment from or sues the Canadian Borrower on the BA for payment of the amount payable by the Canadian Borrower thereunder. On the last day of the BA Contract Period of a BA, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Canadian Borrower shall pay the Lender that has accepted and purchased a BA or advanced a BA Equivalent Loan (irrespective of whether such Lender then holds such BA) the full face amount of such BA or BA

Equivalent Loan, as the case may be, and, after such payment, the Canadian Borrower shall have no further liability in respect of such BA and such Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such BA.

(h)          Except as provided in Sections 2.06(i), 2.11, 2.12 and 2.22 and as required under Article VII, no BA Loan may be repaid by the Canadian Borrower prior to the expiry date of the BA Contract Period applicable to such BA Loan.

(i)          Amounts to be applied pursuant to Section 2.11, Section 2.12 or 2.22 or Article VII to prepay or repay amounts to become due with respect to then outstanding BAs shall be deposited in a Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account allocable to amounts to become due in respect of BAs on the last day of their respective BA Contract Periods until all amounts due in respect of such outstanding BAs have been repaid or until all such cash has been exhausted (and any amount remaining in the Prepayment Account after all of the respective BAs for which the applicable deposit was made have matured and been paid will be released to the Canadian Borrower). For purposes of this Agreement, the term “Prepayment Account” shall mean an account established by the Canadian Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive control, including the exclusive right of withdrawal for application in accordance with this paragraph (i). The Administrative Agent will, at the request of the Canadian Borrower, invest amounts on deposit in the Prepayment Account in short-term, cash equivalent investments selected by the Administrative Agent in consultation with the Canadian Borrower that mature prior to the last day of the applicable BA Contract Periods of the BAs to be prepaid; provided, however, that the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if an Event of Default shall have occurred and be continuing. The Canadian Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay amounts due in respect of BAs on the last day of the applicable BA Contract Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments (which shall be for the account of the Canadian Borrower, to the extent not necessary for the prepayment of BAs in accordance with this Section), the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans and all amounts due hereunder have been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account of the Canadian Borrower to satisfy any of the Obligations of the Canadian Borrower in respect of Loans and BAs (and the Canadian Borrower hereby grants to the Administrative Agent a security interest in its Prepayment Account to secure such Obligations).

SECTION 2.07         Funding of Borrowings.

(a)          Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make the proceeds of funds made available to it pursuant to the preceding sentence available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower maintained with the Administrative Agent (i) in New York City, in the case of Loans denominated in Dollars, or (ii) in Toronto, in the case of Loans denominated in Canadian Dollars and designated by the applicable Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans and Swingline Borrowings made to finance the reimbursement of a L/C Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable L/C Issuer.

(b)          Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Revolving Facility Loans and/or Term Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing of Revolving Facility Loans or Term Loans available to the Administrative Agent, the amount so made available by the Administrative Agent shall be a separate loan to such Borrower which loan the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) with demand to be first made on such Lender if legally possible)

with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (x) the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of a Borrowing denominated in Dollars) or (y) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (in the case of a Borrowing denominated in Canadian Dollars) or (ii) in the case of the applicable Borrower, the interest rate applicable to ABR Loans (in the case of a Borrowing denominated in Dollars) or the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (in the case of a Borrowing denominated in Canadian Dollars). If such Lender pays such amount to the Administrative Agent, then such payment shall discharge such Borrower’s obligation to pay such demand loan and from that time shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08         Interest Elections.

(a)          Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing or BA Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Canadian Borrower may elect to convert such Borrowing to a different Type, in the case of Borrowings denominated in Dollars, or to continue such Borrowing and, in the case of a Eurodollar Borrowing or BA Borrowing, may elect Interest Periods therefor, all as provided in this Section. Any conversion or continuation hereunder shall be in the same currency as the original obligation. The Canadian Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.08 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)          To make an election pursuant to this Section 2.08, the Canadian Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if the Canadian Borrower were requesting a Borrowing of the Type and currency resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Canadian Borrower.

(c)          Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)          the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        whether the resulting Term A Loan Borrowing, Canadian Term B Loan Borrowing or Revolving Facility Borrowing is to be a Canadian Prime Rate Borrowing or BA Borrowing, or whether the resulting U.S. Term B Loan Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)        if the resulting Borrowing is a Eurodollar Borrowing or BA Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurodollar Borrowing or BA Borrowing but does not specify an Interest Period, then the Canadian Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)          Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If the Canadian Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing or BA Borrowing, as applicable, prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing or BA Borrowing, as applicable, with an Interest Period of one month’s duration commencing on the last day of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Canadian Borrower, then, so long as an Event of Default is continuing (i) except as provided in clause (iii) below, no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing or BA Borrowing, as applicable, (ii) unless repaid, each Eurodollar Borrowing shall be continued as a Eurodollar Borrowing with an Interest Period of one month’s duration and (iii) unless repaid, each BA Borrowing shall be converted into an ABR Borrowing denominated in Canadian Dollars at the end of the BA Contract Period applicable thereto.

SECTION 2.09         Termination and Reduction of Commitments.

(a)          Unless previously terminated, the Revolving Facility Commitments shall terminate on the Revolving Facility Maturity Date. The Term A Loan Commitment ~~and~~, the Original Canadian Term B Loan Commitment and the Original U.S. Term B Loan Commitment, as applicable, of each Term Loan Lender shall terminate upon the funding of such Loans on the Closing Date. The Additional Canadian Term B-2 Loan Commitment and the Additional U.S. Term B-2 Loan Commitment, as applicable, of each Term Loan Lender shall terminate upon the funding of such Loans on the Amendment No. 1 Effective Date.

(b)          The Canadian Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments or the Term Loan Commitments, as the case may be; provided that (i) each such reduction of an amount denominated in Dollars shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million (or, if less, the remaining amount of the Revolving Facility Commitments or Term Loan Commitments, as the case may be), (ii) each such reduction of an amount denominated in Canadian Dollars shall be in an amount that is an integral multiple of CAD$1.0 million and not less than CAD$3.0 million (or, if less, the remaining amount of the Revolving Facility Commitments or Term Loan Commitments, as the case may be) and (iii) Canadian Borrower shall not terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.12, the Revolving Facility Credit Exposure would exceed the total Revolving Facility Commitments.

(c)          The Canadian Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments and/or Term Loan Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Canadian Borrower pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Revolving Facility Commitments and/or Term Loan Commitments delivered by the Canadian Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Canadian Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Commitments shall be permanent. Each reduction of the Commitments under any Facility shall be made ratably among the Lenders in accordance with their respective Commitments under such Facility.

SECTION 2.10         Repayment of Loans; Evidence of Debt, etc.

(a)          The Canadian Borrower hereby unconditionally promises to pay (i) on the Revolving Facility Maturity Date in Dollars or Canadian Dollars, as applicable, to the Administrative Agent the then unpaid principal amount of each Revolving Facility Loan made to the Canadian Borrower, and (ii) in Dollars or Canadian Dollars, as applicable, to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.11. The Canadian Borrower hereby unconditionally promises to pay in

Canadian Dollars to each Swingline Lender the then unpaid principal amount of each Swingline Loan made to the Canadian Borrower on the earlier of the Revolving Facility Maturity Date and the tenth Business Day after such Swingline Loan is made; provided that on each date that a Revolving Facility Borrowing is made by the Canadian Borrower, then the Canadian Borrower shall repay all its Swingline Loans then outstanding.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Canadian Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)          The Administrative Agent shall maintain accounts in which it shall record (i) the amount and currency of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Canadian Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder from the Canadian Borrower and each Lender’s share thereof.

(d)          The entries made in the accounts maintained pursuant to subsections (b) and (c) of this Section 2.10 shall be prima facie evidence absent demonstrable error of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Canadian Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)          Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Canadian Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form of Exhibits E-1, E-2, E-3 or E-4, as the case may be, for the Term A Loans, U.S. Term B Loans, Canadian Term B Loans and Revolving Facility Loans, respectively. Thereafter, the Loans evidenced by such promissory note (a “Note”) and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). If requested by the Swingline Lender, the Swingline Loans shall be evidenced by a single Swingline Note, substantially in the form of Exhibit E-5, payable to the order of the Swingline Lender in an amount equal to the aggregate unpaid principal amount of the Swingline Loans.

(f)          Each Lender having one or more Notes shall record the date, amount, Class and Type of each Loan made by it and the date and amount of each payment of principal made by the Canadian Borrower with respect thereto, and may, if such Lender so elects in connection with any permitted transfer or enforcement of any Note, endorse on the reverse side or on the schedule, if any, forming a part thereof appropriate notations to evidence the foregoing information with respect to each outstanding Loan evidenced thereby; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Canadian Borrower hereunder or under any such Note. Each Lender is hereby irrevocably authorized by the Canadian Borrower so to endorse each of its Notes and to attach to and make a part of each of its Notes a continuation of any such schedule as and when required.

SECTION 2.11         Repayment of Loans.

(a)          Subject to adjustment pursuant to paragraph (e) of this Section 2.11 and Section 2.12(a), the Canadian Borrower shall repay, and there shall become due and payable (together with accrued interest thereon) on each Principal Amortization Payment Date and on the Term A Loan Maturity Date (i) a principal amount of the Term A Loans equal to the product of (x) the principal amount of Term A Loans outstanding immediately after the Term A Loan Borrowing on the Closing Date multiplied by (y) the percentage set forth in the table below opposite the applicable Principal Amortization Payment Date (as such principal amount may be reduced by, and after giving effect to, any voluntary and mandatory prepayments made in accordance with Section 2.12) and (ii) the remaining outstanding principal amount of all Term A Loans on the Term A Loan Maturity Date.

Principal Amortization Payment Date	Percentage
Until and including December 31, 2012	0.00%

Principal Amortization Payment Date	Percentage
March 31, 2013	1.25%
June 30, 2013	1.25%
September 30, 2013	1.25%
December 31, 2013	1.25%
March 31, 2014	2.50%
June 30, 2014	2.50%
September 30, 2014	2.50%
December 31, 2014	2.50%
March 31, 2015	2.50%
June 30, 2015	2.50%
September 30, 2015	2.50%
December 31, 2015	2.50%
March 31, 2016	3.75%
June 30, 2016	3.75%
September 30, 2016	3.75%
December 31, 2016	3.75%

(b)          Subject to adjustment pursuant to paragraph (e) of this Section 2.11 and Section 2.12(a), the Canadian Borrower shall repay U.S. Term B-2 Loans on (x) the last day of each quarter beginning with the fiscal quarter ending ~~September~~June 30, ~~2012~~2013 in an amount equal to 1/4 of 1% of the original aggregate principal amount of U.S. Term B-2 Loans ~~incurred~~outstanding on the ~~Closing~~Amendment No. 1 Effective Date, and (y) the Term B Loan Maturity Date in an amount equal to the remaining principal amount of the U.S. Term B-2 Loans. The Canadian Borrower shall repay U.S. Term B-1 Loans on the Amendment No. 1 Effective Date in an amount equal to the remaining principal amount of the U.S. Term B-1 Loans.

(c)          Subject to adjustment pursuant to paragraph (e) of this Section 2.11 and Section 2.12(a), the Canadian Borrower shall repay Canadian Term B-2 Loans on (x) the last day of each quarter beginning with the fiscal quarter ending ~~September~~June 30, ~~2012~~2013 in an amount equal to 1/4 of 1% of the original aggregate principal amount of Canadian Term B-2 Loans ~~incurred~~outstanding on the ~~Closing~~Amendment No. 1 Effective Date, and (y) the Term B Loan Maturity Date in an amount equal to the remaining principal amount of the Canadian Term B-2 Loans. The Canadian Borrower shall repay Canadian Term B-1 Loans on the Amendment No. 1 Effective Date in an amount equal to the remaining principal amount of the Canadian Term B-1 Loans.

(d)          To the extent not previously paid, all Term A Loans and Term B Loans shall be due and payable on the Term A Loan Maturity Date and the Term B Loan Maturity Date, respectively.

(e)          Prepayment from Net Cash Proceeds of Prepayment Events pursuant to Section 2.12(c) and from Excess Cash Flow pursuant to Section 2.12(d), but subject to Section 2.11(f), shall be applied, to reduce ratably the scheduled amortization payments pursuant to Sections 2.11(a), (b) and (c) above, except, with respect to Incremental Term Loans, to the extent otherwise provided as a result of any amendment effected in accordance with Section 2.21. Within the amortization payments scheduled pursuant to Sections 2.11(a), (b) and (c) above, such amounts shall be applied to reduce the next four unpaid amortization payments in forward order and thereafter to reduce the remaining scheduled amortization payments and the payment at final maturity on a pro rata basis.

(f)          While the Term A Loans are outstanding, any Lender holding Term B Loans may elect, on not less than two Business Days’ prior written notice to the Administrative Agent with respect to any mandatory prepayment required to be made pursuant to Section 2.12(c) or (d), not to have such prepayment applied to such Lender’s Term B Loans, in which case the amount not so applied shall be applied to repay the Term A Loans and thereafter applied to repay the remaining Loans of the accepting Term B Loan Lenders.

(g)          Prior to any repayment of any Borrowing under any Facility hereunder, the Canadian Borrower shall select the Borrowing or Borrowings under such Facility to be repaid and shall notify the Administrative Agent in writing of such selection not later than 2:00 p.m., New York City time, (i) in the case of an ABR Borrowing or Canadian Prime Rate Borrowing, one Business Day before the scheduled date of such repayment and (ii) in the case of a Eurodollar Borrowing or BA Borrowing, three Business Days before the scheduled date of such repayment. Except to the extent otherwise provided in this agreement, each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Notwithstanding anything to the contrary in the immediately preceding sentence, prior to any repayment of a Swingline Borrowing hereunder, the Canadian Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent in writing of such selection not later than 1:00 p.m., New York City time, on the scheduled date of such repayment. Except as provided in Section 2.14(d), repayments of Borrowings shall be accompanied by accrued interest on the amount repaid. Any repayment of Loans denominated in Canadian Dollars shall be allocated first to Canadian Prime Rate Loans and second to BA Loans in accordance with the provisions of Section 2.06(i).

SECTION 2.12         Prepayments, etc.

(a)          The Canadian Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part (other than any BA Borrowing), without premium or penalty (but subject to Section 2.17), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.09(c); provided, that such optional prepayments of the Term Loans shall be applied on a pro rata basis between the Term A Loan Facility, the Term B Loan Facility and, to the extent applicable as a result of any amendment effected in accordance with Section 2.21, the Incremental Term Loans, and as directed by the Canadian Borrower to scheduled amortization payments pursuant to Sections 2.11(a), (b) and (c) above or, at the Canadian Borrower’s option, to reduce dollar-for-dollar future mandatory Excess Cash Flow payments; provided, further, that the Canadian Borrower shall be permitted to prepay Term A Loans ahead of Term B Loans, so long as in such case the application to the amortization installments will be to the remaining scheduled amortization payments and final maturity payment of only the Class of Loans so prepaid. Notwithstanding anything in this Section 2.12(a) to the contrary, in the event that, ~~within~~prior to the one year anniversary of the ~~Closing~~Amendment No. 1 Effective Date, (x) the Canadian Borrower makes any prepayment of Term B-2 Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B ~~Lender~~-2 Lenders, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Term B-2 Loans being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the applicable Term B-2 Loans affected by such Repricing Transaction and outstanding immediately prior to such amendment.

(b)          In the event and on such occasion that the Revolving Facility Credit Exposure exceeds the total Revolving Facility Commitments, the Canadian Borrower under the Revolving Facility shall prepay Revolving Facility Borrowings and/or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(i)) made to the Canadian Borrower, in an aggregate amount equal to the amount by which the Revolving Facility Credit Exposure exceeds the total Revolving Facility Commitments. Each repayment shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders at the time of such repayment)

(c)          Holdings shall cause to be applied all Net Cash Proceeds promptly upon receipt thereof by Holdings or any Restricted Subsidiary to prepay Term A Loans, Term B Loans and, to the extent applicable as a result of any amendment effected in accordance with Section 2.21, Incremental Term Loans, ratably, subject to Section 2.11(f). All amounts prepaid pursuant to this clause (c) shall be applied to reduce scheduled amortization in accordance with clause (e) of Section 2.11.

(d)          Not later than 90 days after the end of each Excess Cash Flow Period, Holdings shall calculate Excess Cash Flow for such Excess Cash Flow Period and shall cause to be applied an amount equal to the Required Percentage of such Excess Cash Flow (less amounts the Canadian Borrower elects to apply against such prepayments pursuant to Section 2.12(a)) to prepay Term A Loans, Term B Loans, and, to the extent applicable as a result of any amendment effected in accordance with Section 2.21, Incremental Term Loans, ratably, subject to Section 2.11(f). All amounts prepaid pursuant to this clause (d) shall be applied in accordance with clause (e) of Section 2.11. Not later than the date on which Holdings is required to deliver financial statements with respect to the end of each Excess Cash Flow Period under Section 5.04(a), Holdings will deliver to the Administrative Agent a certificate signed by a

Financial Officer of Holdings setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

(e)          [Reserved]

(f)          Notwithstanding anything to the contrary in this Agreement (which provisions shall not be applicable to this Section 2.12(f) and which provisions shall be, notwithstanding anything to the contrary contained in such provisions, subject to this Section 2.12(f)):

(i)          The Canadian Borrower shall have the right at any time and from time to time to prepay Term Loans of any Class to the Lenders at a discount to the par value of such Loans and on a non-pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.12(f); provided that (A) no Discounted Voluntary Prepayment shall be made from the proceeds of any Revolving Facility Loan or Swingline Loan, (B) any Discounted Voluntary Prepayment shall be offered to all Lenders with Term Loans of the specified Class on a pro rata basis and (C) the Canadian Borrower shall deliver to the Administrative Agent a certificate stating that (1) no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment) and (2) each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.12(f) has been satisfied.

(ii)         To the extent the Canadian Borrower seeks to make a Discounted Voluntary Prepayment, the Canadian Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit P hereto (each, a “Discounted Prepayment Option Notice”) that the Canadian Borrower desires to prepay Term Loans in an aggregate principal amount specified therein (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans as specified below. The Proposed Discounted Prepayment Amount of Term Loans shall not be less than $5,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount of Term Loans, (B) a discount range (which may be a single percentage) selected by the Canadian Borrower with respect to such proposed Discounted Voluntary Prepayment (representing the percentage of par of the principal amount of Term Loans to be prepaid) (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii)        Upon receipt of a Discounted Prepayment Option Notice in accordance with Section 2.12(f)(ii), the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit Q hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a minimum price (the “Acceptable Price”) within the Discount Range (expressed as a percentage of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans of the applicable Class with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Price (“Offered Loans”). Based on the Acceptable Prices and principal amounts of Term Loans specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Canadian Borrower, shall determine the applicable discount for Term Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Canadian Borrower Party if the Canadian Borrower has selected a single percentage pursuant to Section 2.12(f)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the lowest Acceptable Price at which the Canadian Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans (as defined below). Any Lender with outstanding Term Loans of the applicable Class whose Lender Participation Notice is not received by the Administrative Agent by the

Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Term Loans at any discount to their par value within the Applicable Discount.

(iv)        The Canadian Borrower shall make a Discounted Voluntary Prepayment by prepaying those Term Loans of the applicable Class (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Canadian Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Canadian Borrower shall prepay all Qualifying Loans.

(v)         Each Discounted Voluntary Prepayment shall be made within four Business Days of the Acceptance Date (or such other date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty, upon irrevocable notice substantially in the form of Exhibit R hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 11:00 a.m. (New York City time), three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(vi)        To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with Section 2.12(f)(iii) above) established by the Administrative Agent in consultation with the Canadian Borrower.

(vii)       Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, the Canadian Borrower may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice.

SECTION 2.13         Fees.

(a)          The Canadian Borrower agrees to pay to each Revolving Facility Lender (other than any Defaulting Lender), through the Administrative Agent, five Business Days after the last day of March, June, September and December in each year, and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Revolving Facility Commitment Fee”) in Canadian Dollars on the daily amount of the Available Revolving Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Revolving Facility Commitment of such Lender shall be terminated) at a rate equal to 0.50% per annum. All Revolving Facility Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 days. For the purpose of calculating any Lender’s Revolving Facility Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Revolving Facility Commitment Fee is calculated shall be deemed to be zero. The Revolving Facility Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Revolving Facility Commitments of such Lender shall be terminated as provided herein.

(b)          The Canadian Borrower agrees to pay from time to time (i) to each Revolving Facility Lender (other than any Defaulting Lender), through the Administrative Agent, ten Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fee (an “L/C Participation Fee”) in Canadian Dollars on such Lender’s Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding quarter (or shorter period commencing with the Closing Date or ending with the date on which the Revolving Facility Commitments shall be terminated) at the rate per annum equal to the Applicable Margin for BA Borrowings effective for each day in such period, and (ii) to each L/C Issuer, for its own account, (x) 10 Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fronting fee in Canadian Dollars in respect of each Letter of Credit issued by such L/C Issuer for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily stated amount (or, if applicable, the Canadian Dollar Equivalent) of such Letter of Credit) (with the minimum annual fronting fee for each Letter of Credit to be not less than CND$500) plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such L/C Issuer’s customary documentary and processing charges (collectively, “L/C Issuer Fees”). All L/C Participation Fees and L/C Issuer Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c)          The Canadian Borrower agrees to pay to the Administrative Agent, for the accounts of each Lender making a BA Loan, on the date of such Loan, a fee, in Canadian Dollars, calculated by multiplying the face amount of each BA (or, if applicable, the principal amount of each BA Equivalent Loan before discounting) comprising the BA Loan by the product of (i) the Applicable Margin for such BA Loan and (ii) a fraction, the numerator of which is the number of days in the BA Contract Period applicable to such BA (or BA Equivalent Loan) and the denominator of which is 365 or 366, as applicable (“Acceptance Fees”).

(d)          [Reserved].

(e)          The Canadian Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Fee Letter, as amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the “Agent Fees”).

(f)          All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that L/C Issuer Fees shall be paid directly to the applicable L/C Issuer. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.14         Interest.

(a)          The Loans comprising each ABR Borrowing (including each Swingline Loan and excluding each BA Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b)          The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)          Notwithstanding the foregoing, (A) if any principal of or interest on any Loan or any Fees or other amount payable by the Canadian Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue principal amount shall bear interest, and each such other overdue amount shall, to the extent permitted by law, bear interest, in each case after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.14 (except, in the case of BA Loans, in which case such overdue principal shall bear interest at the rate of 2% plus the Applicable Margin for BA Loans) or (ii) in the case of any other amount, 2% plus the rate applicable to Revolving Facility Loans that are ABR Revolving Loans as provided in paragraph (a) of this Section 2.14 or (B) if the Canadian Borrower is subject to any insolvency or bankruptcy proceedings, the Loans shall bear interest at a rate per annum equal to 2% plus the rate otherwise applicable to such

Loan as provided in the preceding paragraphs of this Section 2.14; provided that this paragraph (c) shall not apply to any payment or bankruptcy default that has been waived by the Lenders pursuant to Section 9.08.

(d)          Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the Revolving Facility Commitments, (iii) in the case of the Term A Loans, on the Term A Loan Maturity Date ~~and~~, (iv) in the case of Term B Loans, on the Term B Loan Maturity Date and (v) in the case of the Term B-1 Loans (including any Converted Term Loans), on the Amendment No. 1 Effective Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.14 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or Swingline Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan or prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)          All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, BA Discount Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be prima facie evidence thereof.

(f)            Criminal Interest Rate/Interest Act (Canada).

   (i)          For purposes of the Interest Act (Canada), whenever any interest or fee is calculated on the basis of a period of time other than a year of 365 or 366 days, as applicable, the annual rate to which each rate utilized pursuant to such calculation is equivalent is such rate so utilized multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used in such calculation. For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest will not apply to any interest calculation under the Loan Documents, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

   (ii)         If any provision of this Agreement or any of the other Loan Documents would obligate the Canadian Borrower to make any payment of interest or other amount payable to any Lender under any Loan Documents in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of interest at a criminal rate (as construed under the Criminal Code (Canada)), then notwithstanding that provision, that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by that Lender of interest at a criminal rate, the adjustment to be effected, to the extent necessary, (A) first, by reducing the amount or rate of interest required to be paid to the affected Lender under this Section 2.14 and the amount of discount applicable to BA Loans made under this Agreement and (B) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

   (iii)        Notwithstanding clause (ii) above, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then the Canadian Borrower shall be entitled, by notice in writing to the affected Lender, to obtain reimbursement from that Lender in an amount equal to the excess, and pending reimbursement, the amount of the excess shall be deemed to be an amount payable by that Lender to the Canadian Borrower.

   (iv)        Any amount or rate of interest referred to in this Section 2.14(f) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of this Agreement on the assumption that any charges, fees or expenses that fall within the meaning of interest (as defined in the Criminal Code (Canada)) shall be prorated over that period of time and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of that determination.

SECTION 2.15         Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing denominated in any currency:

(a)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate or BA Discount Rate, as applicable, for such Interest Period; or

(b)          the Administrative Agent is advised by the Majority Lenders under a Facility that the Adjusted LIBO Rate, the LIBO Rate or BA Discount Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Canadian Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Canadian Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing or BA Borrowing denominated in such currency shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto to an ABR Borrowing.

SECTION 2.16         Increased Costs.

(a)          If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or L/C Issuer;

(ii)         subject any Lender or L/C Issuer to any Tax (other than (A) Indemnified Taxes or Other Taxes indemnifiable under Section 2.18 or (B) Excluded Taxes;

(iii)        impose on any Lender or L/C Issuer or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or BA Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or BA Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or otherwise), in each case determined to be material by such Lender, then the Canadian Borrower will pay to such Lender or L/C Issuer, as applicable, such additional amount or amounts as will compensate such Lender or L/C Issuer, as applicable, for such additional costs incurred or reduction suffered.

(b)          If any Lender or L/C Issuer determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy) and determined to be material by such Lender, then from time to time the Canadian Borrower shall pay to such Lender or such L/C Issuer, as applicable, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)          A certificate of a Lender or a L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as applicable, as specified in paragraph (a) or (b) of this

Section (as well as reasonably detailed calculations thereof) shall be delivered to the Canadian Borrower and shall be prima facie evidence of the amounts thereof. The applicable Borrower shall pay such Lender or L/C Issuer, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Promptly after any Lender or any L/C Issuer has determined that it will make a request for increased compensation pursuant to this Section 2.16, such Lender or L/C Issuer shall notify the Canadian Borrower thereof. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Canadian Borrower shall not be required to compensate a Lender or a L/C Issuer pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or L/C Issuer, as applicable, notifies the Canadian Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.17         Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan or BA Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Canadian Borrower pursuant to Section 2.20, then, in any such event, the Canadian Borrower shall compensate each Lender for the loss, cost and expense (but exclusive of lost profit or margin) attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurodollar Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Euros of a comparable amount and period from other banks in the Eurodollar market. In the case of any BA Loan, such loss, cost or expense to any Lender shall be deemed to be the amount reasonably determined by such Lender to be the excess, if any, of (i) in the case of an event described in clause (c) above, the face amount of the BAs accepted and purchased by such Lender (or, if applicable, the principal amount of the BA Equivalent Loan made) for the purpose of such BA Loan minus the Discount Proceeds of such BAs (or BA Equivalent Loan) and (ii) in the case of an event described in clause (d) above, the face amount of such BAs (or, if applicable, the principal amount of such BA Equivalent Loan) minus amounts received as a result of such assignment, over the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid were it to bid at the commencement of such period for deposits in Canadian Dollars of a comparable amount and period from other banks in the Canadian interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Canadian Borrower and shall be prima facie evidence of the amounts thereof. The Canadian Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.18         Taxes.

(a)          Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) any Agent, Lender or L/C Issuer, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)          In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)          Each Loan Party shall indemnify the Agents, each Lender and each L/C Issuer, within 20 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, Lender or L/C Issuer, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (accompanied by official receipts, if available, of the relevant Governmental Authority evidencing payment of Indemnified Taxes or Other Taxes by Lender, Agents or the L/C Issuer), delivered to the applicable Loan Party by a Lender or the L/C Issuer, or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d)          As soon as reasonably practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, if any, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)          Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent) such properly completed and executed documentation prescribed by applicable law (including Forms NR301, NR302 or NR303, as applicable) and at such times as may reasonably be requested by such Borrower, in either case to permit such payments to be made without such withholding tax or at a reduced rate; provided that no Lender shall have any obligation under this paragraph (e) with respect to any withholding Tax imposed by any jurisdiction other than the United States or Canada if in the reasonable judgment of such Lender such compliance would subject such Lender to any material unreimbursed cost or expense or to the extent it would otherwise be disadvantageous to such Lender in any material respect as determined in good faith by the Canadian Borrower. If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the U.S. Borrower, at the times or times prescribed by law and at such time or times reasonably requested by the Canadian Borrower, such properly completed and executed documentation prescribed by applicable law and such additional documentation reasonably requested by the U.S. Borrower as may be necessary for the U.S. Borrower to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligation under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.

(f)          If an Agent or a Lender determines, in good faith and in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.18, it shall promptly pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.18 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Agent or Lender in good faith and in its sole discretion and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of such Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other Person.

SECTION 2.19         Payments Generally; Pro Rata Treatment; Sharing of Payments.

(a)          Payments by the Canadian Borrower. Each payment of principal of and interest on Loans, discount and BA Acceptance Fees in respect of any BA Loan, L/C Obligations and fees hereunder (other than fees payable directly to the L/C Issuers) shall be paid not later than 2:00 P.M. on the date when due, in Federal or other funds immediately available to the Administrative Agent at the account designated by it by notice to the Canadian Borrower. Each such payment shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff and irrespective of any claim or defense to payment which might in the absence of this provision be asserted by the Canadian Borrower or any Affiliate against the any Agent or any Lender. All prepayments and repayments of Loans made pursuant to this Section 2.19(a) shall be made in the currency in which such Loan is denominated. Payments received after 2:00 P.M. shall be deemed to have been received on the next Business Day, and any applicable interest or fee shall continue to accrue. Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of paragraph (c) below or required by a provision hereof to be applied in a specified manner, the Canadian Borrower shall, at the time it makes any payments under this Agreement, specify to the Administrative Agent the Loan, Letters of Credit, fees or other amounts payable by the Canadian Borrower hereunder to which such payment is to be applied (and if it fails to specify or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to paragraph (c) below, to Section 2.11, to Section 2.12 and to Section 2.19(e), distribute such payment to the Lenders in such manner as the Administrative Agent may deem reasonably appropriate). The Administrative Agent may in its sole discretion, distribute such payments to the applicable Lenders on the date of receipt thereof, if such payment is received prior to 2:00 P.M.; otherwise the Administrative Agent may, in its sole discretion, distribute such payment to the applicable Lenders on the date of receipt thereof or on the immediately succeeding Business Day. Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless (in the case of Eurodollar Loans) such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. Other than with respect to Swingline Loans, the Canadian Borrower hereby authorizes and directs the Administrative Agent to debit any account maintained by the Canadian Borrower with the Administrative Agent to pay when due any amounts required to be paid from time to time under this Agreement.

(b)          Distributions by the Administrative Agent. Unless the Administrative Agent shall have received notice (which may be by telephone if promptly confirmed in writing) from the Canadian Borrower prior to the date on which any payment is due to the Lenders hereunder that the Canadian Borrower will not make such payment in full, the Administrative Agent may assume that the Canadian Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Canadian Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

(c)          Pro Rata Treatment of Loans. Except to the extent that this Agreement provides for payments to be disproportionately allocated to or retained by a particular Lender or group of Lenders (including in connection with the payment of interest or fees at different rates and the repayment of principal amounts of Term Loans at different times as a result of any amendment effected in accordance with Section 2.21), each Borrowing, each payment or prepayment of principal of or interest on any Loan, each payment of fees (other than the L/C Issuer Fees retained by a L/C Issuer for its own account and the administrative fees retained by the Agents for their own account), each reduction of the Revolving Committed Amount and each conversion or continuation of any Loan, shall be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Commitment Percentages, or with respect to Term Loans, according to the respective outstanding principal amounts of the applicable Term Loans then held by the applicable Term Loan Lenders, as applicable, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans of the applicable Class and Participation Interests of such Lenders); provided that, in the event any amount paid to any Lender pursuant to this subsection (d) is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Alternate Base Rate plus 2.00% per annum.

(d)          Pro Rata Treatment of Letters of Credit. Except to the extent otherwise provided herein, each payment of L/C Obligations shall be allocated to each Revolving Facility Lender pro rata in accordance with its Revolving Commitment Percentage; provided that, if any Revolving Facility Lender shall have failed to pay its applicable pro rata share of any L/C Disbursement as required under Section 2.05(e)(iv) or (vi), then any amount to which such Revolving Facility Lender would otherwise be entitled pursuant to this subsection (e) shall instead be payable to the L/C Issuer.

(e)          Sharing of Payments. The Lenders agree among themselves that, except to the extent otherwise provided herein, if any Lender shall obtain payment in respect of any Loan, unreimbursed L/C Disbursements or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of the U.S. Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Debtor Relief Laws or otherwise, or by any other means, in excess of its pro-rata share of such payment as provided for in this Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, unreimbursed L/C Disbursements and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement; provided that nothing in this subsection (e) shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have for payment of indebtedness of the Borrowers other than its indebtedness hereunder. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Canadian Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by Law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, L/C Obligation or other obligation in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this subsection (f) and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Loan, L/C Obligation or other obligation purchased to the same extent as though the purchasing Lender were the original owner of the obligations purchased. If under any applicable Debtor Relief Law, any Lender receives a secured claim in lieu of a setoff to which this subsection (f) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this subsection (f) to share in the benefits of any recovery on such secured claim.

SECTION 2.20         Mitigation Obligations; Replacement of Lenders.

(a)          If any Lender requests compensation under Section 2.16, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the sole good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. Each Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          If any Lender requests compensation under Section 2.16, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or is a Defaulting Lender, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.20 shall be deemed to prejudice any rights that any Borrower may have against any Lender that is a Defaulting Lender.

(c)          If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Canadian Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that (a) all Obligations of Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Canadian Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04.

SECTION 2.21         Increase in Commitments.

(a)          Borrower Request. The Canadian Borrower may, by written notice to the Administrative Agent, elect (i) to request, prior to the Revolving Facility Maturity Date, the establishment of one or more new Revolving Facility Commitments (each, an “Incremental Revolving Commitments”), (ii) to request, prior to the Term B Loan Maturity Date, the establishment of one or more new Term B Loan Commitments (each, an “Incremental Term B Loan Commitment”), or (iii) to request, at any time, the establishment of one or more new other term loan commitments (each an “Incremental Term Loan Commitment” and, together with any Incremental Revolving Commitments and Incremental Term B Loan Commitments, the “Incremental Commitments”), in an aggregate amount for all such Incremental Commitments, collectively, such that, on a pro forma basis after giving effect to the incurrence and application of proceeds of any Incremental Commitments (assuming that the entire amount of any such Incremental Commitments are fully drawn), the Canadian Borrower shall have a ~~Senior Secured~~First Lien Leverage Ratio no greater than ~~4.00~~4.25:1.00. Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Canadian Borrower proposes that the increased or new Incremental Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each potential Lender to whom the Canadian Borrower proposes any portion of such increased or new Incremental Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased or new Incremental Commitments may elect or decline, in its sole discretion, to provide such increased or new Incremental Commitment.

(b)          Conditions. The increased or new Incremental Commitments shall become effective, as of such Increase Effective Date; provided that:

(i)          each of the conditions set forth in Section 4.02 shall be satisfied;

(ii)         Holdings shall, on a pro forma basis after giving effect to such Incremental Commitments and application of the proceeds thereof, be in compliance with the Financial Performance Covenant;

(iii)        no Default or Event of Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date; and

(iv)        the Canadian Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(c)          Terms of Incremental Revolving Commitments. The terms and provisions of Incremental Revolving Commitments shall be identical to the Revolving Facility Commitments, shall be subject to the same terms and conditions as the Revolving Facility Commitments and shall be deemed added to, and made a part of, the Revolving Facility;

(d)          Terms of Incremental Term B Loan Commitments. The terms and provisions of Loans made pursuant to Incremental Term B Loan Commitments shall be identical to the U.S. Term B-2 Loans or the Canadian Term B-2 Loans, as determined by the Canadian Borrower, shall be subject to the same terms and conditions as the U.S. Term B-2 Loans or the Canadian Term B-2 Loans, as applicable, and shall be deemed added to, and made a part of, the U.S. Term B Loan Facility or the Canadian Term B Loan Facility, as applicable;

(e)          Terms of Incremental Term Loan Commitments. The terms and provisions of Loans made pursuant to the Incremental Term Loan Commitments (“Incremental Term Loans” and, together with the Incremental Term Loan Commitments related thereto, the “Incremental Term Loan Facility”) shall be as determined by the Canadian Borrower and the lenders providing such Incremental Term Loan Commitments (the “Incremental Term Loan Lenders”), which terms and provisions shall be set forth in the Increase Joinder with respect to such Incremental Term Loan Commitments; provided that:

(i)          if the amortization requirements for the Incremental Term Facility differ from the amortization requirements for the Term B-2 Loans, the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than the Weighted Average Life to Maturity applicable to the then outstanding Term B-2 Loans; provided that up to $150.0 million of Incremental Term Loans, less the amount, if any, of Indebtedness secured by Liens incurred pursuant to the exception set forth in the last proviso of Section 6.02(i), may have a shorter Weighted Average Life to Maturity than the then outstanding Term B-2 Loans so long as such Weighted Average Life to Maturity is not shorter than the Weighted Average Life to Maturity of the then outstanding Term A Loans; provided, further, that any Incremental Term Loans incurred solely for the purpose of funding export-import bank financings (“Export Financing”) may have a shorter Weighted Average Life to Maturity than the then outstanding Term B-2 Loans so long as the Weighted Average Life to Maturity for such Incremental Term Loans is no shorter than the Weighted Average Life to Maturity of the then outstanding Term A Loans;

(ii)         other than with respect to the Incremental Term Loans described in the proviso in clause (i) above, the maturity date of Incremental Term Loans shall not be earlier than the Term B Loan Maturity Date;

(iii)        the Incremental Term Loan Facility shall receive no greater than its pro rata share of any voluntary prepayment or mandatory prepayment pursuant to Section 2.12;

(iv)        the interest rate margins for the Incremental Term Loans shall be determined by the Canadian Borrower and the Incremental Term Loan Lenders and may be different from the interest rate margins otherwise set forth herein; provided that if the initial interest rate margin for the Incremental Term Loans exceeds by more than 50 basis points (the amount of such excess above 50 basis points being referred to as the “Yield Differential”) the interest rate margins then in effect for (in the case of Incremental Term Loans denominated in U.S. dollars) the outstanding U.S. Term B-2 Loans or (in the case of Incremental Term Loans denominated in Canadian dollars) the outstanding Canadian Term B-2 Loans, then the Applicable Margin then in effect for all outstanding Term B-2 Loans shall automatically be increased by the Yield Differential, effective upon the making of the Incremental Term Loans (with the interest rate margin applicable to any U.S. Term B-2 Loans or Canadian Term B-2 Loans, as applicable, or Incremental Term Loans calculated to include all upfront or similar fees or original issue discount payable by the Canadian Borrower generally to the Lenders providing such Term B-2 Loans in the primary syndication thereof or such Incremental Term Loans based on an assumed four-year life to maturity); provided, further, that, notwithstanding the foregoing proviso, up to $250.0 million of Incremental Term Loans may have an interest rate margin more than 50 basis points greater than the highest interest rate margin that may, under any circumstances, be payable with respect to the Term B-2 Loans, without requiring any increase to the Applicable Margin of any Term B-2 Loans;

(v)         either (1) the financial maintenance covenants and prepayment provisions applicable to the Incremental Term Loans during the period ending on the Final Maturity Date shall be no more restrictive than those applicable to the then outstanding Loans or (2) if the financial maintenance covenants and prepayment provisions applicable to the Incremental Term Loans are more restrictive during the period ending on the Final Maturity Date than those applicable to the then outstanding Loans, then the financial covenants and prepayment provisions then in effect for the outstanding Loans shall automatically be changed to those more restrictive provisions applicable to the Incremental Term Loans, effective upon the making of the Incremental Term Loans under the Incremental Term Loan Commitment; and

(vi)        to the extent that the terms and provisions of Incremental Term Loans are not identical to the Term B-2 Loans (except to the extent permitted by clauses (i), (ii), (iii), (iv) and (v) above) they shall be reasonably satisfactory to the Administrative Agent.

The increased or new Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Canadian Borrower, the Administrative Agent and each Lender making such increased or new Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.21. Notwithstanding anything to the contrary in this Agreement, each of the parties hereto hereby agrees that, at the time of the execution of an Increase Joinder, this Agreement and the other Loan Documents shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Revolving Commitments, Incremental Term B Commitments and/or the Incremental Term Loan Commitments evidenced thereby. Any such deemed amendment may be effected in writing by the Administrative Agent with the Borrower’s consent and furnished to the other parties hereto.

(f)          Making of New Loans.

(i)           From and after any Increase Effective Date on which Incremental Revolving Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such Incremental Revolving Commitments shall make Revolving Facility Loans from time to time in accordance with the terms and conditions applicable to the Revolving Facility.

(ii)          On any Increase Effective Date on which Incremental Term B Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such Incremental Term B Loan Commitments shall make a Canadian Term B Loan or a U.S. Term B Loan, as determined by the Canadian Borrower, to the Canadian Borrower in an amount equal to its Incremental Term B Loan Commitment.

(iii)         On any Increase Effective Date on which Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such Incremental Term Loan Commitments shall make an Incremental Term Loan to the Canadian Borrower in an amount equal to its Incremental Term Loan Commitment.

(g)          Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section 2.21 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests and other Liens created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the security interests and other Liens granted by the Security Documents continue to be perfected under the UCC or PPSA or otherwise after giving effect to the establishment of any such new Loans or any such new Commitments.

SECTION 2.22         Illegality. If any Lender reasonably determines that any change in law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its Applicable Lending Office to make or maintain any Eurodollar Loans or BA Loans, then, on notice thereof by such Lender to the applicable Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurodollar Loans or BA Loans or to convert ABR Borrowings to Eurodollar Borrowings (if such ABR Borrowings are denominated in Dollars) or BA Loans (if such ABR Borrowings are denominated in Canadian Dollars), as applicable, shall be suspended until such Lender notifies the Administrative Agent and the applicable Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either (i) for Loans denominated in Canadian Dollars (A) convert all BA Loans of such Lender to ABR Borrowings denominated in Canadian Dollars, either on the last day of the Interest Period therefor, if such Lender may lawfully maintain such BA Borrowings to such day, or immediately, prepay such BA Borrowing in the manner provided for in Section 2.06(i), if such Lender may not lawfully continue to maintain such Loans as BA Borrowing, or (ii) for Loans denominated in

Dollars, convert all Eurodollar Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, such Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.23    Defaulting Lenders.

(a)          Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)          Revolving Facility Commitment Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.13(a);

(ii)         the Commitment of and the Revolving Facility Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders or any other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.08); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender and (ii) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender;

(iii)        if any Swingline Exposure or Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then (v) all or any part of such Letter of Credit Exposure of such Defaulting Lender and such Swingline Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Commitment Percentages; provided that (A) each Non-Defaulting Lender’s Letter of Credit Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim any Borrower, the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender, (w) to the extent that all or any portion of the Defaulting Lender’s Letter of Credit Exposure and Swingline Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 2.23(a)(iii)(v) above or otherwise, the Canadian Borrower shall within two Business Days for Term Loans, and for Revolving Facility Loans that are Eurodollar Loans, three Business Days, following notice by the Administrative Agent (I) first, prepay such Swingline Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) and (II) second, Cash Collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above), in accordance with the procedures set forth in Section 2.05 for so long as such Letter of Credit Exposure is outstanding, (iii) if the Canadian Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to the requirements of this Section 2.23(a)(iii), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.13(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized, (iv) if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to the requirements of this Section 2.23(a)(iii), then the fees payable to the Lenders pursuant to Sections 2.13(a) and (b) shall be adjusted to give effect to such reallocation and the Borrowers shall not be required to pay any fees to the Defaulting Lender pursuant to Section 2.13(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period that such Defaulting Lender’s Letter of Credit Exposure is reallocated, or (v) if any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to the requirements of this Section 2.23(a)(iii), then, without prejudice to any rights or remedies of the L/C Issuer or any Lender hereunder, all fees payable under Section 2.13(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the L/C Issuer until such Letter of Credit Exposure is Cash Collateralized and/or reallocated;

(iv)        any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to

Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.06), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Revolving Facility Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each L/C Issuer and the Swingline Lender hereunder; third, as the Canadian Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, in the case of a Revolving Facility Lender, if so determined by the Administrative Agent and the Canadian Borrower, to be held in a non-interest bearing deposit account and released in order (x) to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement and (y) if such Defaulting Lender is a Revolving Facility Lender, to Cash Collateralize its pro rata share of any L/C Issuer’s future Letter of Credit Exposure with respect to such Defaulting Lender for future Letters of Credit issued under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such L/C Issuer or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or any L/C Disbursement that has not been reimbursed in accordance with Section 2.05 (any such L/C Disbursement, an “Unpaid Drawing”), such payment shall be applied solely to pay the relevant Loans of, and Unpaid Drawings owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.23(a). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to Cash Collateralize pursuant to Section 2.05 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto;

(v)         the L/C Issuer will not be required to issue any new Letter of Credit or amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless the L/C Issuer is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Revolving Facility Commitments of the Non-Defaulting Lenders or by being Cash Collateralized or a combination thereof in accordance with the requirements of Section 2.23 (a)(iii) above or otherwise in a manner reasonably satisfactory to the L/C Issuer; and

(vi)        the Swingline Lender will not be required to fund any Swingline Loans unless the Swingline Lender is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Revolving Facility Commitments of the Non-Defaulting Lenders or a combination thereof in accordance with the requirements of Section 2.23(a)(iii) above.

(b)          If the Canadian Borrower, the Administrative Agent, the Swingline Lender and the L/C Issuer agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable cash collateral shall be promptly returned to the Canadian Borrower and any Letter of Credit Exposure and Swingline Exposure of such Lender reallocated pursuant to the requirements of Section 2.23(a)(iii) above shall be reallocated back to such Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

SECTION 2.24         Amendments Effecting a Maturity Extension. In addition, notwithstanding any other provision of this Agreement to the contrary:

(a)          The Canadian Borrower may, by written notice to the Administrative Agent (who shall forward such notice to all applicable Lenders), make an offer (each such offer, an “Extension Offer”) on a pro rata basis to all the Lenders of any Class to make one or more amendments or modifications to allow the maturity of the Loans and/or Commitments of the Extending Lenders (as defined below) to be extended, and, in connection with such extension, to (i) reduce, eliminate or otherwise modify the scheduled amortization of the applicable Loans of the Extending Lenders, (ii) increase the Applicable Margin and/or fees payable with respect to the applicable Loans and/or Commitments of the Extending Lenders and the payment of additional fees or other consideration to the Extending Lenders, and/or (iii) change such additional terms and conditions of this Agreement solely as applicable to the Extending Lenders (such additional changed terms and conditions (to the extent not otherwise approved by the requisite Lenders under Section 9.08) to be effective only during the period following the original Term A Loan Maturity Date, the Term B Loan Maturity Date and/or the Revolving Facility Maturity Date, as applicable, prior to its extension by such Extending Lenders) (collectively, “Permitted Amendments”) pursuant to procedures reasonably acceptable to each of the Administrative Agent and the Canadian Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 3 Business Days after the date of such notice). To the extent not otherwise approved by the requisite Lenders under Section 9.08, Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders that accept the Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and/or Commitments as to which such Lender’s acceptance has been made. The Canadian Borrower, each other Loan Party and each Extending Lender shall execute and deliver to the Administrative Agent an extension amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of the Extension Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of the Extension Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Extending Lenders as to which such Lenders’ acceptance has been made. The Canadian Borrower may effectuate no more than two Extension Amendments as to each Class of Loans.

(b)          Any amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by any Loan Party therefrom, made to effect any Permitted Amendment that by its express terms amends or modifies the rights or duties under this Agreement or such other Loan Document of one or more Classes of Lenders (but not of one or more other Classes of Lenders) may be effected by an agreement or agreements in writing signed by the Administrative Agent, the Canadian Borrower or the applicable Loan Party, as the case may be, and the requisite percentage in interest of each affected Class of Lenders that would be required to consent thereto under Section 9.08 as if all such affected Classes of Lenders were the only Lenders hereunder at the time.

(c)          This Section shall supersede any provisions of this Agreement to the contrary, including Section 9.08, it being understood, however, that nothing in this Section shall impair or limit the effectiveness of any amendment effectuated in accordance with Section 9.08 (including, without limitation, any amendment effectuated simultaneously with any Permitted Amendment).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to each of the Lenders that:

SECTION 3.01         Organization; Powers. Except as set forth on Schedule 3.01, each Loan Party and each of their Restricted Subsidiaries (a) is a partnership, limited partnership, limited liability company, exempted company or corporation duly organized and validly existing and, except where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect, in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Canadian Borrower, to borrow and otherwise obtain credit hereunder.

SECTION 3.02         Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party, and the borrowings hereunder (a) have been duly authorized by all corporate, stockholder, shareholder, limited liability company, partnership or limited partnership action required to be obtained by such Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation, memorandum of association or other constitutive documents or by-laws or articles of association of such Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any material property or assets now owned or hereafter acquired by any Loan Party, other than the Liens created by the Loan Documents.

SECTION 3.03         Enforceability. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.04         Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of UCC and PPSA financing statements and applications for registration in the PMRR, and filings to perfect security interests in intellectual property, (b) recordation of the Mortgages, (c) such consents, approvals, registrations, and filings with or by the FCC, U.S. Department of Justice, Industry Canada (and, if required, the Competition Bureau or the CRTC) or any Governmental Authority outside of the United States of America or Canada as may be required in connection with the exercise of rights under the Security Documents following an Event of Default, (d) such consents, approvals, registrations, and filings with or by the FCC, U.S. Department of Justice, Industry Canada or any Governmental Authority outside of the United States of America or Canada as may be required in the ordinary course of business of Holdings and its Subsidiaries in connection with the use of proceeds of the Loans hereunder, (e) such as have been made or obtained and are in full force and effect, (f) such actions, consents and approvals the failure to be obtained or made which could not reasonably be expected to have a Material Adverse Effect and (g) filings or other actions listed on Schedule 3.04.

SECTION 3.05        Financial Statements. Holdings has heretofore furnished to the Administrative Agent the consolidated balance sheets and related statements of income, shareholders’ deficit and cash flows of Holdings and its consolidated Subsidiaries as of the end of and for each fiscal year of Holdings in the three fiscal year period ended on December 31, 2011, audited by and accompanied by the opinion of Deloitte & Touche LLP. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such dates and for such periods. Such financial statements (other than those as of and for the fiscal year ended on December 31, 2009) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and subject, in the case of quarterly financial statements, to the absence of footnotes and to normal year-end adjustments. The financial statements as of and for the fiscal year ended on December 31, 2009 were prepared in accordance with generally accepted accounting principles in effect in Canada at the time such financial statements were prepared.

SECTION 3.06         No Material Adverse Effect. Since December 31, 2011 (but after giving effect to the Transactions occurring on or prior to the Closing Date) no Material Adverse Effect has occurred.

SECTION 3.07         Title to Properties; Possession Under Leases; Casualty Proceeds.

(a)          Each of the Loan Parties and their Restricted Subsidiaries has good and marketable title to all real property and good title to all personal property owned by it and good and marketable title to a leasehold estate in the real and personal property leased by it, free and clear of all liens, charges, encumbrances or restrictions, except (i) as set forth in Schedule 3.07 and (ii) as created or expressly permitted by Section 6.02, except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)          Each of the Loan Parties and their Restricted Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each of their Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)          Each of the Loan Parties and their Restricted Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, industrial designs, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)          As of the Closing Date, none of the Loan Parties or their Restricted Subsidiaries have received any notice of any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date.

(e)          None of the Loan Parties and their Restricted Subsidiaries is obligated on the Closing Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.03.

(f)          As of the Closing Date, neither the Canadian Borrower nor any Restricted Subsidiary has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property except where such Casualty Event could not reasonably be expected to have a Material Adverse Effect. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.02.

(g)          As of the Closing Date, none of the Loan Parties or their Subsidiaries have received any notice of or has any knowledge of any disputes regarding boundary lines, location, encroachments or possession of any portions of the Mortgaged Property owned by it and has no knowledge of any state of facts that may exist which could give rise to any such claims, except in each case where such dispute or claim could not be reasonably likely to have a material adverse effect on the intended use of such Mortgaged Property.

SECTION 3.08         Subsidiaries.

(a)          As of the Closing Date, after giving effect to the Transactions the corporate structure of Holdings and its Restricted Subsidiaries is in all material respects as set forth on Schedule 3.08(a).

(b)          Schedule 3.08(b) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each Material Subsidiary and, as to each such Material Subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such Material Subsidiary, subject to such changes as are reasonably satisfactory to the Administrative Agent.

(c)          As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other similar agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of the Loan Parties, the Canadian Borrower or any of their Restricted Subsidiaries, except as set forth on Schedule 3.08(c).

SECTION 3.09         Litigation; Compliance with Laws.

(a)          Except as set forth on Schedule 3.09, there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of Holdings, threatened in writing against or affecting Holdings or any of its Restricted Subsidiaries or any business, property or rights of any such person which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)          None of the Loan Parties, the Material Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permit) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.10         Federal Reserve Regulations.

(a)          None of the Loan Parties and their Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)          No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.11         Investment Company Act. The Borrower is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.12         Use of Proceeds. After the Closing Date, Borrowers will use the proceeds of Revolving Facility Loans, Swingline Loans and the issuance of Letters of Credit solely for general corporate purposes and, from and after the Closing Date, to the extent the amount of the Term Loan proceeds are less than par, an amount of Revolving Facility Loans and Swingline Loans may be used for the purposes set forth in the next sentence. The Canadian Borrower will use the proceeds from the Term A Loans and the Term B Loans (i) to finance the Refinancing, (ii) to provide for working capital, capital expenditures, and other lawful corporate purposes including, but not limited to, debt refinancings, acquisitions, distributions and dividends (including the payment of the Planned Distribution) and (iii) to pay Transaction Expenses; provided that the proceeds of the Additional Term B-2 Loans made on the Amendment No. 1 Effective Date shall be used solely for the repayment of Term B-1 Loans that are not Converted Term Loans. The U.S. Borrower shall not incur any borrowings other than in accordance with Section 9.24. The proceeds of Incremental Commitments shall be used for general corporate purposes.

SECTION 3.13         Tax Returns. Except as set forth on Schedule 3.13:

(a)          each of the Loan Parties (i) has timely filed or caused to be timely filed all U.S. and Canadian federal, state, provincial, local and other non-U.S. Tax returns required to have been filed by it and each such Tax return is true and correct, which returns, if not filed or not true and correct, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and (ii) has timely paid or caused to be timely paid all Taxes shown thereon to be due and payable by it and all other Taxes or assessments, except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings, the Canadian Borrower or any of the Material Subsidiaries (as the case may be) has set aside on its books adequate reserves which Taxes, if not timely paid, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(b)          each of Holdings, the Borrowers and the Material Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all Taxes due with respect to all periods or portions thereof ending on or before the Closing Date, which Taxes, if not paid or adequately provided for, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and

(c)          with respect to each of Holdings, the Borrowers and their Material Subsidiaries, (i) there are no audits, investigations or claims being asserted in writing with respect to any Taxes which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given or requested which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and (iii) no Tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service, Canada Revenue Agency, Quebec Ministry of Revenue or, with respect to any potential Tax liability, any other taxing authority, which examination could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.14         No Material Misstatements. (a) All written information (other than the projections described below, forward-looking information and information of a general economic or industry specific nature), that has been or is hereafter made available to the Administrative Agent or any of the Lenders by any Loan Party or Subsidiary or any of their respective representatives (or on such Loan Party or Subsidiary’s behalf) in connection with any aspect of the Transactions (the “Information”) is and will be, when taken as a whole, together with its public filings, complete and correct in all material respects as of the date such Information was furnished by the Loan Parties (or their respective representatives) to the Administrative Agent or any of their Lenders and (in the case of Information delivered prior to the Closing Date, after giving effect to any supplements thereto delivered prior to the Closing Date) as of the Closing Date and does not and will not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made and (b) all material financial projections concerning the Loan Parties that have been or are hereafter made available to the Administrative Agent or any of the Lenders by any Loan Party or Subsidiary or their respective representatives (or on such Loan Party or Subsidiary’s behalf) have been or will be prepared in good faith based upon assumptions believed by the maker thereof to be reasonable at the time made.

SECTION 3.15         Employee Benefit Plans.

(a)          Except as could not reasonably be expected to have a Material Adverse Effect, each of Holdings, the Restricted Subsidiaries and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Employee Benefit Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law. No Reportable Event has occurred during the past five years as to which Holdings, any of the Restricted Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed and reports the failure of which to file could not reasonably be expected to have a Material Adverse Effect. The excess of the present value of all benefit liabilities under each Plan of Holdings, the Subsidiaries and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, over the value of the assets of such Plan could not reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) as of the last annual valuation dates applicable thereto for which valuations are available, over the value of the assets of all such underfunded Plans could not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events which have occurred, could reasonably be expected to result in a Material Adverse Effect. None of Holdings, the Restricted Subsidiaries and the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has had or could reasonably be expected to have a Material Adverse Effect.

(b)          Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Non-U.S. Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations, orders and published interpretations thereunder and has been maintained, where required, in good standing with applicable regulatory authorities, (ii) all contributions required to be made with respect to a Non-U.S. Pension Plan have been timely made and (iii) none of Holdings, the Canadian Borrower or any Restricted Subsidiary has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Pension Plan. The excess, if any, of the present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Pension Plan, determined as of the end of the Canadian Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, over the current value of the assets of such Non-U.S. Pension Plan allocable to such benefit liabilities could not reasonably be expected to have a Material Adverse Effect.

(c)          Except as would not reasonably be expected to have a Material Adverse Effect, (i) all Canadian Plans are duly established, registered, administered and invested in compliance with the terms thereof, any applicable collective agreements and Applicable Canadian Pension Legislation (including the Income Tax Act (Canada)); (ii) no events have occurred and no action has been taken by any Person which would reasonably be likely to result in the wind-up or termination, in whole or in part, of any Canadian Plan, whether by declaration of any federal or provincial pension regulatory authority or otherwise; (iii) none of the obligors or any of their respective Subsidiaries has withdrawn any assets held in respect of any Canadian Plan except as permitted under the terms thereof and Applicable Canadian Pension Legislation and all reports, returns and filings required to be made thereunder have been made; (iv) no Canadian Plan has a solvency deficiency or going concern unfunded liability that is not funded in accordance with the regular funding requirements under Applicable Canadian Pension Legislation; (v) all contributions, premiums and other payments required to be paid to or in respect of each Canadian Plan have been paid in a timely fashion in accordance with the terms thereof and Applicable Canadian Pension Legislation, and no Taxes, penalties or fees are owing or eligible in respect of any Canadian Plan; (vi) no actions, suits, claims or proceedings are pending or, to the knowledge of the obligors, threatened in respect of any Canadian Plan or its assets, other than routine claims for benefits; and (vii) no Canadian Plan is a multi-employer plan within the meaning of Applicable Canadian Pension Legislation.

SECTION 3.16         Environmental Matters. Except as to matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) no written notice, request for information, order, complaint or penalty has been received by the Borrowers or any of the Material Subsidiaries relating to Holdings, the Borrowers or any of the Material Subsidiaries, and there are no judicial, administrative or other actions, claims, suits or proceedings relating to Holdings, the Borrowers or any of the Material Subsidiaries pending or, to the knowledge of the Borrowers, threatened which allege a violation of or liability under any Environmental Laws, (ii) each of Holdings, the Borrowers and the Material Subsidiaries has all permits necessary for its current operations to comply with all applicable Environmental Laws and is in compliance with the terms of such permits and with all other applicable Environmental Laws, (iii) as of the date hereof, there has been no written environmental audit Phase I or Phase II Environmental Assessment conducted since October 31, 2007 by Holdings, the Borrowers or any of the Material Subsidiaries of any property currently owned or leased by Holdings, the Borrowers or any of the Material Subsidiaries which has not been made available to the Administrative Agent prior to the date hereof, (iv) there has been no Release of any Hazardous Materials at, on, under or from any property currently, or to the knowledge of Holdings, the Borrowers or any of the Material Subsidiaries formerly owned or leased by Holdings, the Borrowers or any of the Material Subsidiaries which would reasonably be expected to result in any liability of Holdings, the Borrowers or any of the Material Subsidiaries under any Environmental Law, (v) no Hazardous Material generated, owned or controlled by Holdings, the Borrowers or any of the Material Subsidiaries has been transported to, or treated or disposed of at, any location in a manner that would reasonably be expected to result in any liability of any of them under any Environmental Laws, (vi) neither Holdings, the Borrowers or any of the Material Subsidiaries are currently conducting or financing, either individually or together with other potentially responsible parties, any investigation, response or other corrective action at any location pursuant to any Environmental Law, (vii) neither Holdings, the Borrowers or any of the Material Subsidiaries has contractually assumed or undertaken responsibility for any liability or obligation of any other Person arising under or relating to Environmental Laws.

SECTION 3.17         Security Documents. Each of the Security Documents entered into on the Closing Date is effective to create in favor of the Collateral Agent (for the benefit of the Secured Creditors) a legal, valid and enforceable security interest or hypothec opposable to third parties, as applicable, in or on the Collateral described therein (subject to any limitations specified therein). In the case of the Pledged Collateral described in any of such Security Documents, and for which a security interest is perfected by delivery of such Pledged Collateral, when certificates or promissory notes, as applicable, representing such Pledged Collateral (and related stock or bond powers) are delivered to the Collateral Agent, and in the case of the other Collateral described in any such Security Document, when financing statements and other filings, recordings or actions specified in each Security Document in appropriate form are filed in the offices specified (or action taken as specified) in each such Security Document, the Collateral Agent (for the benefit of the Secured Creditors) shall have a fully perfected Lien on, and security interest in or published hypothec on (as applicable), all right, title and interest of each of the Loan Parties in such Collateral (subject to any limitations specified therein), as security for its Secured Obligations secured thereby, in each case prior and superior in right to any other person (except, Liens expressly permitted by Section 6.02 and Liens having priority by operation of law).

SECTION 3.18         Location of Real Property and Leased Premises.

(a)          Schedule 3.18(a) lists completely and correctly, in all material respects, as of the Closing Date all material real property owned by each Loan Party and the addresses thereof. Each Loan Party owns in fee all the real property set forth as being owned by them on such Schedule.

(b)          Schedule 3.18(b) lists completely and correctly, in all material respects, as of the Closing Date all material real property leased by each Loan Party and the addresses thereof. As of the Closing Date, each Loan Party has valid leases in all the real property set forth as being leased by them on such Schedule.

SECTION 3.19         Solvency.

(a)          Immediately after giving effect to the Transactions (1) (i) the fair value of the assets of Holdings and its Restricted Subsidiaries taken as a whole, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings and its Restricted Subsidiaries taken as a whole; (ii) the present fair saleable value of the property of Holdings and its Restricted Subsidiaries taken as a whole will be greater than the amount that will be required to pay the probable liability of Holdings and its Restricted Subsidiaries taken as a whole on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings and its Restricted Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Holdings and its Restricted Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date; and (2) (i) the property of Holdings and its Restricted Subsidiaries taken as a whole, if disposed of (as a going concern) at a fairly conducted sale under legal process, would be sufficient to enable payment of all their obligations, due and accruing due, (ii) the property of Holdings and its Restricted Subsidiaries taken as a whole, is, at a fair valuation, sufficient to enable payment of all their obligations, due and accruing due; (iii) none of the Loan Parties has ceased paying its current obligations in the ordinary course of business as they generally become due; and (iv) Holdings and its Restricted Subsidiaries are able to meet their obligations as they generally become due.

(b)          Neither Holdings nor any Borrower intends to, and does not believe that it or any of the Material Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

SECTION 3.20         Labor Matters. Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes pending or threatened against Holdings, the Borrowers or any of the Material Subsidiaries, (ii) the hours worked and payments made to employees of Holdings, the Borrowers and the Material Subsidiaries have not been in violation in any respect of the Fair Labor Standards Act or any other applicable law dealing with such matters and (iii) all payments due from Holdings or any of the Material Subsidiaries or for which any claim may be made against Holdings, the Borrowers or any of the Material Subsidiaries, on account of wages and employee health and welfare and employment insurance and other benefits have been paid or accrued as a liability on the books of Holdings, the Borrowers or such Material Subsidiary to the extent required by GAAP. Except as set forth on Schedule 3.20, consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrowers or any of the Material Subsidiaries (or any predecessor) is a party or by which Holdings, the Borrowers or any of the Material Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.21         Foreign Asset Control Regulations, Anti-Terrorism Laws and Anti-Money Laundering Laws and the Patriot Act.

(a)          None of the requesting or borrowing of the Loans, the requesting or issuance, extension or renewal of any Letters of Credit or the use of the proceeds of any thereof will violate any Requirements of Law imposed by the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (“TWEA”) or any of the foreign assets control regulations of the United States Treasury Department’s Office of Foreign Assets Control (31 C.F.R., Subtitle B, Chapter V, as amended) (“OFAC”) (the “Foreign Assets Control Regulations”), or any Requirement of Law relating to Anti-Terrorism Laws and Anti-Money Laundering Laws, as defined herein, except where such violation is not reasonably likely to expose Lenders to material liability or material detriment, including material reputational harm.

(b)          To the knowledge of Holdings, neither it nor any of its Subsidiaries nor any other Loan Party or Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

(i)          a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)         a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)        a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws and Anti-Money Laundering Laws; or

(iv)        a Person that is named on the list of “Specially Designated Nationals and Blocked Persons” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.

(c)          To the knowledge of each Borrower, neither the Borrowers nor any of their Subsidiaries nor any other Loan Party or Affiliate or broker or other agent of any Loan Party engages in transactions, with any Person described in Sections 3.21(b)(i) through (iv), except where such transactions would not be reasonably likely to expose Lenders to material liability or material detriment, including material reputational harm.

SECTION 3.22         FCC Licenses, etc. As of the date hereof, Schedule 3.22 accurately and completely lists for each Satellite (a) all space station licenses for the launch and operation of Satellites with C-band or Ku-band transponders issued by the FCC to Holdings or any Restricted Subsidiary and (b) all licenses and all other approvals, orders or authorizations issued or granted by any Governmental Authority outside of the United States of America (including Industry Canada) to launch and operate any such Satellite. As of the date hereof, the FCC Licenses and the other licenses, approvals or authorizations listed on Schedule 3.22 with respect to any Satellite include all material authorizations, licenses and permits issued by the FCC, U.S. Department of Justice, Industry Canada or any other Governmental Authority that are required or necessary to launch or operate such Satellite, as applicable. Except as could not reasonably be expected to have a Material Adverse Effect, each such license is validly issued and in full force and effect, and Holdings and its Restricted Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect thereto and have full power and authority to operate thereunder.

SECTION 3.23         Satellites. Schedule 3.23 accurately and completely lists as of the date hereof each of the Satellites owned by Holdings and its Restricted Subsidiaries on the date hereof, and sets forth for each such Satellite that is in orbit the orbital slot and number and frequency band of the transponders on such Satellite.

SECTION 3.24         Subordination of Senior Subordinated Indebtedness. The Obligations constitute “Senior Indebtedness” and Guaranteed Obligations constitute “Guarantor Senior Indebtedness” within the meaning of the indenture governing the Existing Senior Subordinated Notes.

ARTICLE IV

CONDITIONS OF LENDING

The obligations of (a) the Lenders (including the Swingline Lenders) to make Loans and (b) any L/C Issuer to issue Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction of the following conditions:

SECTION 4.01         All Credit Events. On the date of the making of each Loan and on the date of each issuance of, or amendment that increases the stated amount of, a Letter of Credit:

(a)          The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03(a)) or, in the case of the issuance of a Letter of Credit, the applicable L/C Issuer and the Administrative Agent shall have received a Letter of Credit Request for such Letter of Credit as required by Section 2.05(c).

(b)          The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing or issuance or amendment that increases the stated amount of such Letter of Credit, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)          At the time of and immediately after such Borrowing or issuance or amendment that increases the stated amount of such Letter of Credit, as applicable, no Event of Default or Default shall have occurred and be continuing.

(d)          All of the conditions specified in Section 4.02 shall have been satisfied or waived on the Closing Date.

Each Borrowing and each issuance of, or amendment that increases the stated amount of, a Letter of Credit shall be deemed to constitute a representation and warranty by the applicable Borrower on the date of such Borrowing, issuance or amendment as applicable, as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02         First Credit Event. On the Closing Date:

(a)          The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)          The Administrative Agent shall have received, on behalf of the Lenders and each L/C Issuer on the Closing Date, a favorable written opinion of (i) (a) Wachtell, Lipton, Rosen & Katz, special New York counsel, (b) Prickett, Jones & Elliott, P.A., Delaware counsel for the Loan Parties and (c) Chris DiFrancesco, in-house counsel for the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent (ii) Stikeman Elliott LLP, Canadian counsel for the Loan Parties with respect to the laws of Ontario, British Columbia and Alberta, in form and substance reasonably satisfactory to the Administrative Agent, (iii) Stikeman Elliott LLP, Canadian counsel for the Loan Parties with respect to the laws of Quebec, in form and substance reasonably satisfactory to the Administrative Agent, (iv) Stikeman Elliot LLP, Canadian counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, (v) Levene Tadman Golub Law Corporation, Manitoba counsel for the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent, (vi) Field LLP, Nunavut counsel for the Loan Parties, in form reasonably satisfactory to the Administrative Agent and (vii) Stewart McKelvey, Nova Scotia counsel for the Loan Parties, in form reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Holdings hereby instructs its counsel to deliver such opinions.

(c)          All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Administrative Agent.

(d)          The Administrative Agent shall have received in the case of each person that is a Loan Party on the Closing Date each of the items referred to in clauses (i), (ii), (iii) and (iv) below:

(i)          a copy of the certificate or articles of incorporation, memorandum and articles of association, partnership agreement or limited liability agreement, including all amendments thereto, of each Loan Party, (x) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing under the jurisdiction of its organization (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official), or (y) in the case of a partnership or limited liability company, certified by the manager, Secretary or Assistant Secretary or other appropriate officer of each such Loan Party;

(ii)         a certificate of the manager, director, Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying

(A)         that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement, articles of association or other equivalent governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

(B)         that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(C)         that the certificate or articles of incorporation, memorandum and articles of association, partnership agreement or limited liability agreement of such Loan Party have not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above, which shall be a date prior to the date of the resolutions described in clause (B) above,

(D)         as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party and

(E)         as to the absence of any pending proceeding for the dissolution, winding-up or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party;

(iii)        a certificate of another officer, director or attorney-in-fact as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above; and

(iv)        such other documents as the Administrative Agent may reasonably request (including, without limitation, tax identification numbers and addresses).

(e)          The Collateral and Guarantee Requirements required to be satisfied on or prior to the Closing Date shall have been satisfied or waived by the Administrative Agent.

(f)           After giving effect to the Transactions and the other transactions contemplated hereby, Holdings and its Subsidiaries shall have outstanding no Indebtedness other than (i) the Loans and other extensions of credit under this Agreement and (ii) other Indebtedness permitted pursuant to Section 6.01.

(g)          The Refinancing shall be consummated concurrently with the closing under this Agreement. A payoff letter in respect of the Existing Credit Agreement and release of the Liens with respect thereto, each in form and substance reasonably satisfactory to the Administrative Agent, shall have been delivered.

(h)          The Lenders shall have received the financial statements referred to in Section 3.05(a).

(i)           No provision of any applicable law or regulation and no judgment or order shall prohibit the consummation of the Transactions except for laws, regulations, judgments or orders which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All material actions by or in respect of or material filings with any Governmental Authority required to permit the consummation of the Transactions shall have been taken, made or obtained, except for any such actions or filings the failure of which to take, make or obtain would not and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or are not required pursuant to Agreed Security Principles.

(j)           The Administrative Agent shall have received all fees due and payable on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp and Osler, Hoskin & Harcourt LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

(k)          The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information that may be required by the Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act including the information described in Section 9.19; provided such information shall have been requested at least 10 Business Days in advance of the Closing Date.

(l)           [Reserved].

(m)         The Administrative Agent shall have received a solvency certificate in the form of Exhibit G, dated the Closing Date and signed by the chief financial officer of Holdings.

(n)          The Administrative Agent shall have received an officer’s certificate in the Form of Exhibit L, dated the Closing Date and signed by an officer of Holdings certifying that all the conditions in Sections 4.01(b), (c) and (d) have been met.

(o)          The Collateral Agent shall have received the results, as of a recent date, of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, in each case to the extent reasonably requested by the Collateral Agent prior to the Closing Date.

ARTICLE V

AFFIRMATIVE COVENANTS

Each of Holdings and the Loan Parties covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent amounts not yet due) and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and (other than Sections 5.04 and 5.05) will cause each of the Restricted Subsidiaries to:

SECTION 5.01         Existence; Businesses and Properties.

(a)          Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.03, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by Holdings or a Wholly Owned Subsidiary of Holdings in such liquidation or dissolution; provided that, except as otherwise permitted under Section 6.03, Subsidiary Loan Parties may not be liquidated into Non-Subsidiary Loan Parties unless the liquidation is treated as an Investment and permitted by Section 6.05 or such liquidation is set forth on Schedule 6.03.

(b)          Except where the failure is not reasonably likely to have a Material Adverse Effect, do or cause to be done all things reasonably necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, industrial designs, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply in all respects with all applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, (iii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement) and (iv) subject to Liens permitted by Section 6.02, keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property and protect, preserve and defend all its right, title and interest in the Mortgaged Property and title thereto.

(c)          Notify the Administrative Agent promptly upon obtaining knowledge of the pendency of any proceedings for the eviction of the any of the Loan Parties and their Subsidiaries from the Mortgaged Property owned or leased by it or any part thereof by paramount title. The Administrative Agent may participate in such proceedings and Holdings will deliver or cause to be delivered to the Administrative Agent all instruments requested by the Administrative Agent to permit such participation. In any such proceedings, the Administrative Agent may be represented by counsel satisfactory to it at the reasonable expense of Holdings. If, upon the resolution of such proceedings, the Loan Party owning or leasing such Mortgaged Property shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be treated as Net Cash Proceeds from a condemnation event and the Net Cash Proceeds thereof shall be applied in accordance with the provisions herein.

SECTION 5.02         Insurance.

(a)          Generally. Holdings will, and will cause each of the Restricted Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Canadian Borrower believes (in the good faith judgment of the management of the Canadian Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business; and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

(b)          Covered Satellites. Holdings will, and Holdings will cause each of its Restricted Subsidiaries to, obtain, maintain and keep in full force and effect at all times (i) with respect to each Satellite procured by Holdings or any of its Restricted Subsidiaries for which the risk of loss passes to Holdings or such Restricted Subsidiary at or before launch, and for which launch insurance or commitments with respect thereto are not in place as of the Closing Date, launch insurance with respect to each such Satellite covering the launch of such Satellite and a period of time thereafter and with such industry standard terms (including exclusions, limitations on coverage, co-insurance and deductibles) as are generally available on commercially reasonable terms, (ii) with respect to each Satellite it currently owns or for which it has risk of loss (or, if the entire Satellite is not owned, the portion it owns or for which it has risk of loss), other than any Excluded Satellite, In-Orbit Insurance and (iii) at all times subsequent to the coverage period of the launch insurance described in clause (i) above, if any, or if launch insurance is not procured, at all times subsequent to the initial completion of in-orbit testing, in each case with respect to each Satellite it then owns or for which it has risk of loss (or portion, as applicable), other than any Excluded Satellite, In-Orbit Insurance; provided, however, that at any time with respect to a Satellite that is not an Excluded Satellite, none of Holdings or any of its Subsidiaries shall be required to maintain In-Orbit Insurance in excess of 50% of the aggregate net book value of all in-orbit Satellites (and portions it owns or for which it has risk of loss) insured (it being understood that any Satellite (or portion, as applicable) protected by In-Orbit Contingency Protection shall be deemed to be insured for a percentage of its net book value as set forth in the definition of “In-Orbit Contingency Protection”). In the event that the expiration and non-renewal of In-Orbit Insurance for such a Satellite (or portion, as applicable) resulting from a claim of loss under such policy causes a failure to comply with the proviso in the immediately preceding sentence, Holdings and its Restricted Subsidiaries shall be deemed to be in compliance with such proviso for the 120 days immediately following such expiration or non-renewal; provided that Holdings or any of its Restricted Subsidiaries, as the case may be, procures such In-Orbit Insurance or provides such In-Orbit Contingency Protection as necessary to comply with such proviso within such 120-day period. In the event of the unavailability of any In-Orbit Contingency Protection for any reason, Holdings or any of its Restricted Subsidiaries, as the case may be, shall, subject to the first proviso above, within 120 days of such unavailability, be required to have in effect In-Orbit Insurance complying with clause (ii) or (iii) above, as applicable, with respect to all Satellites (or portions, as applicable), other than Excluded Satellites that the unavailable In-Orbit Contingency Protection was intended to protect and for so long as such In-Orbit Contingency Protection is unavailable; provided that Holdings and its Restricted Subsidiaries shall be considered in compliance with this insurance covenant for the 120 days immediately following such unavailability.

(c)          Procurement of Insurance by Administrative Agent. Without limiting the obligations of Holdings or any Restricted Subsidiary under this Section 5.02, in the event the Canadian Borrower or any Restricted Subsidiary shall fail to maintain in full force and effect insurance as required by this Section 5.02, then the Administrative Agent may, but shall have no obligation to, upon reasonable prior notice to the Canadian Borrower of its intention to do so, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as are required hereby, and the Canadian Borrower shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

(d)          Holdings will, and Holdings will cause each of its Restricted Subsidiaries to, use commercially reasonable efforts to cause all insurance in favor of the Collateral Agent required under this Section 5.02 to be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as additional insured and loss payee with respect to real property, certificate holder and loss payee with respect to personal property and additional insured with respect to general liability and umbrella liability coverage.

(e)          In the event that Holdings or its Subsidiaries receive proceeds from any Satellite insurance covering any Satellite owned by Holdings or any of its Subsidiaries, or in the event that Holdings or any of its Subsidiaries receives proceeds from any insurance maintained for it by a Satellite Manufacturer or any Launch Services Provider covering any of such Satellites as a result of a Casualty Event, all Net Cash Proceeds in respect of such Casualty Event shall be applied in the manner provided for in Section 2.12(c).

(f)          Without prejudice to the other provisions of this Section 5.02, Holdings will, and will cause each of the Restricted Subsidiaries to, at all times maintain insurance on and in relation to its Mortgaged Properties with reputable underwriters or insurance companies of such type, to such extent, against such risks and in such amounts as are customarily insured against by companies in a similar business such as that carried on by the relevant Loan Party.

(g)          Holdings will, and will cause each of the Restricted Subsidiaries to, notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by Holdings or any of the Restricted Subsidiaries; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.

(h)          In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i)          none of the Agents, the Lenders, the L/C Issuer and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrowers and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agents, the Lenders, any L/C Issuer or their agents or employees (it being understood and agreed that the Borrowers shall only be required to use commercially reasonable efforts to seek such waiver of subrogation rights against such parties, but in no event shall such efforts require the making of payments or material concessions in exchange for such consent). If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings and the Canadian Borrower hereby agree, to the extent permitted by law, to waive, and to cause each of their Restricted Subsidiaries to waive, its right of recovery, if any, against the Agents, the Lenders, any L/C Issuer and their agents and employees;

(ii)         the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings and the Restricted Subsidiaries or the protection of their properties; and

(iii)        all references to book value set forth herein shall be measured with respect to the entity which owns or leases the applicable Satellite; provided that if the entity leases the applicable Satellite from an Affiliate then such references shall be to the book value of the Affiliate.

(i)          Flood Insurance. If any portion of any Mortgaged Property located in the United States is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Canadian Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

SECTION 5.03         Taxes. Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or capital or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as either (x) the validity or amount thereof shall be contested in good faith by appropriate proceedings, and Holdings or the affected Restricted Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto or (y) the nonpayment of the same could not reasonably be likely to have a Material Adverse Effect.

SECTION 5.04         Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)          within 90 days after the end of each fiscal year, (i) a consolidated balance sheet and related consolidated statements of operations, cash flows and owners’ equity showing the financial position of Holdings and the Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year, with all consolidated statements audited by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of Holdings and the Subsidiaries on a consolidated basis in accordance with GAAP and (ii) a management report setting forth (A) Consolidated EBITDA of Holdings for such fiscal year, showing variance, by dollar amount and percentage, from amounts for the previous fiscal year, (B) such key operational information as the Canadian Borrower and Administrative Agent may agree to, and (C) a management discussion and analysis of the financial condition and results of operations of Holdings for such fiscal year, as compared to amounts for the previous fiscal year (it being understood that the delivery by Holdings of (i) financial information for such fiscal year that would be required to be contained in a filing with the SEC on Form 20-F if Holdings were required to file such forms, (ii) whether or not required by the forms referred to in clause (i) above, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (iii) the opinion of accountants referred to above, shall satisfy the requirements of this Section 5.04(a));

(b)          within 50 days after the end of each of the first three fiscal quarters of each fiscal year commencing with the fiscal quarter ending March 31, 2012, (i) a consolidated balance sheet and related consolidated statements of operations and cash flows showing the financial position of Holdings and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year (cash flow is for cumulative period only), all certified by a Financial Officer of Holdings, on behalf of Holdings, as fairly presenting, in all material respect, the financial position and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) and (ii) a management report setting forth (A) Consolidated EBITDA of Holdings for such fiscal quarter and for the then elapsed portion of the fiscal year, showing variance, by dollar amount and percentage, from amounts for the comparable periods in the previous fiscal year, (B) such key operational information as the Canadian Borrower and the Administrative Agent may agree to, and (C) a management discussion and analysis of the financial condition and results of operations for such fiscal quarter as compared to the comparable period in the previous fiscal year;

(c)          to the extent prepared and available generally to third parties other than direct and indirect equity holders of the Canadian Borrower (it being understood there is no obligation to otherwise create such financial statements), within 30 days after the end of each month commencing with the month ending March 31, 2012 a consolidated balance sheet and related consolidated statements of operations and cash flows showing the financial position of Holdings and its Subsidiaries as of the close of such month and the consolidated results of their operations during such month and the then-elapsed portion of the fiscal year, all certified by a Financial Officer of Holdings, on behalf of Holdings, as fairly presenting, in all material respects, the financial position and results of operations of Holdings and its Subsidiaries on a consolidated basis (it being understood that the delivery by Holdings of the officer’s certificate referred to above shall satisfy the requirements of this Section 5.04(c));

(d)          (x) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of a Financial Officer of Holdings on behalf of Holdings (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) commencing with the fiscal period ending December 31, 2012, setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenant contained in Section 6.09 and (iii) setting forth computations in reasonable detail satisfactory to the Administrative Agent of the Applicable Amounts then available, (y) concurrently with any delivery of financial statements under (a) above, if the accounting firm is not restricted from providing such a certificate by the policies of its national office, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any noncompliance with the financial covenant contained in Sections 6.09 of this Agreement (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) and (z) the related consolidating financial information reflecting the adjustments necessary in detail reasonably acceptable to the Administrative Agent to eliminate the accounts of Unrestricted Subsidiaries, taken as a whole, from the relevant line items of such consolidated financial information for purposes of calculating the financial covenant set forth in Sections 6.09;

(e)          promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings or any of its Subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable;

(f)          within 90 days after the beginning of each fiscal year, an annual summary operating and capital expenditure budget, in form reasonably satisfactory to the Administrative Agent prepared by Holdings for such fiscal year prepared in reasonable detail, of Holdings and the Subsidiaries, accompanied by the statement of a Financial Officer of Holdings to the effect that such budget has been reviewed by Holdings’ board of directors;

(g)          upon the reasonable request of the Administrative Agent (which request shall not be made more than once in any 12-month period unless specifically provided otherwise in any of the Security Documents), deliver updated information reflecting all changes since the date of the information most recently received pursuant to Section 5.10(d);

(h)          promptly, a copy of all reports submitted to the board of directors (or any committee thereof) of any of Holdings or any Restricted Subsidiary in connection with any interim or special audit that is material made by independent accountants of the books of Holdings or any Restricted Subsidiary;

(i)           promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings or any of the Subsidiaries, or compliance with the terms of any Loan Document, as in each case the Administrative Agent may reasonably request; and

(j)           promptly upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed with the Employee Benefits Security Administration with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Non-U.S. Pension Plan, Canadian Plan or Multiemployer Plan as the Administrative Agent shall reasonably request.

Documents required to be delivered pursuant to Section 5.04(a), (b) or (e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) to the extent any such documents are included in materials otherwise filed with the SEC on which the Canadian Borrower posts such documents, or provides a link thereto on the Canadian Borrower’s website on the Internet at the website address listed on Schedule 5.04; or (ii) on which such documents are posted on the Canadian Borrower’s behalf on IntraLinks/IntraAgency/SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Canadian Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Canadian Borrower shall immediately notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Canadian Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 5.04(d) to the Administrative Agent.

SECTION 5.05         Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of Holdings or any Borrower obtains actual knowledge thereof:

(a)          any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)          the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c)          any other development specific to Holdings or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect;

(d)          the occurrence of any ERISA Event, that together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect; and

(e)          the occurrence of any Canadian Pension Event that, together with all other Canadian Pension Events that have occurred, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.06         Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority (including without limitation the Telesat Canada Reorganization and Divestiture Act as in effect from time to time) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

SECTION 5.07         Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP, as applicable, and permit any persons designated by the Agents or, upon the occurrence and during the continuance of an Event of Default, any Lender, subject to reasonable security and safety restrictions, to visit and inspect the financial records and the properties of Holdings or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Holdings or any Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Agents or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Holdings or any Borrower to discuss the affairs, finances and condition of Holdings or any of the Subsidiaries with the officers thereof and (subject to a senior officer of the respective company or a parent thereof being present) independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

SECTION 5.08         Use of Proceeds. Use the proceeds of Loans and request issuances of Letters of Credit only in compliance with the representation contained in Section 3.12.

SECTION 5.09         Compliance with Environmental Laws. Comply, and make commercially reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations, properties and facilities, and obtain and renew all authorizations and permits required pursuant to Environmental Law for its operations, properties and facilities, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.10         Further Assurances; Additional Mortgages. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirements to be and remain satisfied, all at the expense of the Loan Parties and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(a)          If any asset (including any real property (other than real property covered by Section 5.10(b) below) or improvements thereto or any interest therein) that has an individual fair market value (as reasonably determined by the Canadian Borrower in good faith) in an amount greater than $7.5 million is acquired by any Loan Party after the Closing Date or owned by an entity at the time it first becomes a Loan Party (in each case other than assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof), cause such asset to be subjected to a Lien securing the Obligations and take, and cause the Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, subject to paragraph (e) below.

(b)          To the extent acquired after the Closing Date, (i) in the case of owned real property having a fair market value (as determined in good faith by Holdings) at the time of acquisition in excess of $7.5 million, grant, and cause each of the Loan Parties to grant, within 60 days after the closing of such acquisition to the Collateral Agent (or such longer period as may be consented to by the Administrative Agent, in its sole discretion), Mortgages in and charges on such owned real property of any Loan Parties as are not covered by the original Mortgages and (ii) in the case of each leased property in respect of which the annual rent (as determined in good faith by Holdings) for the lease thereof is at least $5 million below market and such lease has more than five years remaining on its term, use commercially reasonable efforts (it being understood that in no event shall such efforts require the making of payments or material concessions in exchange for such consent) to obtain from the applicable landlord consent to grant a leasehold Mortgage in such lease, and if such consent is obtained, to grant, and cause the Loan Party to grant, within 60 days after such consent is received (or such longer period as may be consented to by the Administrative Agent, in its sole discretion), to the Collateral Agent, leasehold Mortgages in and charges on such leased real property of any Loan Party as are not covered by the original Mortgages, in each case pursuant to documentation substantially in the form of the Mortgages delivered to the Collateral Agent on the Closing Date or in such other form as is reasonably satisfactory to the Collateral Agent (each, an “Additional Mortgage”) and constituting valid and enforceable perfected Liens superior to and prior to the rights of all third persons subject to no other Liens except as are permitted by Section 6.02 or arising by operation of law, at the time of perfection thereof, record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (e) below and otherwise comply with the Collateral and Guarantee Requirements.

(c)          (i) If any additional direct or indirect Material Subsidiary that is a Wholly-Owned Subsidiary of Holdings is formed or acquired after the Closing Date and if such Wholly-Owned Material Subsidiary is a Subsidiary Loan Party, or if any Subsidiary otherwise becomes a Subsidiary Loan Party after the Closing Date, within 10 Business Days after the date such Subsidiary is formed or acquired or becomes a Subsidiary Loan Party, notify the Administrative Agent and the Lenders thereof and, within 45 Business Days (or such longer period as may be permitted by the Administrative Agent, in its sole discretion) (or, in the case of any Mortgages required to be granted, 90 days (or such longer period as may be permitted by the Administrative Agent, in its sole discretion)) after the date such Subsidiary is formed or acquired or becomes a Subsidiary Loan Party, cause the Collateral and Guarantee Requirements to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, and (ii) notwithstanding the Agreed Security Principles or any other provision hereof, if the portion of consolidated Total Assets or revenues attributable to the Loan Parties (excluding any subsidiaries thereof that are not Guarantors) as of and for the Test Period ended on the last day of the most recently ended fiscal quarter of Holdings is less than 90% of consolidated Total Assets or revenues of Holdings and its Restricted Subsidiaries as of and for the Test Period most recently ended (as set forth in such pro forma calculation), cause the Collateral and Guarantee Requirements to be satisfied with respect to one or more Restricted Subsidiaries selected by the Canadian Borrower that are not then Loan Parties, as promptly as reasonably practicable, such that the portion of consolidated Total Assets and revenues (as of and for the period of four fiscal quarters most recently ended) attributable to the Loan Parties (excluding any subsidiaries thereof that are not Guarantors) is equal to or greater than 90% of consolidated Total Assets and revenues of Holdings and its Restricted Subsidiaries (as of and for the period of four fiscal quarters most recently ended).

(d)          In the case of the Canadian Borrower, (i) furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure, (C) in any Loan Party’s organizational identification number or (D) in the location of the chief executive office, principal place of business, registered office (pursuant to its constating documents) or (but only if actions are required to perfect the security interest therein as a result of such change) tangible Collateral (other than inventory in transit) valued in excess of $10,000,000; provided that Canadian Borrower shall not effect or permit any such change unless (subject to Section 5.10(e) hereof) all filings have been made, or will have been made within any statutory period, under the UCC, PPSA or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in or other applicable Lien on all the Collateral for the benefit of the Secured Creditors and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed and otherwise provide notifications required by the applicable Security Documents.

(e)          The Collateral and Guarantee Requirements and the other provisions of this Section 5.10 need not be satisfied with respect to: (i) any assets of the Canadian Borrower and its Subsidiaries’ network services business located outside of the United States and Canada (to the extent such assets are not material and non-essential (as determined in good faith by the Canadian Borrower) for the operations of the Canadian Borrower and its Subsidiaries), (ii) any grant of Liens over assets (or, if applicable, perfection of liens) if to do so would contravene the Agreed Security Principles, (iii) any contract or license that by its terms would be violated, breached or terminated by a pledge thereof as Collateral under the Security Documents (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any successor provision or provisions or similar provisions of any applicable law); provided that for satellite purchase contracts and other contracts material (as determined in good faith by the Canadian Borrower) to the operation of the Loan Parties and their Restricted Subsidiaries taken as a whole, upon the request of Collateral Agent, Guarantor shall use commercially reasonable efforts to obtain such consent (but shall not be required to make any payment or material concession in exchange for such consent); provided, further, that under no circumstances shall Holdings or any Restricted Subsidiary be obligated to seek consent to pledge customer agreements; (iv) real estate leasehold interests (including all office leases) other than as specified in Section 5.10(c)(ii), (v) vehicles and other goods for which possession of a certificate of title or ownership is required for perfection of a security interest therein, (vi) any Collateral excluded with the written consent of the Administrative Agent (such consent not to be unreasonably withheld) after taking into account the value of such assets and the burden (including tax, administrative or otherwise) of creating and perfecting liens on such assets, (vii) any application for registration of a Trademark filed with the United States Patent and Trademark Office on an intent-to-use basis until such time (if any) as a Statement of Use or Amendment to Allege Use is filed, at which time such Trademark shall automatically become part of the Collateral and subject to the security interest pledged, (viii) any property to the extent that such grant of a security interest is prohibited by the law of a Governmental Authority, or requires a consent not obtained of any Governmental Authority pursuant to such law (other than to the extent that any such law would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any successor provision or provisions or similar provisions of any applicable law), (ix) property not otherwise excluded from the Collateral and Guarantee Requirements that is subject to a Lien permitted under Section 6.02(c), (d), (f) or (e) (only to the extent permitted by Sections 6.02(c), (d), and (f)) and the inclusion of the subject assets as Collateral for the Secured Obligations would violate the agreements governing such Lien, (x) Excluded Collateral (as defined in the Security Agreement) owned by Holdings or any Restricted Subsidiary, (xi) Letter of Credit Rights (as defined in the UCC) for a specified purpose to the extent Holdings or any Restricted Subsidiary is required by applicable law to apply the proceeds of such Letter of Credit Rights for a specified purpose, (xii) any telecommunications licenses to the extent (but only to the extent) that at such time the Collateral Agent may not validly possess a security interest therein pursuant to the laws, and the regulations promulgated by any Governmental Authority, as in effect at such time, but Collateral shall include, to the maximum extent permitted by law, all rights incident or appurtenant to the telecommunications licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the telecommunications licenses, (xiii) a lien on the ownership interest with respect to the APT Transponders or APT’s interest in the “Common Elements” as defined in the Amended and Restated Satellite Agreement dated as of August 26, 2003, as amended as of November 16, 2003 (the “APT Satellite Agreement”) between APT Satellite Company Limited (including its successors, assigns and transferees, “APT”), and Loral Orion, Inc. (as assigned to Telesat Satellite LP), that are on Telstar 18 (collectively, the “Excluded APT Elements”) so long as such prohibition exists in the APT Satellite Agreement, any other agreement with APT or the APT Security Agreement (or any replacement or successor agreement), it being understood that subject to the foregoing, a lien on the Satellite (as defined in the APT Satellite Agreement) is permitted so long as the lien thereon (which the Collateral Agent shall be permitted to release at any time in its sole discretion) is subject to the rights of APT under the APT Satellite Agreement and does not encompass the Excluded APT Elements; (xiv) Excluded Accounts (as defined in the

Security Agreement), (xv) Equity Interests of Unrestricted Subsidiaries, (xvi) any Equity Interests (A) owned as of the Closing Date or acquired after the Closing Date in accordance with this Agreement if, and to the extent that, and for so long as (1) such grant would violate applicable law or a contractual obligation binding on such Equity Interests (other than to the extent that any such law or contractual obligation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC, or any successor provision or provisions or similar provisions of any applicable law) and (2) such law or contractual obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Subsidiary (provided that clause (2) shall not apply in the case of a joint venture), (B) that are excluded from clause (c) of the definition of Collateral and Guarantee Requirements or (C) that constitute Minority Investments to the extent such assets are not essential or material (as determined in good faith by the Canadian Borrower) for the operations of the Loan Parties and their Restricted Subsidiaries taken as a whole, (xvii) any assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate a contractual obligation binding on such assets (other than to the extent that such contractual obligation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC, if applicable to such contractual obligation, or any successor provision or provisions or similar provisions of any applicable law) that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation of or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 6.01 that is secured by a Lien permitted pursuant to Section 6.02), it being understood, in each case, that the applicable Loan Party shall use its commercially reasonable efforts to obtain consent from the relevant counterparty to any such Contractual Obligation (but shall not be required to make any payment or material concession in exchange for such consent), (xiii) any Subsidiary or real estate interest that is being dissolved or sold, as applicable, within one year of the date hereof and set forth on Schedule 5.10(e), such time to be extended in Administrative Agent’s sole discretion (notwithstanding the foregoing there shall be no deadline for dissolutions or sales occurring under the laws of India) and (xix) Satellites not subject to the Lien created by the Security Documents and subject to agreements that are described in clause (u) of the definition of Permitted Liens and which the Collateral Agent (in its sole discretion) has not entered into a non-disturbance agreement as further described therein. Notwithstanding the Collateral and Guarantee Requirements or the other provisions of this Section 5.10, (i) any Person organized under the laws of Canada or the United States (or any political subdivision thereof) shall not be required to take any actions outside of the United States and Canada to perfect the security interest in any assets of any such Person (including registered intellectual property) located outside of the United States and Canada to the extent such assets are not essential or material (as determined in good faith by the Canadian Borrower) for the operations of the Loan Parties and their Restricted Subsidiaries taken as a whole, (ii) each Loan Party (other than any Loan Party organized under the laws of Canada or the United States (or any political subdivision thereof)) shall not be required to take any actions outside of its jurisdiction of organization to perfect the security interest in any assets of such Person (including registered intellectual property) located outside of such Person’s jurisdiction of organization to the extent such assets are not essential or material (as determined in good faith by the Canadian Borrower) for the operations the Loan Parties and their Restricted Subsidiaries taken as a whole, and (iii) other than the Loan Parties’ pledge of their equity interest in their Subsidiaries organized in Isle of Man and Brazil (to the extent required), if a Subsidiary organized outside of the United States and Canada is excluded from being a Guarantor because it is not a Material Subsidiary (“Excluded Foreign Subsidiary”), the Loan Parties shall not be required to grant or perfect their pledge of such equity interest in the Excluded Foreign Subsidiary under any law other than the laws of the United States or Canada. The Collateral Agent agrees that its lien (which the Collateral Agent shall be permitted to release at any time in its sole discretion) on the Satellite (as defined in the APT Satellite Agreement) is subject to the rights of APT under the APT Satellite Agreement (as defined therein) and does not encompass the Excluded APT Elements.

SECTION 5.11         Post-Closing Matters. To the extent not executed and delivered on the Closing Date, unless otherwise agreed by the Administrative Agent in its sole discretion, execute and deliver the documents and complete the tasks set forth on Schedule 5.11, in each case within the time limits specified on such schedule (or such later time as the Administrative Agent shall agree in its sole discretion).

ARTICLE VI

NEGATIVE COVENANTS

Each of Holdings and the Loan Parties covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent amounts not yet due) and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of the Restricted Subsidiaries to:

SECTION 6.01         Limitation on Indebtedness. (A) Holdings will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)         Indebtedness arising under the Loan Documents;

(b)         Indebtedness of (i) any Loan Party to another Loan Party, (ii) of any Non-Subsidiary Loan Party to any other Non-Subsidiary Loan Party and (iii) subject to Section 6.05(g), Indebtedness of any Non-Subsidiary Loan Party to any Loan Party;

(c)         Indebtedness in respect of any bankers’ acceptance (other than a bankers’ acceptance issued in respect of borrowed money), letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business;

(d)         except as provided in clause (j) below, subject to compliance with Section 6.05(g), Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of Holdings or other Restricted Subsidiaries that is permitted to be incurred under this Agreement and (ii) Holdings in respect of Indebtedness of the Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that there shall be no Guarantee (a) by any Restricted Subsidiary that is not a Guarantor of any Indebtedness of a Borrower or any Guarantor and (b) in respect of Indebtedness under the Existing Senior Notes and the Existing Senior Subordinated Notes and Permitted Additional Notes (and, in each case, any Permitted Refinancing thereof), unless such Guarantee is made by a Guarantor and such Guarantee is unsecured; provided, further, that in the event such Guarantee Obligations are incurred in respect of Subordinated Indebtedness, then such Guarantee Obligation shall be subordinated to the right of payment of the Obligations at least to the same extent;

(e)         Guarantee Obligations incurred in the ordinary course of business in respect of obligations of suppliers, customers, franchisees, lessors and licensees;

(f)          (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days before or after the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets or otherwise incurred in respect of Capital Expenditures (it being understood that the Canadian Borrower may determine in good faith the purpose for which Indebtedness was incurred), (ii) Indebtedness arising under Capital Leases and (iii) any refinancing, refunding, renewal or extension of any Indebtedness under this clause (f), provided that (i) the principal amount thereof (not including any reasonable prepayment premiums, fees, costs and expenses) is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension, except to the extent otherwise permitted hereunder; provided that the aggregate amount of Indebtedness incurred pursuant to this clause (f) shall not exceed $150.0 million at any time outstanding;

(g)         Indebtedness outstanding on the date hereof and listed on Schedule 6.01 (other than as set forth in clause (p) below) and any refinancing, refunding, renewal or extension thereof; provided that (i) the principal amount thereof (not including any reasonable prepayment premiums, fees, costs and expenses) is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension, except to the extent otherwise permitted hereunder and (ii) the direct and contingent obligors with respect to such Indebtedness are not changed;

(h)         Indebtedness in respect of Swap Agreements entered into for bona fide (non-speculative) business purposes;

(i)          (a) Indebtedness of the Borrowers and the Guarantors not otherwise permitted under this Section 6.01; provided that (i) both immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or result therefrom, (ii) Holdings shall, on a pro forma basis after giving effect to the incurrence and application of the proceeds of such Indebtedness, be in compliance with the Financial Performance Covenant, (iii) as of the date any such Indebtedness is incurred, on a pro forma basis after giving effect to the incurrence and application of the proceeds of such Indebtedness, the Total Leverage Ratio for the Test Period immediately preceding such date shall be less than or equal to 7.00 to 1.00, (iv) in the case of Indebtedness that is secured equally and ratably with the Obligations, on a pro forma basis after giving effect to the incurrence and application of the proceeds of such Indebtedness, the ~~Senior Secured~~First Lien Leverage Ratio shall be less than or equal to 4:~~00~~25 to 1:00, and (v) in the case of Indebtedness that is subordinated in lien priority to the Obligations, on a pro forma basis after giving effect to the incurrence and application of the proceeds of such Indebtedness, the Senior Secured Leverage Ratio shall be less than or equal to 5:00 to 1:00 and (b) any Permitted Refinancing thereof;

(j)          (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary or Indebtedness attaching to assets that are acquired by Holdings or any Restricted Subsidiary, in each case after the Closing Date as the result of a Permitted Acquisition, so long as (1) both immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or result therefrom and (2) Holdings shall, on a pro forma basis after giving effect to the incurrence and application of proceeds of such Indebtedness, be in compliance with the Financial Performance Covenant; provided that (w) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (x) such Indebtedness is not guaranteed in any respect by Holdings or any Restricted Subsidiary (other than by any such person that so becomes a Restricted Subsidiary) and other than with respect to Indebtedness in an aggregate amount not to exceed the Guarantee and Collateral Exception Amount at such time (y)(A) the capital stock of such Person is pledged to the Administrative Agent, as applicable, to the extent required under Section 5.10 and (B) such Person executes a supplement to each of the Guarantee, the Security Agreements and the Pledge Agreements (or alternative guarantee and security arrangements in relation to the Obligations reasonably acceptable to the Administrative Agent, as applicable) to the extent required under Section 5.10 and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding (other than increases to cover any reasonable prepayment premiums, fees, costs and expenses) immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed, except to the extent otherwise permitted hereunder;

(k)         [Reserved];

(l)          Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety, environmental and regulatory obligations in the ordinary course of business;

(m)        (i) Indebtedness incurred in connection with any Permitted Sale Leaseback (provided that the Net Cash Proceeds thereof are promptly applied to the extent required by Section 2.12(c)) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding (not including any reasonable prepayment premiums, fees, costs and expenses) immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(n)         additional Indebtedness; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (n) shall not at any time exceed $100.0 million at any time outstanding;

(o)          Indebtedness (including Indebtedness arising under Capital Leases) incurred in connection with project financings and export credit financings (it being understood that the Canadian Borrower may determine in good faith the purpose for which Indebtedness was incurred) and any refinancing, refunding, renewal or extension of any such Indebtedness; provided that the aggregate amount of Indebtedness incurred pursuant to this clause (o) shall not exceed $700.0 million at any time outstanding;

(p)          Indebtedness in respect of the Existing Senior Notes and the Existing Senior Subordinated Notes and any Permitted Refinancing of the Existing Senior Notes or the Existing Senior Subordinated Notes; provided that with respect to any Permitted Refinancing of the Existing Senior Subordinated Notes, clause (c) of the definition of “Permitted Refinancing” need not be satisfied if, (i) on a pro forma basis after giving effect to the incurrence and application of proceeds of such Permitted Refinancing Indebtedness, the Total Leverage Ratio for the Test Period immediately preceding such date shall be less than or equal to 7.00 to 1.00 or (ii) the amount of the Permitted Refinancing Indebtedness in respect of the Existing Senior Subordinated Notes shall not exceed the Applicable Amount; provided, further, that with respect to any Permitted Refinancing of the Existing Senior Notes or the Existing Senior Subordinated Notes, clause (b) of the definition of “Permitted Refinancing” need not be satisfied if such modified, refinanced, refunded, renewed or extended Indebtedness has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of the Term B-2 Loans giving effect to the springing maturity date set forth in clause (c) of the definition of “Term B Loan Maturity Date” corresponding to the Permitted Refinancing Indebtedness described in this proviso;

(q)          (i) Indebtedness consisting of Mezzanine Securities issued pursuant to Section 6.12(h)(a) (or existing on the Closing Date), (ii) Indebtedness consisting of a note not to exceed $150,000,000 in initial principal amount to be issued by the Canadian Borrower to Red Isle Private Investments Inc., a subsidiary of PSP (the “PSP Note”), in connection with the PSP Note Transaction plus any accrued interest thereon and (iii) any refinancings of the foregoing so long as (x) the principal amount of such refinancing shall not exceed the principal amount of such Mezzanine Securities or PSP Note, as applicable, being refinanced together with any accrued interest and fees (including any amendment or consent fees thereon) and (y) such refinancing shall, as determined by the Canadian Borrower in good faith, have terms material to the interests of the Lender no materially less advantageous to the Lenders than the existing terms of the such Mezzanine Securities or PSP Note, as applicable, being refinanced; and

(r)           Indebtedness in respect of Permitted Additional Notes to the extent that the Net Cash Proceeds therefrom are applied to the prepayment of Term Loans in accordance with Section 2.12(c); provided that clause (i)(1) of the definition of Permitted Additional Notes need not be satisfied so long as the springing maturity set forth in clause (c) of the definition of “Revolving Facility Maturity Date”, “Term A Loan Maturity Date” and “Term B Loan Maturity Date” applies with respect to such Permitted Additional Notes.

(B)         The Loan Parties will not issue any Disqualified Capital Stock except to the extent it is treated as Indebtedness and otherwise permitted under this Section 6.01.

SECTION 6.02         Limitation on Liens. Holdings will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a)          Liens arising under the Loan Documents, including Liens which secure the Secured Obligations;

(b)          Permitted Liens;

(c)          (i) Liens securing Indebtedness permitted pursuant to Section 6.01(A)(f); provided that such Liens attach at all times only to the assets so financed (including insurance proceeds)) and (ii) Liens securing Indebtedness permitted pursuant to Section 6.01(A)(o); provided that such Liens attach at all times only to the assets so financed (including satellite, launch and related revenue contracts and insurance proceeds);

(d)          Liens existing on the date hereof and listed on Schedule 6.02;

(e)          the replacement, extension or renewal of any Lien permitted by clauses (a) through (d) above and clauses (f) or (g) of this Section 6.02 upon or in the same assets theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby;

(f)           Liens existing on the assets of any Person that becomes a Restricted Subsidiary, or existing on assets acquired, pursuant to a Permitted Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 6.01(A)(j); provided that such Liens attach at all times only to the same assets that such Liens attached to, and secure only the same Indebtedness that such Liens secured, immediately prior to such Permitted Acquisition;

(g)          (i) Liens placed upon the capital stock of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness of Holdings or any other Restricted Subsidiary in an aggregate amount at any time outstanding not to exceed the Guarantee and Collateral Exception Amount incurred in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary to secure a guarantee by such Restricted Subsidiary of any such Indebtedness of Holdings or any other Restricted Subsidiary in an aggregate amount at any time outstanding not to exceed the Guarantee and Collateral Exception Amount;

(h)          additional Liens so long as the aggregate principal amount of the obligations so secured does not exceed $100.0 million at any time outstanding; provided that any such Liens incurred in connection with Indebtedness for borrowed money cannot encumber the Collateral; and

(i)           other Liens; provided that, (a) immediately after giving effect to the incurrence of Indebtedness, if any, (i) (x) secured by such Liens ranking equally and ratably with the Liens securing the Obligations, on a pro forma basis after giving effect to the incurrence and application of the proceeds of such Indebtedness, the ~~Senior Secured~~First Lien Leverage Ratio shall be less than or equal to ~~4.00~~4.25 to 1.00 or (y) secured by Liens that are subordinated to the Liens securing the Obligations, on a pro forma basis after giving effect to the incurrence and application of the proceeds of such Indebtedness, the Senior Secured Leverage Ratio shall be less than or equal to 5.00 to 1.00, (ii) on a pro forma basis after giving effect to the incurrence and application of the proceeds of such Indebtedness, the Total Leverage Ratio, for the Test Period immediately preceding such date, shall be less than or equal to 7.00 to 1.00, (iii) no Default or Event of Default shall exist or would result therefrom, (b) the Indebtedness or other obligations secured by such Lien are otherwise permitted by this Agreement, (c) subject to clauses (a)(i)(x) and (y) above, as applicable, such Liens may rank equally and ratably with or subordinated to the Liens granted hereunder, and an intercreditor agreement reasonably satisfactory to the Administrative Agent shall be entered into providing that such new Liens will be secured equally and ratably with the Liens granted hereunder, or as applicable, subordinated to the Liens granted hereunder, in each case, on customary terms reasonably satisfactory to the Administrative Agent, (d) other than with respect to Indebtedness described in the proviso to (e) below, the maturity date of such Indebtedness shall not be earlier than the Final Maturity Date, (e) the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the Weighted Average Life to Maturity of Term B-2 Loans at the time of such incurrence; provided that (x) up to $150.0 million of such Indebtedness, less the amount, if any, of Incremental Term Loans incurred pursuant to the exception set forth in the proviso of Section 2.21(e)(i) and (y) the Export Financing, in each case, may have a shorter Weighted Average Life to Maturity than the then outstanding Term B-2 Loans so long as such Weighted Average Life to Maturity is not shorter than the Weighted Average Life to Maturity of the then outstanding Term A Loans; and (f) either (1) the financial maintenance covenants and prepayment provisions applicable to such Indebtedness during the period ending on the Final Maturity Date shall be no more restrictive than those applicable to the then outstanding Loans or (2) if the financial maintenance covenants and prepayment provisions applicable to such Indebtedness are more restrictive during the period ending on the Final Maturity Date than those applicable to the then outstanding Loans, then the financial covenants and prepayment provisions then in effect for the outstanding Loans shall automatically be changed to those more restrictive provisions applicable to such Indebtedness, effective upon the incurrence of such Indebtedness.

SECTION 6.03         Limitation on Fundamental Changes. Except as expressly permitted by Section 6.04 or 6.05 and except as described in the recitals hereof, Holdings will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

(a)          Holdings or any Subsidiary of the Borrowers or any other Person may be merged, amalgamated or consolidated with or into the Canadian Borrower; provided that (i) the Canadian Borrower shall be the continuing or surviving corporation or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than the Canadian Borrower) shall be a corporation organized or existing under the laws of Canada, any province or territory thereof, the United States, any state thereof, the District of Columbia or any territory thereof (the Canadian Borrower or such Person, as the case may be, being herein referred to as the “Successor Borrower”), (ii) the Successor Borrower (if other than the Canadian Borrower) shall expressly assume all the obligations of the Canadian Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Default or Event of Default would result from the consummation of such merger, amalgamation or consolidation, (iv) the Successor Borrower shall be in compliance, on a pro forma basis after giving effect to such merger, amalgamation or consolidation, with the covenant set forth in Section 6.09, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such merger, amalgamation or consolidation had occurred on the first day of such Test Period, (v) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the Guarantee confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (vi) Holdings and each Subsidiary Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the applicable Security Documents, confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (vii) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (viii) the Canadian Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger, amalgamation or consolidation and such supplement to this Agreement or any Security Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower (if other than the Canadian Borrower) will succeed to, and be substituted for, the Canadian Borrower under this Agreement;

(b)          Holdings or any Subsidiary of the Borrowers or any other Person may be merged, amalgamated or consolidated with or into Holdings or any one or more Subsidiaries of the Borrowers; provided that (i) in the case of any merger, amalgamation or consolidation involving Holdings or one or more Restricted Subsidiaries, (A) Holdings or a Restricted Subsidiary shall be the continuing or surviving corporation or (B) the Canadian Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than Holdings or a Restricted Subsidiary) to become a Restricted Subsidiary (other than in the case of a merger, consolidation or amalgamation where Holdings is the surviving entity), (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, a Guarantor shall be the continuing or surviving corporation or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Security Documents and any applicable Mortgage in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties, (iii) no Default or Event of Default would result from the consummation of such merger, amalgamation or consolidation, (iv) Holdings shall be in compliance, on a pro forma basis after giving effect to such merger, amalgamation or consolidation, with the covenant set forth in Section 6.09, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Section as if such merger, amalgamation or consolidation had occurred on the first day of such Test Period, and (v) the Canadian Borrower shall have delivered to the Administrative Agent an officers’

certificate stating that such merger, amalgamation or consolidation and such supplements to any Security Document comply with this Agreement;

(c)          any Restricted Subsidiary that is not a Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Canadian Borrower, a Guarantor or any other Restricted Subsidiary of the Canadian Borrower;

(d)          any Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Canadian Borrower or any other Guarantor; and

(e)          any Restricted Subsidiary may liquidate or dissolve if (x) the Canadian Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Canadian Borrower and is not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Loan Party, any assets or business not otherwise disposed of or transferred in accordance with Section 6.04 or 6.05, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Loan Party after giving effect to such liquidation or dissolution.

SECTION 6.04         Limitation on Sale of Assets. Holdings will not, and will not permit any of the Restricted Subsidiaries to, (i) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation, of any assets of Holdings or the Restricted Subsidiaries) or (ii) sell to any Person (other than a Borrower or a Guarantor) any shares owned by it of any Restricted Subsidiary’s capital stock or issue to any Person (other than any Borrower or Guarantor) any shares of any Restricted Subsidiary’s capital stock, other than the issuance of additional Equity Interests of non-Wholly Owned Subsidiaries to a third party (provided that after giving effect to the issuance thereof, Holdings directly or indirectly owns not less than the percentage of equity in such entity that it owned immediately prior to such issuance) (collectively, a “disposition”), except that:

(a)          Holdings and the Restricted Subsidiaries may sell, transfer or otherwise dispose of (i) immaterial assets in the ordinary course of business so long as the aggregate fair market value does not exceed $1.0 million and (ii) used or surplus equipment, vehicles, inventory and other assets in the ordinary course of business;

(b)          Holdings and the Restricted Subsidiaries may sell, transfer or otherwise dispose of assets (other than Satellite Assets) for fair value; provided that (i) the total non-cash consideration received since the Closing Date in respect of sales, transfers and dispositions for which less than 75% of such consideration consisted of cash shall not exceed $100.0 million (it being agreed that there is no such limitation on the amount of non-cash consideration received in respect of any such sale, transfer or other disposition made pursuant to this subclause (b) if at least 75% of the consideration in respect thereof consists of cash consideration or Permitted Investments and that the cash consideration and Permitted Investments in a sale, transfer or other disposition may be less than 75% so long as the deficiency is less than the then unused portion of such $100.0 million amount), (ii) with respect to any such sale, transfer or disposition (or series of related sales, transfers or dispositions), Holdings shall be in compliance, on a pro forma basis after giving effect to such sale, transfer or disposition, with the covenant set forth in Section 6.09, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Sections as if such sale, transfer or disposition had occurred on the first day of such Test Period, (iii) to the extent applicable, the Net Cash Proceeds thereof to Holdings and its Restricted Subsidiaries are promptly applied to the prepayment and/or commitment reductions as provided for in Section 2.12(c), and (iv) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing;

(c)          Holdings and the Restricted Subsidiaries may make sales of assets to Holdings or to any Restricted Subsidiary (except that Satellite Assets may not be sold or transferred to any non-Guarantor pursuant to this clause (c)); provided that with respect to any such sales to Restricted Subsidiaries that are not Guarantors either (1) (i) such sale, transfer or disposition shall be for fair value, (ii) with respect to any such sale, transfer or disposition (or series of related sales, transfers or dispositions), Holdings shall be in compliance, on a pro forma basis after giving effect to such sale, transfer or disposition, with the covenant set forth in Section 6.09, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Sections as if such sale, transfer or disposition had occurred on the first day of such Test Period and (iii) the total non-cash consideration received since the Closing Date in respect of such sales, transfers and dispositions for which less than 50% of such consideration consisted of cash shall not exceed $75.0 million (it being agreed that there is no such limitation on the amount of non-cash consideration received in respect of any such sale, transfer or other disposition made pursuant to this subclause (c) if at least 50% of the consideration in respect thereof consists of cash consideration or Permitted Investments and that the cash consideration and Permitted Investments in a sale, transfer or other disposition may be less than 50% so long as the deficiency is less than the then unused portion of such $75.0 million amount) or (2) such sale, transfer or disposition is permitted by Section 6.05(g)(ii);

(d)         any Restricted Subsidiary may effect any transaction permitted by Section 6.03;

(e)         Holdings and its Restricted Subsidiaries may lease, or sublease, any real property or personal property in the ordinary course of business;

(f)          Holdings and its Restricted Subsidiaries may sell or transfer or otherwise dispose of Satellite Assets or consummate a Permitted Sale Leaseback; provided that (i) the fair market value of the proceeds of all such transactions does not exceed $1.0 billion, (ii) such Net Cash Proceeds are promptly applied to the prepayment and/or commitment reductions as provided for in Section 2.12, (iii) with respect to any such sale, transfer or disposition (or series of related sales, transfers or dispositions), Holdings shall be in compliance, on a pro forma basis after giving effect to such sale, transfer or disposition, with the covenant set forth in Section 6.09, as such covenant is recomputed as at the last day of the most recently ended Test Period under such Sections as if such sale, transfer or disposition had occurred on the first day of such Test Period and (iv) at least 90% of the consideration received pursuant to this clause (f) must consist of cash or Permitted Investments;

(g)         dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property and (ii) the proceeds of any such disposition are promptly applied to the purchase price of such replacement property;

(h)         dispositions of Permitted Investments;

(i)          dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(j)          dispositions of assets listed on Schedule 6.04;

(k)         dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l)          dispositions of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(m)        dispositions consisting of leasing transponders in the ordinary course of business (including end of life leases);

(n)         other dispositions of property for consideration in any single transaction or related series of transactions, not in excess of $10.0 million from any individual transaction and the aggregate consideration for all dispositions pursuant to this Section 6.04(n) shall not exceed $25.0 million;

(o)         contractual arrangements under long-term contracts with customers entered into by Holdings and the Restricted Subsidiaries in the ordinary course of business which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual arrangement; and

(p)         other dispositions made by Restricted Subsidiaries that are not the Borrowers or Guarantors in an aggregate amount not in excess of $25.0 million.

For purposes of clauses (b), (c) and (f), the following consideration shall be deemed to be cash consideration: (A) any liabilities (as shown on Holdings’ or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Holdings or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are assumed by the transferee with respect to the applicable disposition and for which Holdings and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, and (B) any securities received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable disposition.

SECTION 6.05         Limitation on Investments. Holdings will not, and will not permit any of the Restricted Subsidiaries to, make any Investment in, any Person, except:

(a)         extensions of trade credit and asset purchases, including purchases of transponders, orbital slots and ground equipment, in the ordinary course of business;

(b)         Permitted Investments;

(c)         loans and advances to officers, directors and employees of Holdings or any of its Subsidiaries in an aggregate principal amount at any time outstanding under this clause (c) not exceeding $10.0 million;

(d)         Investments existing on the date hereof and listed on Schedule 6.05 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (d) is not increased at any time above the amount of such Investments existing on the date hereof;

(e)         Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

(f)          Investments to the extent that payment for such Investments is made solely with capital stock of Holdings;

(g)         Investments in (i) any Guarantor (provided that such entity was a Guarantor or Wholly Owned Subsidiary immediately prior to such Investment) or the Canadian Borrower and (ii) in Restricted Subsidiaries that are not Guarantors (provided that such entity was a Subsidiary immediately prior to such Investment), in the case of this clause (g)(ii), in an aggregate amount not to exceed the greater of $175.0 million and 3.0% of Total Assets of Holdings and its Subsidiaries;

(h)         [Reserved];

(i)          Investments constituting Permitted Acquisitions not to exceed (x) $500.0 million since the Closing Date plus (y) up to an additional $500.0 million to the extent funded with the cash proceeds from the issuance of Qualified Capital Stock issued by Holdings (other than Permitted Cure Securities and provided that such amounts do not increase the Applicable Amount);

(j)          Investments (including Investments in Minority Investments, Unrestricted Subsidiaries, joint ventures or similar entities that do not constitute Restricted Subsidiaries), in each case, as valued at the fair market value of such Investment at the time each such Investment is made, in an amount that, at the time such Investment is made, would not exceed the Applicable Amount at such time;

(k)         Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 6.04(b) or (c);

(l)          Investments made to repurchase or retire common stock of the Canadian Borrower (or to make payments to Holdings to enable it to retire common stock of Holdings) owned by any present, future or former employee, officer, director or consultant pursuant to any employee stock ownership plan, key employee stock ownership plan, director benefit plan, consulting agreement or employment agreement of Holdings or any Restricted Subsidiary when taken together with dividends made in accordance with Section 6.06(b), does not exceed $15.0 million;

(m)        Investments permitted under Section 6.06;

(n)         Swap Agreements entered into for bona fide (non-speculative) business purposes; and

(o)         Investments which are guarantees permitted under Section 6.01.

SECTION 6.06         Limitation on Dividends. Holdings will not declare or pay any dividends (other than dividends payable solely in its capital stock) or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders in their capacity as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock or the capital stock of any direct or indirect parent now or hereafter outstanding (or any options or warrants or stock appreciation rights issued with respect to any of its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 6.05) any shares of any class of the capital stock of Holdings or the Canadian Borrower, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued with respect to any of its capital stock) (all of the foregoing “dividends”); provided that, so long as no Default or Event of Default exists or would exist after giving effect thereto (other than with respect to Sections 6.06(f), (g), (h) and (i)):

(a)         Holdings may redeem in whole or in part any of its capital stock or preferred stock for another class of capital stock or preferred stock (“Retired Capital Stock”), as the case may be, or rights to acquire its capital stock or preferred stock or with proceeds from substantially concurrent equity contributions or issuances of new shares of its capital stock (other than Permitted Cure Securities) (“Refunding Capital Stock”) or preferred stock, as the case may be; provided that such other class of capital stock or preferred stock is not Disqualified Capital Stock and contains terms and provisions at least as advantageous to the Lenders in all respects material to their interests (as determined in good faith by the Canadian Borrower) as those contained in the capital stock or preferred stock, as the case may be, redeemed thereby, and provided further that such new issuance of capital stock does not increase the Applicable Amount;

(b)         Holdings may repurchase shares of its Qualified Capital Stock (or any options or warrants or stock appreciation rights issued with respect to any of its Qualified Capital Stock) held by past, present or future officers, directors and employees of or consultants to Holdings and its Subsidiaries in an amount, when taken together with Investments made in accordance with Section 6.05(l), does not exceed $15.0 million, so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements, employment agreements or consulting agreements;

(c)         Holdings may engage in actions otherwise prohibited by this Section 6.06 in an amount that, at the time such dividend is made, would not exceed the Applicable Amount at such time;

(d)         Holdings may declare and pay dividends and/or distributions in accordance with Section 6.12(d) or (h);

(e)         Holdings may pay dividends and/or make distributions (including repurchases of Qualified Capital Stock) to the holders of preferred Equity Interests to the extent of any cash contribution in Holdings or from the cash proceeds of Qualified Capital Stock (other than Permitted Cure Securities and provided that such new equity does not increase the Applicable Amount);

(f)          Holdings may make tax distributions in accordance with Section 3.7 of the Ancillary Agreement as in effect on the Closing Date not in excess of $2.0 million per calendar year;

(g)         Holdings may make the Planned Distribution;

(h)         Holdings shall be permitted to redeem or repurchase the Holdings PIK Securities in connection with the PSP Note Transaction so long as Holdings shall be in pro forma compliance with the Financial Performance Covenant after giving effect to such redemption or repurchase;

(i)          Holdings shall be permitted to make dividends consisting of Excluded Contributions; and

(j)          Holdings or the Canadian Borrower, as applicable, may make dividends or distributions to, or repurchase or redeem shares from, its equity holders in an amount equal to 6.0% of the net proceeds received by Holdings or the Canadian Borrower, as applicable, from any Qualified IPO in any calendar year.

SECTION 6.07         Limitations on Subordinated Debt.

(a)          Holdings will not, and will not permit any Restricted Subsidiary to, prepay, repurchase or redeem or otherwise retire or defease any Subordinated Indebtedness (including the PSP Notes and Indebtedness in respect of the Existing Senior Subordinated Notes or any Permitted Refinancing thereof (if constituting Subordinated Indebtedness)) prior to any scheduled date therefor; provided, however, that so long as no Default or Event of Default has occurred and is continuing, (x) Holdings, the Borrowers or any Restricted Subsidiary may prepay, repurchase or redeem Subordinated Indebtedness (i) for an aggregate price not in excess of the Applicable Amount at the time of such prepayment, repurchase or redemption, or (ii) with the proceeds of Indebtedness that is (1) Subordinated Indebtedness permitted by Section 6.01 and with terms material to the interests of the Lenders not materially less advantageous (as determined in good faith by the Canadian Borrower) to the Lenders than those of such Subordinated Indebtedness being refinanced or (2) permitted by and incurred pursuant to Section 6.01(A)(i) or 6.01(A)(p) and (y) subject to pro forma compliance with the Financial Performance Covenant, Holdings, the Borrowers or any Restricted Subsidiary may prepay, repurchase or redeem or otherwise retire or defease the PSP Note or the Mezzanine Securities at any time.

(b)          Holdings and its Restricted Subsidiaries will not amend or modify any Subordinated Indebtedness (including, without limitation, the PSP Note) (including the subordination provisions thereof) to the extent that any such amendment or modification would be adverse to the Lenders in any material respect as determined in good faith by the Canadian Borrower; provided that changes to the interest rate and maturity date of the PSP Note contemplated thereby as in effect on the Closing Date shall not be subject to this Section 6.07(b).

SECTION 6.08         Limitations on Sale Leasebacks. Holdings will not, and will not permit any of the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks of up to $325.0 million of assets sold (other than intercompany Sale Leasebacks between Loan Parties) while any Obligations are outstanding and such sales shall all be subject to the provisions of Section 6.04(f).

SECTION 6.09         Senior Secured Leverage Ratio. Holdings will not permit the Senior Secured Leverage Ratio for any Test Period ending during any period to be greater than 5.25:1.00.

SECTION 6.10         [Reserved].

SECTION 6.11         [Reserved].

SECTION 6.12         Transactions with Affiliates. Holdings will not, and will not permit any of the Restricted Subsidiaries to conduct any transactions with any of its Affiliates (other than Holdings or its Restricted Subsidiaries) on terms that are not substantially as favorable to Holdings or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided that the foregoing restrictions shall not apply to:

(a)         customary fees paid to members of the board of directors of Holdings and the Subsidiaries;

(b)         transactions permitted by Section 6.05(c) or (k) or Section 6.06 or 6.07;

(c)          purchases of satellites from SSL; provided that the Canadian Borrower must deliver to the Administrative Agent a letter from or a resolution adopted by its board of directors stating that the board of directors has determined in good faith that such purchase (A) is on terms that are no less favorable to Holdings or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate and (B) has been approved by a majority of the directors of Holdings (including a majority of the directors not appointed by Loral);

(d)         the Transactions and payment of fees and expenses relating thereto;

(e)         employment and severance agreements entered into the ordinary course of business;

(f)          payment of customary fees and reasonable out-of-pocket expenses to, and indemnities provided on behalf of directors, officers and employees of Holdings and its Restricted Subsidiaries in the ordinary course of business;

(g)         transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 6.12 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect as determined in good faith by the Canadian Borrower;

(h)         (a) payments to Loral of fees under the Consulting Agreement not to exceed $5.0 million per year which fee may be payable in cash or Mezzanine Securities (provided that no cash interest may be payable on Mezzanine Securities unless Holdings shall be in pro forma compliance, after giving effect to such cash interest payment, with the Financial Performance Covenant), (b) reimbursement payments under the Consulting Agreement for payments to third parties incurred by Loral, PSP or other affiliates on behalf of Holdings or its Restricted Subsidiaries not to exceed $1.0 million in the aggregate per year, and (c) payment for services rendered under the Consulting Agreement as in effect on the Closing Date not to exceed $4.0 million per year and approved by a majority of the disinterested directors of Holdings in accordance with the provisions of the Consulting Agreement as in effect on the Closing Date;

(i)          transactions approved by a majority of the disinterested members (who are not an officer, employee, director or appointee of Loral and its Affiliates) of Holdings’ board of directors in which Holdings or any Restricted Subsidiary delivers to the Administrative Agent a letter from a nationally recognized investment banking, appraisal or accounting firm stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view and was made on an arms-length basis; and

(j)          transactions involving aggregate payments or consideration or fair market value of not more than $1,000,000 in the aggregate.

SECTION 6.13         Modifications of Organizational Documents and Other Documents, etc. Holdings will not, and will not permit any of the Restricted Subsidiaries to:

(a)         amend or modify, or permit the amendment or modification of, any provision of any document governing the Existing Senior Notes (provided that nothing in this Section 6.13(a) shall prohibit any Permitted Refinancing of the Existing Senior Notes permitted by Section 6.01(A)(p)) in any manner that is adverse in any material respect to the interests of the Lenders;

(b)         amend or modify, or permit the amendment or modification of, (i) the provisions described in clauses (i), (ii), (iii) and (v) of Section 2.21(e) for those Incremental Term Loans incurred in accordance with Section 2.21(e), if after giving effect to the proposed amendments or modifications, such Incremental Term Loans would not have been permitted to be incurred under Section 2.21(e) or (ii) the provisions described in clauses (d), (e) and (f) of Section 6.02(i) for the Indebtedness incurred in accordance with Section 6.02(i), if after giving effect to the proposed amendments or modifications, such Indebtedness would not have been permitted to be incurred under Section 6.02(i).

(c)          modify any of its Organizational Documents by the filing or modification of any certificate of designation or by making any election to treat any Pledged Securities (as defined in the Security Agreement) as a “security” under Section 8-103 of the UCC or the equivalent PPSA rule (other than concurrently with the delivery of certificates representing such Pledged Securities to the Collateral Agent); provided that Holdings’ Organizational Documents may be amended or modified so long as, after giving effect to such amendments or modifications, such Organizational Documents shall have terms material to the interests of the Lenders not materially less advantageous (as determined in good faith by the Canadian Borrower) to the Lenders than the existing terms.

SECTION 6.14         Limitation on Creation of Subsidiaries. Holdings will not, and will not permit any of the Restricted Subsidiaries to establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that, without such consent, the Canadian Borrower and its Restricted Subsidiaries may (i) establish or create or acquire one or more Wholly Owned Subsidiaries of the Canadian Borrower, (ii) establish, create or acquire one or more Subsidiaries in connection with an Investment made pursuant to Section 6.05 or Schedule 6.14 and (iii) acquire one or more Subsidiaries in connection with a Permitted Acquisition, so long as, in each case, Section 5.10 shall be complied with.

SECTION 6.15         Limitation on Accounting Changes. Holdings will not, and will not permit any of the Restricted Subsidiaries to make or permit any change in accounting policies or reporting practices, without the consent of the Required Lenders, which consent shall not be unreasonably withheld, except subject to Section 1.02 changes that are required or permitted by GAAP.

SECTION 6.16         Fiscal Year. Holdings will not, and will not permit any of the Restricted Subsidiaries to change its fiscal year-end to a date other than December 31.

SECTION 6.17         No Further Negative Pledge. Holdings will not, and will not permit any of the Restricted Subsidiaries to enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation, except the following: (1) this Agreement and the other Loan Documents; (2) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby; (3) the documentation with respect to the Existing Senior Notes and the Existing Senior Subordinated Notes, as in effect on the Closing Date; (4) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Loan Party to secure the Obligations; and (5) any prohibition or limitation that (a) exists pursuant to applicable Requirements of Law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.04 pending the consummation of such sale, (c) restricts subletting or assignment of leasehold interests contained in any lease governing a leasehold interest of Holdings or a Subsidiary, (d) exists in any agreement in effect at the time such Subsidiary becomes a Subsidiary of Holdings, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary or (e) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (3) or (5)(d); provided that such amendments and refinancings are no more materially restrictive (as determined in good faith by the Canadian Borrower) with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

SECTION 6.18         Anti-Terrorism Laws and Anti-Money Laundering Laws. Holdings will not, and will not permit any of its Subsidiaries to:

(a)          Directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Sections 3.21(b)(i) through (iv), (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Anti-Money Laundering Law except where such conduct is not reasonably likely to expose Lenders to material liability or material detriment, including material reputational harm (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 6.18).

(b)          Cause or permit any of the funds of such Loan Party that are used to repay the Loans or to reimburse L/C Disbursements to be derived from any unlawful activity with the result that the making of the Loans or issuance of Letters of Credit would be in violation of any Requirement of Law, except where such repayment would not reasonably be likely to expose Lenders to material liability or material detriment, including material reputational harm.

SECTION 6.19         Embargoed Person. To the extent consistent with Canadian law, Holdings will not, and will not permit any of its Subsidiaries to cause or permit:

(a)          any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law that is identified on (i) the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq. and TWEA, or any executive order or Requirement of Law promulgated thereunder (“Embargoed Person” or “Embargoed Persons”) or (ii) the Executive Order and any related enabling legislation or implementing regulations except where this would not reasonably be likely to expose Lenders to material liability or material detriment, including material reputational harm; or

(b)          any Embargoed Person to have any direct or indirect interest or benefit of any nature whatsoever in the Loan Parties except where this would not reasonably be likely to expose Lenders to material liability or material detriment, including material reputational harm.

SECTION 6.20         Change in Business. Holdings will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the Permitted Business.

SECTION 6.21         Mortgaged Property. Except to comply with any applicable Requirement of Law, each of the Loan Parties and their Subsidiaries shall not initiate, join in or consent to any material change in the zoning or any other permitted use classification of the Mortgaged Property owned by it without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01         Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a)          any representation or warranty made or deemed made by Holdings or any other Loan Party in any Loan Document, or any representation, warranty or material statement contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan

Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by Holdings or any other Loan Party;

(b)          default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)          default shall be made in the payment of any interest on any Loan or on any L/C Disbursement or in the payment of any Fee (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d)          default shall be made in the due observance or performance by Holdings or any of the Restricted Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a) (with respect to Holdings or the Borrowers), 5.05(a), 5.08, 5.10(d) or in Article VI (subject to the cure rights contained in Section 7.02);

(e)          default shall be made in the due observance or performance by Holdings or any of the Restricted Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Canadian Borrower;

(f)           (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) Holdings or any of the Restricted Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g)          there shall have occurred a Change of Control;

(h)          an involuntary proceeding shall be commenced or an involuntary petition or application shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, any Borrower or any of the Material Subsidiaries, or of a substantial part of the property or assets of Holdings, any Borrower or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or Canadian, provincial or other foreign bankruptcy, liquidation, insolvency, receivership or similar law, including the BIA, CCAA, and WURA, (ii) the appointment of a receiver, trustee, monitor, liquidator, custodian, sequestrator, conservator or similar official for Holdings, any Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of Holdings, any Borrower or any of the Material Subsidiaries or (iii) the winding-up, dissolution or liquidation of Holdings, any Borrower or any Material Subsidiary (except, in the case of any Material Subsidiary (other than any Borrower), in a transaction permitted by Section 6.03); and such proceeding or petition or application shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)           Holdings, any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition or application seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or Canadian, provincial or other foreign bankruptcy, insolvency, receivership or similar law, including the BIA, CCAA, and WURA, (ii) seek, or consent to, the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition or application described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, monitor, liquidator, sequestrator, conservator or similar official for Holdings, any Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of Holdings, any Borrower or any Material Subsidiary, (iv) file an answer or response admitting the material allegations of a petition or application filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)           the failure by Holdings, any Borrower or any Material Subsidiary to pay one or more final judgments (not covered by insurance) aggregating in excess of $75.0 million, which judgments are not discharged, vacated or effectively waived or stayed for a period of 30 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon any material assets or properties of Holdings, any Borrower or any Material Subsidiary to enforce any such judgment;

(k)          (i) An ERISA Event (or similar event with respect to a Non-U.S. Pension Plan) shall have occurred; (ii) a trustee shall be appointed by a United States district court to administer any Plan, (iii) Holdings or any Restricted Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such person does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, (iv) Holdings or any Restricted Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (v) Holdings or any Subsidiary or any ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (vi) any other similar event or condition shall occur or exist with respect to a Plan, a Non-U.S. Pension Plan or a Multiemployer Plan or (vii) a Canadian Pension Event shall have occurred with respect to a Canadian Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions under this Section 7.01(k), if any, could reasonably be expected to have a Material Adverse Effect;

(l)           (i) any Loan Document shall for any reason be asserted in writing by Holdings, any Borrower or any Subsidiary Loan Party not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest or other Lien purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings, any Borrower and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by any Borrower or any other Loan Party not to be, a valid and perfected security interest or Lien, respectively, (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file UCC continuation statements or PPSA financing charges and except to the extent that such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, (iii) the Guarantees pursuant to the Loan Documents by Holdings, any Borrower or the Subsidiary Loan Parties of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings, any Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations or (iv) the Obligations of the Borrowers or the Guarantees thereof by Holdings and the Subsidiary Loan Parties pursuant to the Loan Documents shall cease to constitute senior indebtedness under the subordination provisions of any Subordinated Indebtedness or such subordination provisions shall be invalidated or otherwise cease, or shall be asserted in writing by Holdings, any Borrower or any Subsidiary Loan Party to be invalid or to cease, to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

then, subject to Section 7.02, and in every such event (other than an event with respect to the Canadian Borrower or the U.S. Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Canadian Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans (including the face amount of all BAs outstanding) so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding, (iii) demand cash collateral pursuant to Section 2.05(i) and (iv) exercise, or direct the Collateral Agent to exercise, any or all rights and remedies under the Security Documents; and, in any event, with respect to the Canadian Borrower or the U.S. Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding (including the face amount of all BAs outstanding), together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.05(i), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02         Holdings’ Right to Cure.

(a)          Financial Performance Covenant. Notwithstanding anything to the contrary contained in Section 7.01, in the event that Holdings fails to comply with the requirements of the Financial Performance Covenant, until the expiration of the 10th day subsequent to the date the certificate calculating such Financial Performance Covenant is required to be delivered pursuant to Section 5.04(c), Holdings shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Holdings, and, in each case, to contribute any such cash to the capital of the Canadian Borrower (collectively, the “Cure Right”), and upon the receipt by the Canadian Borrower of such cash (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right and request to the Administrative Agent to effect such recalculation, such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:

(i)          Consolidated EBITDA shall be increased, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii)         if, after giving effect to the foregoing recalculations, Holdings shall then be in compliance with the requirements of all Financial Performance Covenant, Holdings shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of the Agreement.

(b)          Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (a) in each four-fiscal-quarter period there shall be at least two fiscal quarters in which the Cure Right is not exercised and (b) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant.

ARTICLE VIII

THE AGENTS

SECTION 8.01         Appointment and Authorization of the Agents.

(a)          Appointment. Each Lender and L/C Issuer hereby irrevocably appoints, designates and authorizes JPMCB, as Administrative Agent and Collateral Agent, each of CIBC and J.P. Morgan, as Revolving Bookrunners, MS, CS Securities and UBSS, as Revolving Co-Managers, CIBC and J.P. Morgan as Term A Bookrunners, MS, CS Securities, UBSS and ING, as Term A Co-Managers, J.P. Morgan, CS Securities, MS and UBSS as Term B Bookrunners, ~~and~~ ING and CIBC, as Term B Co-Managers, and J.P. Morgan, CS Securities, MS and UBSS as joint lead arrangers in connection with Amendment No. 1, and ING Bank N.V., CIBC, RBC Capital Markets1, BMO Capital Markets and TD Securities (USA) LLC, as co-managers in connection with Amendment No. 1, and each Lender and each L/C Issuer authorizes each such institutions to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each L/C Issuer hereby authorizes the

Collateral Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Collateral Agent is a party, to exercise all rights, powers and remedies that such Agent may have under such Loan Documents and, in the case of the Security Documents, to act as agent under such Security Documents for the Lenders. Each Swap Counterparty shall be deemed to have appointed JPMCB, as Collateral Agent, as its agent for the purposes stated herein and the other Loan Documents. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Agents shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Agents have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)          L/C Issuers. Each L/C Issuer shall act on behalf of the Revolving Facility Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VIII with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VIII and in the definition of “Agent-Related Person” included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

(c)          Instructions of Required Lenders. Without limiting an Agent’s right to exercise the discretion granted hereunder or under any other Loan Document, as to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), (i) the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and each L/C Issuer, (ii) the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon the Lenders; provided, however, that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that (x) the Administrative Agent or the Collateral Agent in good faith believes exposes it to personal liability unless such Agent receives an indemnification satisfactory to it from the Lenders and the L/C Issuers with respect to such action or (y) is contrary to any Loan Document or applicable Law. Each of the Administrative Agent and the Collateral Agent agrees to give to each other Agent and each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

(d)          Agency Duties Limited to Applicable Classes. Neither the Administrative Agent nor the Collateral Agent assumes or shall be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, L/C Issuer or holder of any other Secured Obligation.

(e)          Quebec Appointment. Without limiting the foregoing, each Lender, acting for itself and on behalf of all other present and future Secured Parties, hereby irrevocably appoints and authorizes the Collateral Agent (and any successor acting as Collateral Agent) to act as the person holding the power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Québec) (in such capacity the “Attorney”) in order to hold any hypothec granted under the laws of the Province of Quebec as security for any debenture, bond or other title of indebtedness that may be issued and secured pursuant to a deed of hypothec and to exercise such rights and duties as are conferred upon a fondé de pouvoir under any such deed of hypothec and applicable laws (with the power to delegate any such rights or duties). Moreover, without prejudice to such appointment and authorization to act as the person holding such power of attorney, each Lender, for itself and for all other present and future Secured Parties, hereby irrevocably appoints and authorizes the Collateral Agent (and any successor acting as Collateral Agent) (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Lenders and the other Secured Parties to hold and to be the sole registered holder of any bond, debenture or other title of indebtedness which may be issued under or secured by any deed of hypothec, the whole notwithstanding Section 32 of the Act respecting the special powers of legal persons

(Quebec) or any other applicable law. In this respect: (i) the Custodian shall keep a record indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by any pledge of any such bond, debenture or other title of indebtedness and owing to each Lender and each other Secured Party, and (ii) each Lender and each other Secured Party will be entitled to the benefits of any charged property covered by any deed of hypothec and will participate in the proceeds of realization of any such charged property, the whole in accordance with the terms hereof. The execution prior to the date hereof by the Collateral Agent, as fondé de pouvoir of any deed of hypothec or other security documents made pursuant to the laws of the Province of Quebec, is hereby ratified and confirmed.

Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any deed of hypothec, pledge agreement, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any deed of hypothec or pledge agreement on such terms and conditions as it may determine from time to time. Any person who becomes a Secured Party shall be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Custodian in such capacity.

SECTION 8.02         Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct.

SECTION 8.03         Exculpatory Provisions. No Agent-Related Person shall be (i) liable for any action lawfully taken or omitted to be taken by any of them under or in connection herewith or in connection with any of the other Loan Documents or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or (ii) responsible in any manner to any of the Lenders or participants for any recitals, statements, representations or warranties made by any of the Loan Parties contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by an Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of any Loan Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Loan Parties or any Affiliate thereof.

SECTION 8.04         Reliance on Communications.

(a)          Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)          For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 8.05         Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 8.06         Credit Decision; Disclosure of Information by Administrative Agent; No Reliance on Arrangers’ or Agents’ Customer Identification Program.

(a)          Independent Credit Decision. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to any Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Agents and the Joint Lead Arrangers shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

(b)          U.S. Patriot Act Customer Identification Programs. Each Lender acknowledges and agrees that neither such Lender nor any of its Affiliates, participants or assignees may rely on the Joint Lead Arranger or any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program or other obligations required or imposed under or pursuant to the U.S. Patriot Act or the regulations thereunder, including the regulations contained in 31 C.F.R. 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identification procedures; (ii) and recordkeeping; (iii) comparisons with government lists, (iv) customer notices; or (v) other procedures required under the CIP Regulations or such other Laws.

SECTION 8.07         Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of the Borrowers and the other Loan Parties to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all indemnified liabilities which may at any time (including, without limitation, at any time following payment in full of the Secured Obligations) be imposed on, incurred by or asserted against any Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such indemnified liabilities resulting from such Agent-Related Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction by a final and non-appealable judgment); provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.07; provided, further, that to the extent that a L/C Issuer is entitled to indemnification under this Section 8.07 solely in its capacity and role as L/C Issuer, only the Revolving Facility Lenders shall be required to indemnify such L/C Issuer in accordance with this Section 8.07. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent is not reimbursed for such expenses by or on behalf of any Borrower or any other Loan Party. The agreements in this Section 8.07 shall survive the payment of the Secured Obligations and all other obligations and amounts payable hereunder and under the other Loan Documents and the resignation of the Administrative Agent and the Collateral Agent.

SECTION 8.08         Agents in Their Individual Capacity. JPMCB and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though JPMCB were not the Administrative Agent, an L/C Issuer, the Swingline Lender, or the Collateral Agent hereunder or under another Loan Document and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, JPMCB or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent and the Collateral Agent shall be under no obligation to provide such information to them. With respect to its Loans, JPMCB shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, an L/C Issuer, the Swingline Lender or a Collateral Agent, and the terms “Lender” and “Lenders” include JPMCB in its individual capacity.

SECTION 8.09         Successor Agents. Each of the Administrative Agent and the Collateral Agent may resign as Administrative Agent (as to one or more Classes) or Collateral Agent, as applicable, upon 30 days’ notice to the Lenders and the Borrowers; provided that any such resignation by JPMCB shall also constitute its resignation as L/C Issuer and Swingline Lender. Upon any such resignation by the Administrative Agent, the Required Lenders of the applicable Class or Classes shall have the right, in consultation with the Borrowers, to appoint a successor Administrative Agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. Upon any such resignation by the Collateral Agent, the Required Lenders shall have the right, in consultation with the Borrowers to appoint a successor Collateral Agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders of the applicable Class or Classes, appoint a successor Administrative Agent or Collateral Agent, as the case may be, selected from among the Lenders, and meeting the qualifications set forth above. In any case, such appointment shall be subject to the prior written approval of the Borrowers (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent or Collateral Agent by a successor Agent, such successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Agent’s resignation hereunder as Administrative Agent or Collateral Agent, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Administrative Agent or Collateral Agent, as the case may be, under the Loan Documents. After such resignation, the retiring Agent shall continue to have the benefit of this Article VIII as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents. Upon the acceptance of its appointment as successor Agent hereunder, the Person acting as such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent (and, if applicable, L/C Issuer and Swingline Lender) and the respective terms “Administrative Agent,” “L/C Issuer,” “Swingline Lender,” and “Collateral Agent” shall mean such successor Administrative Agent, L/C Issuer, Swingline Lender or Collateral Agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated, the retiring L/C Issuer’s and Swingline Lender’s rights, powers and duties as such shall be terminated and the retiring Collateral Agent’s rights, powers and duties as such shall be terminated shall be terminated, without any other or further act or deed on the part of such retiring Administrative Agent, L/C Issuer, Swingline Lender, Collateral Agent or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as Administrative Agent or Collateral Agent, as applicable, the provisions of this Article VIII and Sections 9.05 and 9.24 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. If no successor Collateral Agent has accepted appointment as Collateral Agent by the date which is 30 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

SECTION 8.10         Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.12 and 9.24) allowed in such judicial proceeding; and

(ii)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.13 and 9.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 8.11         Collateral and Guaranty Matters.

(a)          Actions Taken by Agents or Required Lenders. Each Lender and each L/C Issuer agrees that any action taken by the Collateral Agent or the Required Lenders (or, where required by the express terms of this Agreement, a greater or lesser proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agent or Required Lenders (or, where so required, such greater or lesser proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, L/C Issuers, Secured Parties. Without limiting the generality of the foregoing, (i) the Administrative Agent shall have the sole and exclusive right and authority to act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents, (ii) the Collateral Agent shall have the sole authority to (A) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Holdings, the Borrowers or any of its Subsidiaries, (B) act as Collateral Agent for the Lenders, the L/C Issuers, the Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, that the Collateral Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for the Collateral Agent, the Lenders and the L/C Issuers for purposes of the perfection of all security interests and Liens with respect to the Collateral, including any deposit accounts maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender or such L/C Issuer, (C) manage, supervise and otherwise deal with the Collateral, (D) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (E) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise to the exclusion of the Finance Parties all remedies given to the Collateral Agent, the Lenders, the L/C Issuers, the other Loan Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

(b)          Certain Actions in Respect of Security Interests and Guarantees. The Lenders irrevocably authorize the Administrative Agent or Collateral Agent, as applicable, at its option and in its discretion:

(i)          to release or subordinate any Lien or release any Guarantor, in each case, to the extent permitted or required pursuant to Section 9.18 and to take any other action, approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.08; and

(ii)         in connection with the incurrence by the Borrowers or any Restricted Subsidiary of any Indebtedness that is secured by Liens permitted by Section 6.02(i) or (j), at the request of Canadian Borrower, the Administrative Agent (including in its capacity as “collateral agent” under the Loan Documents) agrees to execute and deliver a Secured Debt Intercreditor Agreement and any amendments, amendments and restatements, restatements or waivers of or supplements thereto. In connection with any such amendment, restatement, waiver, supplement or other modification, the Loan Parties shall deliver such officers’ certificates and supporting documentation as the Administrative Agent may reasonably request. The Lenders hereby authorize the Administrative Agent to take any action contemplated by the preceding sentence, and any such amendment, amendment and restatement, restatement, waiver of or supplement to or other modification of any such Loan Document shall be effective notwithstanding the provisions of Section 9.08.

(c)          Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the authority of the Administrative Agent or the Collateral Agent, as applicable, to take any action permitted under this Section 8.11.

SECTION 8.12         Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “co-syndication agent,” “documentation agent,” “co-documentation agent,” “co-agent,” “joint book runner,” “book manager,” “lead manager,” “arranger,” “joint lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01         Notices.

(a)          General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, as follows:

(i)          if to the Borrowers, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, facsimile number or electronic mail address specified for such Person on Schedule 9.01 or to such other address, facsimile number or electronic mail address as shall be designated by such party in a notice to the other parties; and

(ii)         if to any other Lender, to the address, facsimile number or electronic mail address specified in its Administrative Questionnaire or to such other address, facsimile number or electronic mail address as shall be designated by such party in a notice to the Borrowers, the Administrative Agent, the L/C Issuer and the Swingline Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuer and the Swingline Lender pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a telephone or voice-mail message be effective as a notice, communication or confirmation hereunder.

(b)          Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c)          Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests and Swingline Borrowing Requests) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers in accordance with Section 9.05.

SECTION 9.02         Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each L/C Issuer and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.16, 2.17, 2.18 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

SECTION 9.03         Binding Effect. This Agreement shall become effective when it shall have been executed by each of the Loan Parties and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the applicable Loan Party, each L/C Issuer, the Administrative Agent and each Lender and their respective permitted successors and assigns.

SECTION 9.04         Successors and Assigns.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any L/C Issuer that issues any Letter of Credit), except that (i) other than pursuant to a merger permitted by Section 6.03, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any L/C Issuer that issues any Letter of Credit), Loan Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, each L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than Holdings and its Subsidiaries) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and/or the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)         the Canadian Borrower; provided that no consent of the Canadian Borrower shall be required for an assignment (x) to a Lender or an Affiliate of a Lender or an Approved Fund or (y) during the primary syndication of the Commitments and/or Loans to institutions previously identified to Canadian Borrower in writing or, if an Event of Default under Sections 7.01(b), (c), (h) or (i) has occurred and is continuing, any other assignee (provided that any liability of the Borrowers to an assignee that is an Approved Fund or Affiliate of the assigning Lender under Section 2.16, 2.17 or 2.18 shall be limited to the amount, if any, that would have been payable hereunder by such Borrower in the absence of such assignment); provided, further, that the Canadian Borrower shall be deemed to have consented to any assignment unless it shall object to such assignment by written notice to the Administrative Agent within seven Business Days after having received notice of such assignment; and

(B)         the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of (i) a Revolving Facility Commitment and/or Revolving Facility Loan to an assignee that is a Lender with a Revolving Facility Commitment and/or Revolving Facility Loan immediately prior to giving effect to such assignment, or (ii) a Term Loan to a Lender, an Affiliate of a Lender or Approved Fund immediately prior to giving effect to such assignment or (iii) of Loans to Affiliates of Holdings (it being understood that Affiliates of Holdings will not be entitled to participate in any Lenders’ meetings); and

(C)         in the case of an assignment of Revolving Facility Loans and/or Commitments, the L/C Issuer; provided that no consent of the L/C Issuer shall be required for an assignment of (i) a Revolving Facility Commitment and/or Revolving Facility Loan to an assignee that is a Lender with a Revolving Facility Commitment and/or Revolving Facility Loan, immediately prior to giving effect to such assignment, or (ii) of Loans to Affiliates of Holdings which are financial institutions with a net worth in excess of $100,000,000.

(ii)         Assignments shall be subject to the following additional conditions:

(A)         except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the commitment of the assigning Lender subject to each such assignment (determined as of the date the

Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) CND$5.0 million (or the Dollar Equivalent in the case of Revolving Facility Loans denominated in Dollars), in the case of Revolving Facility Commitments and Revolving Facility Loans, (y) CND$1.0 million, in the case of Term A Loans, Term A Loan Commitments, Canadian Term B Loans and Canadian Term B Loan Commitments and (z) $1.0 million in the case of U.S. Term B Loans and U.S. Term B Loan Commitments, unless each of the Canadian Borrower and the Administrative Agent otherwise consent; provided that multiple contemporaneous assignments by Approved Funds may be aggregated for the purpose of compliance with clauses (x) and (y) above; and further provided that no such consent of the Canadian Borrower shall be required if an Event of Default under paragraph (b), (c), (h) or (i) of Section 7.01 has occurred and is continuing; and

(B)         each partial assignment shall be made as an assignment of a proportionate part of the assigning Lender’s rights and obligations being so assigned under this Agreement; and

(C)         the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance.

(iii)        Subject to acceptance and recording thereof pursuant to paragraphs (b)(i) and (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)        The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Agents, each L/C Issuer and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any L/C Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)         Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent acting for itself and, in any situation wherein the consent of the Canadian Borrower is not required, the Canadian Borrower shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)          (i) Any Lender may, without the consent of the Canadian Borrower, the Administrative Agent, any L/C Issuer or any Swingline Lender, sell participations to one or more banks or other entities (a “Loan Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, each L/C Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument (oral or written) pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Loan Participant, agree to any amendment, modification or waiver described in Section 9.04(a)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi)

of the first proviso to Section 9.08(b) that affects such Loan Participant and (y) no other agreement (oral or written) with respect to such participation may exist between such Lender and such Loan Participant. Subject to paragraph (c)(ii) of this Section, each of the Borrowers agree that each Loan Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Loan Participant and the principal and interest amounts of each Loan Participant’s interest in the Loans held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan or other obligation hereunder for all purposes of this Agreement notwithstanding any notice to the contrary. To the extent permitted by law, each Loan Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided such Loan Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii)         A Loan Participant shall not be entitled to receive any greater payment under Section 2.16, 2.17 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Loan Participant, except to the extent that the entitlement to any greater payment results from any Change in Law after the Person becomes a Loan Participant, unless the sale of the participation to such Loan Participant is made with the Canadian Borrower’s prior written consent.

(d)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including (i) any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank and (ii) in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05         Expenses; Indemnity.

(a)          The Canadian Borrower agrees to pay all reasonable out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents or the administration of this Agreement and by the Joint Lead Arrangers and their affiliates in connection with the syndication of the Commitments (including expenses incurred prior to the Closing Date in connection with due diligence and the reasonable fees, disbursements and the charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated) or incurred by the Agents or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent, and Osler, Hoskin & Harcourt LLP, special Canadian counsel to the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Agents, any L/C Issuer or all Lenders (but no more than one such counsel for all Lenders).

(b)          Each Borrower agrees to indemnify the Agents, each L/C Issuer, each Lender and each of their respective affiliates, directors, trustees, officers, employees, advisors and agents (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) result primarily from the gross negligence, willful misconduct, bad faith or material breach (as determined in a final and non-appealable judgment of a court of competent jurisdiction) of such Indemnitee (treating, for this purpose only, any Agent, any Joint Lead Arranger, any L/C Issuer, any Lender and any of their respective Related Parties as a single Indemnitee), (ii) do not result from any act or omission by any Borrower, its subsidiaries or any of their respective officers, directors, employees, agents, advisors or other representatives, or (iii) result from any claim, litigation, investigation or proceeding that is brought by an Indemnitee solely against one or more other Indemnitees (and not by one or more Indemnitees against the Administrative Agent or any Joint Lead Arranger in such capacity). Subject to and without limiting the generality of the foregoing sentence, each Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Claim related in any way to Holdings or any of the Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any Mortgaged Property or any property owned, leased or operated by any predecessor of Holdings or any of the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct, bad faith or material breach (as determined in a final and nonappealable judgment of a court of competent jurisdiction) of such Indemnitee or any of its Related Parties. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, any L/C Issuer or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c)          Unless an Event of Default shall have occurred and be continuing, each Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case any Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding a Borrower’s election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and each Borrower shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by a Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both any Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to a Borrower (in which case a Borrower shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) either Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) a Borrower shall authorize in writing such Indemnitee to employ separate counsel at such Borrower’s expense. The Borrowers will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without such Borrower’s consent, which consent may not be withheld or delayed unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

(d)          Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.18, this Section 9.05 shall not apply to Taxes

SECTION 9.06         Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer, each of their respective Affiliates and each Swap Counterparty is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off (including “close out rights” under Permitted Swap Agreements”) and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness (including Swap Obligations) at any time owing by such Lender, such L/C Issuer, their respective Affiliates and such Swap Counterparties to or for the credit or the account of Holdings or any Subsidiary against any of and all the obligations of Holdings or any Subsidiary now or hereafter existing under this Agreement or any other Loan Document held by such Lender, such L/C Issuer, their respective Affiliates and such Swap Counterparties, irrespective of whether or not such Lender, such L/C Issuer, their respective Affiliates or such Swap Counterparties shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender, each L/C Issuer, each of their respective Affiliates and each Swap Counterparty under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender, such L/C Issuer, their respective Affiliates and such Swap Counterparties may have.

SECTION 9.07      Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08      Waivers; Amendment.

(a)      No failure or delay of the Administrative Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each L/C Issuer and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, any Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b)      Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders and (y) in the case of any other Loan Document, pursuant to an agreement or agreements as provided for therein; provided, however, that no such agreement shall

(i)      decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, without the prior written consent of each Lender adversely affected thereby; provided that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

(ii)      increase or extend the Commitment of any Lender or decrease the Fees or other fees of any Lender without the prior written consent of each Lender adversely affected thereby (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender),

(iii)      extend or waive any scheduled amortization payment or extend any date on which payment of interest on any Loan or any L/C Disbursement is due, without the prior written consent of each Lender adversely affected thereby,

(iv)      amend or modify the provisions of Section 2.19(c) in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

(v)      amend or modify the provisions of this Section or the definition of the terms “Required Lenders,” “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),

(vi)      effect any waiver, amendment or modification to release all or substantially all value of the Collateral or release Holdings or all or substantially all value of the Guarantees, taken as a whole, given by the Subsidiary Loan Parties under the applicable Security Document, without the prior written consent of each of the Lenders (provided, for the avoidance of doubt, this provision shall not limit those releases that are made pursuant to Section 9.18 in connection with transactions permitted by this Agreement),

(vii)      effect any waiver, amendment or modification that by its terms directly adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in other Facilities, without the consent of majority lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.12 so long as the application of any prepayment or Commitment reduction still required to be made is not changed), or

(viii)      change or impose any restriction on the ability of any Lender to assign any of its rights or obligations other than as provided for in Section 9.04;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or a L/C Issuer hereunder without the prior written consent of the Administrative Agent or such L/C Issuer acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender. This Agreement and all other Loan Documents may be amended or modified without the consent or signature of the Loan Parties (other than the Borrowers) and, after giving effect to each such amendment and modification, all Loan Documents shall continue in full force and effect except no such amendment, waiver or modification to Article X of this Agreement or any other Loan Document to which such Loan Party is a party may be effective without the consent of such Loan Party.

(c)      Without the consent of any Joint Lead Arranger or any Lender, the Loan Parties and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Creditors, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Creditors, in any property or so that the security interests therein comply with applicable law.

(d)      Without the consent of any Joint Lead Arranger or any Lender, the Canadian Borrower and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion) enter into any amendment or modification of any Loan Document to cure any ambiguity, defect or inconsistency.

(e)      Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(f)      In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”) with replacement term loan tranches hereunder which shall be Loans hereunder (“Replacement Term Loans”); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

(g)      Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender (if being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02 or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an extension or increase of any Commitment of any Lender) and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(h)      Notwithstanding anything in this Section 9.08 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders, all affected Lenders or all Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, an Affiliate of Holdings shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate of Holdings; provided that no amendment, modification, waiver, consent or other action with respect to any Loan Document shall deprive such Affiliate of Holdings of its Pro Rata Share of any payments to which such Affiliate of Holdings is entitled under the Loan Documents without such Affiliate of Holdings providing its consent; provided, further, that such Affiliate of Holdings shall have the right to approve any amendment, modification, waiver or consent of the type described in Section 9.08 (b)(i), (ii), (iii), (iv) or (v) of this Agreement to the extent that such Affiliate of Holdings is affected thereby; and in furtherance of the foregoing, (x) the Affiliate of Holdings agrees to execute and deliver to the Administrative Agent any instrument reasonably requested by the Administrative Agent to evidence the voting of its interest as a Lender in accordance with the provisions of this Section 9.08(h); provided that if the Affiliate of Holdings fails to promptly execute such instrument such failure shall in no way prejudice any of the Administrative Agent’s rights under this paragraph and (y) the Administrative Agent is hereby appointed (such appointment being coupled with an interest) by the Affiliate of Holdings as the Affiliate of Holdings’ attorney-in-fact, with full authority in the place and stead of the Affiliate of Holdings and in the name of the Affiliate of Holdings, from time to time in Administrative Agent’s discretion to take any action and to execute any instrument that Administrative Agent may deem reasonably necessary to carry out the provisions of this paragraph (h).

(i)      Each Affiliate of Holdings, solely in its capacity as a Term Loan Lender, hereby agrees that if any Restricted Subsidiary shall be subject to any voluntary or involuntary proceeding commenced under any Debtor Relief Laws (“Bankruptcy Proceedings”), (i) such Affiliate of Holdings shall not take any step or action in such Bankruptcy Proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party that is supported by the Administrative Agent) in relation to such Affiliate of Holdings’ claim with respect to its Loans (a “Claim”) (including, without limitation, objecting to any debtor in possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise, or plan of reorganization) so long as such Affiliate of Holdings is treated in connection with such exercise or action on the same or better terms as the other Term Loan Lenders and (ii) with respect to any matter requiring the vote of Term Loan Lenders during the pendency of a Bankruptcy Proceeding (including, without limitation, voting on any plan of reorganization), the Loans held by such Affiliate of Holdings (and any Claim with respect thereto) shall be deemed to be voted in accordance with Section 9.08(h), so long as such Affiliate of Holdings is treated in connection with the exercise of such right or taking of such action on the same or better terms as the other Term Lenders. For the avoidance of doubt, the Lenders and each Affiliate of Holdings agree and acknowledge that the provisions set forth in this paragraph (i) constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the United States Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where a Company Party has filed for protection under any Debtor Relief Law applicable to such Company Party.

SECTION 9.09      Interest Rate Limitation. Notwithstanding anything herein to the contrary, and without limiting Sections 2.14(f)(ii) through (iv), if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any L/C Issuer, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such L/C Issuer, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender or such L/C Issuer on subsequent payment dates to the extent not exceeding the legal limitation.

SECTION 9.10      Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents except as expressly set forth in such agreement. Notwithstanding the foregoing, the Fee Letter and any other fee letter related to the Transactions shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12      Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

SECTION 9.14      Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15      Jurisdiction; Consent to Service of Process.

(a)      Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or any L/C Issuer may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings or any Loan Party or their properties in the courts of any jurisdiction.

(b)      Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)      Each Loan Party party hereto irrevocably and unconditionally appoints Skynet Satellite Holdings Corporation, with an office on the date hereof at 600 Third Avenue, New York, New York 10016, and its successors hereunder (the “Process Agent”), as its agent to receive on behalf of each such Loan Party and its property all writs, claims, process, and summonses in any action or proceeding brought against it in the State of New York. Such service may be made by mailing or delivering a copy of such process to the respective Loan Party in care of the Process Agent at the address specified above for the Process Agent, and such Loan Party irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the respective Loan Party, or failure of the respective Loan Party, to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or any such Loan Party, or of any judgment based thereon. Each Loan Party party hereto covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Each Loan Party hereto further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law. Skynet Satellite Holdings Corporation consents to serve as such agent.

SECTION 9.16      Confidentiality. Each of the Lenders, each L/C Issuer and the Administrative Agent agrees that it shall maintain in confidence any information relating to Holdings and the other Loan Parties furnished to it by or on behalf of Holdings or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such L/C Issuer or the Administrative Agent without violating this Section 9.16 or (c) was available to such Lender, such L/C Issuer or the Administrative Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or as requested in connection with the exercise of its regulatory authority by, any Governmental Authorities or the National Association of Insurance Commissioners, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any prospective assignee of, or prospective Loan Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (F) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section).

SECTION 9.17      Conversion of Currencies.

(a)      If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)      The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.18      Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of its assets (including the Equity Interests of any Loan Party) to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.03, Section 6.04 or Section 6.05, the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrowers and at the Canadian Borrower’s expense to release any Liens created by any Loan Document in respect of such assets or Equity Interests, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party in a transaction permitted by Section 6.03 or 6.04 and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, or in the case that a Subsidiary is designated as an Unrestricted Subsidiary in accordance with this Agreement, or is otherwise not required to be a Guarantor pursuant to Section 5.10(e), to terminate such Subsidiary Loan Party’s obligations under its Guarantee.

In addition, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by Holdings or the Borrowers (including the execution and delivery of such documents as Borrowers may reasonably request to evidence the release or subordination of Liens and Guarantees contemplated hereby and in accordance with the Loan Documents) and at the Canadian Borrower’s expense:

(a)      to terminate the Liens and security interests created by the Loan Documents (1) when all the Secured Obligations (other than (A) contingent indemnification obligations not yet accrued and payable and (B) subject to the relevant counterparties and the applicable Loan Parties entering into arrangements for such remaining Secured Obligations (satisfactory to those counterparties and the Canadian Borrower), those Secured Obligations constituting Cash Management Contracts or Swap Agreements) are paid in full and all Commitments are terminated and all Letters of Credit are either terminated or cash collateralized in full or such other arrangements reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer shall have been made, (2) on assets or property that constitutes “Excluded Collateral” (as such term is defined in the Security Agreement), (3) on assets or property that is excluded pursuant to Section 5.10 or the definition of “Collateral and Guarantee Requirements” or (4) otherwise, if approved, authorized or ratified in writing in accordance with Section 9.08;

(b)      to release (or subordinate if a junior Lien held by the Collateral Agent is permitted under the documents relating to the Lien permitted under Section 6.02) any Lien on any property to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted under Section 6.02 (including any agreement entered into among the Collateral Agent, the Canadian Borrower and Cancom Alta Holdings Inc. (the "Cancom Agreement" that replaces the Cancom Agreement (as defined in the Existing Credit Agreement) in accordance with Section 5.11) and agreements to implement and recognize any Lien permitted under clause (u) of the definition of Permitted Lien); and

(c)      to release any Guarantor from its obligations under the Loan Documents if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder.

The Collateral Agent shall be entitled to release its Lien on any Satellite subject to any Lien permitted under clause (u) of the definition of Permitted Lien, any non-disturbance agreement with ExpressVu related to the Nimiq 1 and Nimiq 2 or the Cancom Agreement if a Governmental Authority requires it or the Lenders to perform any obligations under the relevant non-disturbance, revenue or condosat agreement. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of Holdings shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of. The Administrative Agent also agrees to enter into any Secured Debt Intercreditor Agreement in form and substance reasonably satisfactory to the Administrative Agent (in the circumstances and on those terms contemplated by this Agreement) and to take such actions (and execute all documents) as are reasonably requested by the Borrowers in connection with such Secured Debt Intercreditor Agreement.

SECTION 9.19      Patriot Act. Each Lender subject to the Patriot Act or PCTFA hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act or PCTFA, as applicable, it is required to obtain, verify and record information that identifies the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act or PCTFA, as applicable.

SECTION 9.20      Regulatory Matters. The Lenders and the Collateral Agent hereby agree that they will not take action pursuant to the Security Documents which would constitute or result in an assignment or a change of control of the FCC Licenses, Industry Canada Authorizations or other governmental permits, licenses, or other authorizations now held by or to be issued to the Canadian Borrower or any of its subsidiaries, that would require prior notice to or approval from a Governmental Authority, without first providing such notice or obtaining such prior approval. The Canadian Borrower agrees to take any action which any Lender may reasonably request in order to obtain from the FCC, U.S. Department of Justice, Industry Canada, CRTC or any other relevant Governmental Authority such approval as may be necessary to enable the Lenders to exercise the full rights and benefits granted to the Lenders pursuant to this Agreement, including the use of the Canadian Borrower’s best efforts to assist in obtaining the approval of the FCC, U.S. Department of Justice, Industry Canada, CRTC or any other relevant Governmental Authority for any action or transaction contemplated by the Security Documents for which such approval is required by law and specifically, without limitation, upon request, to prepare, sign and file with the FCC, U.S. Department of Justice, Industry Canada, CRTC or any other relevant Governmental Authority the assignor’s or transferor’s and licensee’s portions of any application or applications for consent to the assignment or transfer of control of any FCC, U.S. Department of Justice, Industry Canada, CRTC or other governmental construction permit, license or other authorization that may be necessary or appropriate under the rules of the FCC, U.S. Department of Justice, Industry Canada, CRTC or such other Governmental Authority for approval of any sale or transfer of control of the Collateral pursuant to the exercise of the Collateral Agent’s and the Lenders’ rights and remedies under the Security Documents. The Canadian Borrower further consents, subject to obtaining any necessary approvals, to the assignment or transfer of control of any FCC, U.S. Department of Justice, CRTC, Industry Canada Authorizations or other governmental construction permit, license, or other authorization to operate to a receiver, trustee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, judicial sale, foreclosure, or exercise of other remedies available to the Collateral Agent or Lenders as permitted by applicable law.

Notwithstanding anything herein or in any of the Loan Documents to the contrary, prior to the occurrence of an Event of Default and the consent of the FCC, U.S. Department of Justice, Industry Canada, CRTC and of any other applicable Governmental Authority to the assignment or transfer of control of FCC Licenses, Industry Canada Authorizations, CRTC approvals or other governmental permits, licenses, or other authorizations, this Agreement, the Security Documents and the transactions contemplated hereby and thereby do not and will not constitute, create, or have the effect of constituting or creating directly or indirectly, actual or practical ownership of any FCC Licenses, Industry Canada Authorizations, CRTC approvals or other governmental permits, licenses or other authorizations by the Secured Creditors, the Collateral Agents or the Administrative Agent or control, affirmative or negative, direct or indirect, by Lenders, the Secured Creditors, the Collateral Agent or the Administrative Agent over the management or any other aspect of the operation of any FCC Licenses, Industry Canada Authorizations, CRTC approvals or other governmental permits, licenses, or other authorizations.

The exercise of rights by the Lenders under the Security Documents is subject to the provisions of Schedule 1.01(c).

SECTION 9.21      Application of Proceeds.

(a)           All moneys collected by the Collateral Agent upon any sale or other disposition of any Collateral, together with all other moneys received by the Collateral Agent under any Security Document, shall be applied as follows:

(i)      first, to the payment of all amounts owing the Collateral Agent for (x) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest and other Liens in the Collateral, (y) the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights under this Agreement or any Security Document, together with reasonable attorneys’ fees and court costs, in each case, in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of Holdings or its Subsidiaries and after an Event of Default shall have occurred and be continuing and (z) all amounts paid by the Collateral Agent for which the Collateral Agent is indemnified by Holdings or any of its Subsidiaries and for which the Collateral Agent is entitled to reimbursement pursuant to Section 9.05 or the indemnification provisions contained in the Security Documents;

(ii)      second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing to any Agent for (x) all amounts paid by such Agent for which such Agent is indemnified by Holdings or any of its Subsidiaries and for which such Agent is entitled to reimbursement pursuant to Section 9.05 or the indemnification provisions contained in the Security Documents and (y) all amounts owing to any Agent pursuant to any of the Loan Documents in its capacity as such;

(iii)      third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 9.21(d), with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv)      fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 9.21(d), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(v)      fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement and the Security Documents, to Holdings or its relevant Subsidiary or to whomever may be lawfully entitled to receive such surplus.

(b)          When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors shall be applied (for purposes of making determinations under this Section 9.21 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(c)          Each of the Secured Creditors, by their acceptance of the benefits of the Security Documents, agrees and acknowledges that if the Lenders receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under this Agreement (which shall only occur after all outstanding Revolving Facility Loans and unreimbursed L/C Disbursements have been paid in full), such amounts shall be paid to the Administrative Agent and held by it, for the equal and ratable benefit of the Lenders, as cash security for the repayment of all obligations owing to the Lenders as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all obligations owing to the Lenders after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 9.21(a).

(d)      All payments required to be made hereunder shall be made (x) if to the Lenders, to the Administrative Agent for the account of the Lenders and (y) if to the Swap Counterparties, to the trustee, paying agent or other similar representative (each, a “Representative”) for the Swap Counterparties or, in the absence of such a Representative, directly to the Swap Counterparties.

(e)      For purposes of applying payments received in accordance with this Section 9.21, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent and (ii) the Representative or, in the absence of such a Representative, upon the Swap Counterparties for a determination (which the Administrative Agent, each Representative and the Swap Counterparties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Secured Parties. Unless it has received written notice from a Lender or a Swap Counterparty to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.

(f)      It is understood that Holdings and the other Loan Parties shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

SECTION 9.22      Withholding Tax.

(a)      To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 2.18(e) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any payment to any Lender not providing such forms or other documentation, a maximum amount of the applicable withholding tax.

(b)      If the Internal Revenue Service, Canada Revenue Agency or any authority of the United States of America, Canada or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

(c)      If any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Sections 2.18(e) and this Section 9.22; provided that with respect to any Loan Participant, as set forth in Section 9.04(c), such Loan Participant shall only be required to comply with the requirements of Section 2.18(e) if such Loan Participant seeks to obtain the benefits of Section 2.18

SECTION 9.23      Intercreditor Agreement Authorization. Each Lender hereby agrees that it will be bound by, and will take no actions contrary to, the provisions of any intercreditor agreement contemplated by Section 6.02(i) (a “Secured Debt Intercreditor Agreement”). Each Lender authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any Secured Debt Intercreditor Agreement on behalf of such Lender and to take all actions (and execute all documents) required (or deemed advisable) by the Administrative Agent or the Collateral Agent in accordance with the terms of such Secured Debt Intercreditor Agreement.

SECTION 9.24      Obligations of the Borrowers Joint and Several. With respect to the U.S. Term B Loans made hereunder, each of the Canadian Borrower and the U.S. Borrower hereby acknowledges that such Loans are made for the benefit of each of the Canadian Borrower and the U.S. Borrower and, in consideration thereof, agrees to be jointly and severally liable with each other for such Loans and the Obligations related thereto.

ARTICLE X

GUARANTEE

SECTION 10.01      The Guarantee. Holdings, U.S. Borrower (other than with respect to U.S. Term B Loans) and each Subsidiary Guarantor (the “Guarantors”) hereby, jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code or other applicable bankruptcy or insolvency legislation after any bankruptcy or insolvency petition under Title 11 of the United States Code, the BIA, the CCAA, the WURA or other applicable bankruptcy or insolvency legislation) on the Loans made by the Lenders to, and the promissory notes held by each Lender of, the Borrowers, all Secured Obligations of the Borrowers and the other Loan Parties under Permitted Swap Agreements and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or pursuant to any agreement as described in clause (c) of the definition of “Secured Obligations,” in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”).The Guarantors hereby jointly and severally agree that if the Borrowers or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 10.02      Obligations Unconditional. The obligations of the Guarantors under Section 10.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrowers under this Agreement, the promissory notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)      at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)      any of the acts mentioned in any of the provisions of this Agreement or the promissory notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)      the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)      any Lien or security interest granted to, or in favor of, L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v)      the release of any other Guarantor pursuant to Section 10.09.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against any Borrower under this Agreement or the promissory notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against any Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

SECTION 10.03      Reinstatement. The obligations of the Guarantors under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers or other Loan Party in respect of the applicable Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the applicable Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

SECTION 10.04      Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all applicable Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 10.01, whether by subrogation or otherwise, against any Borrower or any other Guarantor of any of the applicable Guaranteed Obligations or any security for any of the applicable Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(A)(b) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

SECTION 10.05      Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of either Borrower under this Agreement, the promissory notes, if any, and any other agreement or instrument referred to herein or therein may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of Section 10.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the applicable Guarantors for purposes of Section 10.01.

SECTION 10.06      Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article X constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

SECTION 10.07      Continuing Guarantee. The guarantee in this Article X is a continuing guarantee of payment, and shall apply to all applicable Guaranteed Obligations whenever arising.

SECTION 10.08      General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any

Guarantor under Section 10.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 10.09      Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is Holdings, Borrowers or a Subsidiary, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be released from its obligations under this Agreement (including under Section 9.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Documents shall be released, and the Collateral Agent shall take such actions as are necessary to effect each release described in this Section 10.09 in accordance with the relevant provisions of the Security Documents and with Section 9.18 hereof.

[Signature Pages ~~Follow~~Intentionally Omitted]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.~~

~~TELESAT HOLDINGS INC.~~
~~TELESAT INTERCO INC.~~
~~TELESAT CANADA~~
~~TELESAT SATELLITE GP, LLC~~
~~By: Telesat Canada, as sole member~~
~~TELESAT SATELLITE LP~~
~~By: Telesat Satellite GP, LLC, as general partner~~
~~By: Telesat Canada, as sole member~~

~~By: ______________________________~~
~~Name: Christopher S. DiFrancesco~~
~~Title: Vice President, General Counsel, and Secretary~~
S-1

~~SKYNET SATELLITE CORPORATION~~
~~TELESAT INTERNATIONAL, L.L.C.~~
~~By: Skynet Satellite Corporation, as sole member~~

~~TELESAT BRAZIL HOLDINGS LLC~~
~~By: Skynet Satellite Corporation, as sole member~~

~~TELESAT NETWORK SERVICES, INC.~~
~~TELESAT NETWORK SERVICES INTERNATIONAL, INC.~~
~~TELESAT NS HOLDINGS, L.L.C.~~
~~By: Telesat Network Services, Inc., as sole member~~

~~TELESAT NETWORK SERVICES HOLDINGS L.L.C.~~
~~By: Telesat Network Services, Inc., as sole member~~

~~TELESAT SATELLITE HOLDINGS CORPORATION~~
~~INFOSAT ABLE HOLDINGS, INC.~~
~~INFOSAT COMMUNICATIONS GP INC.~~
~~INFOSAT COMMUNICATIONS LP~~
~~By: Infosat Communications GP Inc., as general partner~~

~~By: ______________________________~~
~~Name: Christopher S. DiFrancesco~~
~~Title: Secretary~~

S-2

~~ABLE INFOSAT COMMUNICATIONS, INC.~~

~~By: ______________________________~~
~~Name: Graeme A. Watson~~
~~Title: President, CEO, Secretary, and Treasurer~~

S-3

~~TELESAT LLC~~

~~By: ______________________________~~
~~Name: Michel G. Cayouette~~
~~Title: Chief Financial Officer and Treasurer~~

S-4

~~JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent~~

~~By:~~
~~Title:~~

~~JPMORGAN CHASE BANK, N.A., as Swingline Lender and L/C Issuer~~

~~By:~~
~~Title:~~

S-5

~~CANADIAN IMPERIAL BANK OF COMMERCE, as L/C Issuer~~

~~By:~~
      ~~Title:~~

S-6